                                                    Exhibit 17(e)

                             THE ARCH FUND(R), INC.
                                  (THE "FUND")

                 INVESTOR A SHARES AND INVESTOR B SHARES OF THE

                    ARCH MONEY MARKET, TREASURY MONEY MARKET,
              TAX-EXEMPT MONEY MARKET, U.S. GOVERNMENT SECURITIES,
                    INTERMEDIATE CORPORATE BOND, BOND INDEX,
                 GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE
                      MUNICIPAL, MISSOURI TAX-EXEMPT BOND,
                     NATIONAL MUNICIPAL BOND, EQUITY INCOME,
                      EQUITY INDEX, GROWTH & INCOME EQUITY,
                   SMALL CAP EQUITY, INTERNATIONAL EQUITY AND
                               BALANCED PORTFOLIOS


                          SUPPLEMENT DATED MAY 28, 1997

                       TO PROSPECTUS DATED MARCH 31, 1997


FINANCIAL HIGHLIGHTS - NATIONAL MUNICIPAL BOND PORTFOLIO
--------------------------------------------------------

                  The "Financial Highlights" in the following tables (which replace the tables on page 20 of the Prospectus) supplements the financial statements for the Fund's National Municipal Bond Portfolio (the "Portfolio") which (i) with respect to the period November 18, 1996 through November 30, 1996, appear in the Fund's Annual Report to Shareholders dated November 30, 1996 and are incorporated by reference into the Statement of Additional Information, and (ii) with respect to the period December 1, 1996 through March 31, 1997, are included in the Statement of Additional Information. The data for the period November 18, 1996 through November 30, 1996 has been audited by KPMG Peat Marwick LLP, independent accountants, whose unqualified report on the financial statements containing such information is also incorporated into the Statement of Additional Information. The data for the period December 1, 1996 through March 31, 1997 is unaudited. Further information about the performance of the Portfolio is contained in the Fund's Annual Report to Shareholders. Both the Annual Report and the Statement of Additional Information may be obtained free of charge by contacting the Fund at the address or telephone number provided on page 2 of the Prospectus.

                        NATIONAL MUNICIPAL BOND PORTFOLIO
                 (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)


                                             Dec. 1, 1996                    Dec. 1, 1996
                                               through       Nov. 18, 1996      through       Nov. 18, 1996
                                             Mar. 31, 1997      through       Mar. 31, 1997     through
                                              (Unaudited)    Nov. 30, 1996(a)  (Unaudited)    Nov. 30, 1996(a)
                                             -------------   ---------------- -------------   ----------------
                                               Investor A      Investor A      Investor B       Investor B
                                             -------------   ---------------- -------------   ----------------
Net Asset Value, Beginning of Period .....     $    10.05       $   10.00       $   10.05       $   10.00
                                               ----------       ---------       ---------       ---------
Investment Activities
  Net Investment income ..................           0.18            0.02            0.16            0.02
  Net realized and unrealized gains
    (losses) from investments ............          (0.25)           0.05           (0.25)           0.05
                                               ----------       ---------       ---------       ---------
    Total from Investment Activities .....          (0.07)           0.07           (0.09)           0.07
                                               ----------       ---------       ---------       ---------
Distributions
  Net investment income ..................          (0.18)          (0.02)          (0.16)          (0.02)
                                               ----------       ---------       ---------       ---------
    Total Distributions ..................          (0.18)          (0.02)          (0.16)          (0.02)
                                               ----------       ---------       ---------       ---------
Net Asset Value, End of Period ...........     $     9.80       $   10.05       $    9.80       $   10.05
                                               ==========       =========       =========       =========

Total Return (excludes sales charge) .....          (0.72)%(b)       0.73%(b)       (0.95)%(b)       0.70%(b)
Ratios/Supplemental Data:
  Net assets at end of period (000) ......        $   499          $    1          $    1          $    1
  Ratio of expenses to average net assets
    (including waivers) ..................           0.33%(c)        0.37%(c)        1.09%(c)        1.10%(c)
  Ratio of net investment income
    to average net assets (including
    waivers) .............................           5.37%(c)        9.08%(c)        4.71%(c)        8.35%(c)
  Ratio of expenses to average net asssets
    (before waivers) .....................           1.02%(c)        1.07%(c)        1.09%(c)        1.80%(c)
  Ratio of net investment income
    to average net assets (before
    waivers) .............................           4.68%(c)        8.38%(c)        4.71%(c)        7.65%(c)
  Portfolio turnover .....................          34.96%           0.00%          34.96%           0.00%



  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)      Period from commencement of operations.
(b)      Not annualized.
(c)      Annualized.

APPLICABLE SALES CHARGE - INVESTOR A SHARES
-------------------------------------------

                  The tables on page 55 of the Prospectus under the heading "Applicable Sales Charge - Investor A Shares of the Equity and Bond Portfolios" are amended and restated as follows:

               The ARCH Intermediate Corporate Bond, Government &
       Corporate Bond, Missouri Tax-Exempt Bond, National Municipal Bond,
            Equity Income, Growth & Income Equity, Small Cap Equity,
                  International Equity and Balanced Portfolios
                  --------------------------------------------



                                                                  AS A %            AS A %            DEALERS'
                                                                    OF                OF             REALLOWANCE
                                                                 OFFERING          NET ASSET          AS A % OF
                                                                   PRICE             VALUE            OFFERING
AMOUNT OF TRANSACTION                                            PER SHARE         PER SHARE            PRICE
---------------------                                            ---------         ---------            -----

Less than $50,000.............................................    4.50%            4.71%               4.00%
$50,000 but less than $100,000................................    3.50             3.63                3.00
$100,000 but less than $250,000...............................    2.50             2.56                2.00
$250,000 but less than $500,000...............................    1.50             1.52                1.00
$500,000 but less than $1,000,000.............................    1.00             1.01                0.50
$1,000,000 and over...........................................     .50              .50                 .40


                The ARCH U.S. Government Securities, Bond Index,
            Short-Intermediate Municipal and Equity Index Portfolios
            --------------------------------------------------------

                                                                  AS A %            AS A %            DEALERS'
                                                                    OF                OF             REALLOWANCE
                                                                 OFFERING          NET ASSET          AS A % OF
                                                                   PRICE             VALUE            OFFERING
AMOUNT OF TRANSACTION                                            PER SHARE         PER SHARE            PRICE
---------------------                                            ---------         ---------            -----

Less than $250,000............................................    2.50%            2.56%               2.00%
$250,000 but less than $500,000...............................    1.50             1.52                1.30
$500,000 but less than $1,000,000.............................    1.00             1.01                 .85
$1,000,000 and over...........................................     .50              .50                 .40

                                                                Exhibit 17(e)

                                INVESTOR SHARES

[LOGO]

                                THE ARCH FUND(R), INC.
                                PROSPECTUS
                                March 31, 1997



                                Money Market Portfolios
                                  Treasury Money Market Portfolio
                                  Money Market Portfolio
                                  Tax-Exempt Money Market Portfolio


                                Taxable Bond Portfolios

                                  U.S. Government Securities Portfolio
                                  Intermediate Corporate Bond Portfolio
                                  Bond Index Portfolio
                                  Government & Corporate Bond Portfolio


                                Tax-Exempt Bond Portfolios

                                  Short-Intermediate Municipal Portfolio
                                  Missouri Tax-Exempt Bond Portfolio
                                  National Municipal Bond Portfolio


                                Stock Portfolios

                                  Equity Income Portfolio
                                  Equity Index Portfolio
                                  Growth & Income Equity Portfolio
                                  Small Cap Equity Portfolio
                                  International Equity Portfolio
                                  Balanced Portfolio









                                                                 [ARCH LOGO]
                                                                THE ARCH FUNDS

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Highlights............................................................................    3
Certain Financial Information.........................................................    6
Expense Summary for Investor A and Investor B Shares..................................    7
Financial Highlights..................................................................   12
Investment Objectives, Policies and Risk Considerations...............................   25
Pricing of Shares.....................................................................   52
How to Purchase and Redeem Shares.....................................................   53
  Purchase of Shares..................................................................   53
  Automatic Investment Program (AIP)..................................................   54
  Applicable Sales Charges -- Investor A Shares of the Equity and Bond Portfolios.....   55
  Reduced Sales Charges -- Investor A Shares of the Equity and Bond Portfolios........   56
  Applicable Sales Charges -- Investor B Shares of the CDSC Portfolios................   57
  Exchange Privileges.................................................................   60
  Redemption of Shares................................................................   61
  Redemption by Mail..................................................................   61
  Redemption by Telephone.............................................................   62
  Automatic Withdrawal Plan...........................................................   62
  Purchase of Investor A Shares at Net Asset Value....................................   63
  Other Exchange or Redemption Information............................................   63
Yields and Total Returns..............................................................   63
Dividends and Distributions...........................................................   65
Taxes.................................................................................   66
Management of the Fund................................................................   69
Information Concerning the Fund and Its Shares........................................   75
  Description of Shares...............................................................   75

March 31, 1997
                             THE ARCH FUND(R), INC.
                    INVESTOR A SHARES AND INVESTOR B SHARES

    The ARCH Fund, Inc. (the "Fund") is an open-end management investment company that currently offers Shares in sixteen investment portfolios. This Prospectus describes the Investor A Shares in each of those portfolios and the Investor B Shares in ten of those portfolios. Except as provided below, Investor A Shares and Investor B Shares are sold through selected broker/dealers and other financial intermediaries to individual or institutional customers. Investor A Shares (with the exception of Investor A Shares in the money market portfolios) are sold with a front-end sales charge. Investor B Shares are sold with a contingent deferred sales charge.

    THE ARCH TREASURY MONEY MARKET PORTFOLIO'S investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal.

    THE ARCH MONEY MARKET PORTFOLIO'S investment objective is to seek current income with liquidity and stability of principal.

    THE ARCH TAX-EXEMPT MONEY MARKET PORTFOLIO'S investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal.

    THE ARCH U.S. GOVERNMENT SECURITIES PORTFOLIO'S investment objective is to seek a high rate of current income that is consistent with relative stability of principal.

    THE ARCH INTERMEDIATE CORPORATE BOND PORTFOLIO'S investment objective is to seek as high a level of current income as is consistent with preservation of capital.

    THE ARCH BOND INDEX PORTFOLIO'S investment objective is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Brothers Aggregate Bond Index.

    THE ARCH GOVERNMENT & CORPORATE BOND PORTFOLIO'S investment objective is to seek the highest level of current income consistent with conservation of capital.

    THE ARCH SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO'S investment objective is to seek as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital.

    THE ARCH MISSOURI TAX-EXEMPT BOND PORTFOLIO'S investment objective is to seek as high a level of interest income exempt from federal income tax as is consistent with conservation of capital.

    THE ARCH NATIONAL MUNICIPAL BOND PORTFOLIO'S investment objective is to seek as high a level of current income exempt from regular federal income tax as is consistent with conservation of capital.

    THE ARCH EQUITY INCOME PORTFOLIO'S investment objective is to seek to provide an above-average level of income consistent with long-term capital appreciation.

    THE ARCH EQUITY INDEX PORTFOLIO'S investment objective is to seek investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index.

    THE ARCH GROWTH & INCOME EQUITY PORTFOLIO'S investment objective is to provide long-term capital growth, with income a secondary consideration.

    THE ARCH SMALL CAP EQUITY PORTFOLIO'S investment objective is capital appreciation. Current income is an incidental consideration in the selection of portfolio securities. The Portfolio was formerly known as the Emerging Growth Portfolio.

    THE ARCH INTERNATIONAL EQUITY PORTFOLIO'S investment objective is to provide capital growth consistent with reasonable investment risk by investing principally in foreign equity securities, most of which will be denominated in foreign currencies.

    THE ARCH BALANCED PORTFOLIO'S investment objective is to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Mississippi Valley Advisors Inc. ("MVA" or the "Adviser"), a wholly-owned subsidiary of Mercantile Bank National Association ("Mercantile"), acts as investment adviser for the Portfolios; Mercantile serves as custodian; BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator; and BISYS Fund Services (the "Distributor") serves as sponsor and distributor. In addition, Clay Finlay Inc. ("Clay Finlay" or the "Sub-Adviser") serves as sub-adviser for the International Equity Portfolio.

    This Prospectus sets forth concisely certain information about the Portfolios that prospective investors should know before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Portfolios, contained in a Statement of Additional Information dated March 31, 1997, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this Prospectus. An investor may obtain the Statement of Additional Information without charge by writing the Fund at P.O. Box 78069, St. Louis, Missouri 63178 or by calling 1-800-452-ARCH(2724).

    AN INVESTMENT IN THE TREASURY MONEY MARKET PORTFOLIO, MONEY MARKET PORTFOLIO OR TAX-EXEMPT MONEY MARKET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT ANY OF THESE PORTFOLIOS WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

    Portfolio Shares are not bank deposits, are not federally insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency, and are not the obligations of or guaranteed or otherwise supported by any bank. An investment in the Portfolios involves investment risk, including possible loss of principal.

                                   HIGHLIGHTS

     The ARCH Fund, Inc. (the "Fund") is an open-end, management investment company (commonly known as a mutual fund) registered under the Investment Company Act of 1940, as amended. The Fund offers investment opportunities in sixteen investment portfolios: the ARCH TREASURY MONEY MARKET, MONEY MARKET AND TAX-EXEMPT MONEY MARKET PORTFOLIOS (the "Money Market Portfolios") and the ARCH U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, MISSOURI TAX-EXEMPT BOND, NATIONAL MUNICIPAL BOND, EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY, SMALL CAP EQUITY, INTERNATIONAL EQUITY AND BALANCED PORTFOLIOS (the "Equity and Bond Portfolios" and, together with the Money Market Portfolios, the "Portfolios"). Each Portfolio represents a separate pool of assets with different investment objectives and policies (as described below under "Investment Objectives, Policies and Risk Considerations"). MVA serves as adviser, Mercantile as custodian, BISYS Fund Services Ohio, Inc. as administrator and BISYS Fund Services as sponsor and distributor. In addition, Clay Finlay serves as sub-adviser for the International Equity Portfolio. For information on expenses, fee waivers, and services, see "Certain Financial Information," "Financial Highlights" and "Management of the Fund."

     The following information generally describes the Portfolios and their investment objectives. There can be no assurance that the Portfolios will be able to achieve their respective investment objectives.

     The Money Market Portfolios each seek to maintain a net asset value of $1.00 per Share. Each Money Market Portfolio's assets are invested in dollar-denominated debt securities with remaining maturities of 397 days (13 months) or less as defined by the Securities and Exchange Commission, and each Money Market Portfolio's dollar-weighted average portfolio maturity will not exceed 90 days. All securities acquired by the Money Market Portfolios will be determined by MVA, under guidelines approved by the Fund's Board of Directors, to present minimal credit risks and to be rated in the highest category (or deemed comparable in quality) at the time of purchase. There can be no assurance that the Money Market Portfolios will be able to achieve a stable net asset value on a continuous basis.

     The U.S. Government Securities and Government & Corporate Bond Portfolios are designed for investors who seek higher current income than is typically offered by money market funds and who are willing to accept a variable Share value to achieve that objective.

     The Intermediate Corporate Bond Portfolio is designed for investors who seek higher current income than is typically offered by money market funds with less principal volatility than is normally associated with a long-term bond fund.

     The Bond Index Portfolio is designed for investors who are willing to accept the risks associated with an investment in fixed income securities, and who seek investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Brothers Aggregate Bond Index.

     The Short-Intermediate Municipal Portfolio is designed for investors who seek a yield that is higher than a municipal money market fund with less principal volatility than is normally associated with a long-term municipal bond fund.

     The Missouri Tax-Exempt Bond Portfolio is designed for investors who seek a higher rate of return than that typically offered by tax-exempt money market funds and who are willing to accept a variable Share value to achieve that objective.

     The National Municipal Bond Portfolio is designed for investors who seek current income that is exempt from regular federal income tax and relative stability of principal.

     The Equity Income Portfolio is designed for investors who seek an above-average level of income consistent with long-term capital appreciation, and who are prepared to accept the risks associated with an investment in equity securities.

     The Equity Index Portfolio is designed for investors who are willing to accept the risks associated with an investment in equity securities, and who seek investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index.

     The Growth & Income Equity, Small Cap Equity and Balanced Portfolios are designed for investors who seek capital growth, and who are prepared to accept the risks associated with equity securities.

     The International Equity Portfolio is designed for investors who seek capital growth, wish to diversify their investments beyond the United States, and are prepared to accept the risks entailed in such investments. These risks may be greater than those associated with investments in the equity securities of companies located in the United States.

     The Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios seek to provide income exempt from federal tax. In addition, the Missouri Tax-Exempt Bond Portfolio seeks to provide income that is also exempt from Missouri income tax.

     Investors should note that one or more of the Portfolios may, subject to their investment policies and limitations, purchase variable and floating rate instruments, enter into repurchase agreements and reverse repurchase agreements, make securities loans, invest in options, futures and index-based depository receipts, and make limited investments in illiquid securities and securities issued by other investment companies. These investment practices involve investment risks of varying degrees. For example, the absence of a secondary market for a particular variable or floating rate instrument could make it difficult for a Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. Default by a counterparty to a repurchase agreement or securities lending transaction could expose a Portfolio to loss because of adverse market action or possible delay in disposing of the underlying collateral. Reverse repurchase agreements are subject to the risk that the market value of the securities sold by a Portfolio will decline below the repurchase price which the Portfolio is obligated to pay. Purchasing options is a specialized investment technique which entails a substantial risk of loss of amounts paid as premiums to option writers. Investments in futures and related options are subject to the ability of the Adviser to correctly predict movements in the direction of the market and there is no assurance that a liquid market will exist for a particular futures contract at any particular time.

     The Equity and Bond Portfolios, other than the Bond Index and Equity Index Portfolios, may engage in short-term trading, which may also involve greater risk and increase such Portfolios' expenses. The International Equity Portfolio will invest principally in foreign equity securities, most of which will be denominated in foreign currencies. The other Portfolios do not invest in instruments denominated in foreign currencies (except that the Growth & Income Equity, Small Cap Equity, and Balanced Portfolios may invest in certain Canadian securities and the Intermediate Corporate Bond Portfolio may invest in debt securities issued by foreign corporations and governments). Foreign securities entail certain inherent risks, such as future political and economic developments and the adoption of foreign government restrictions, that might adversely affect payment of dividends or principal and interest.

     The Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios may, under certain conditions, make limited investments in securities the income from which may be subject to federal income tax. See "Investment Objectives,

Policies and Risk Considerations" below and the Statement of Additional Information under "Investment Objectives and Policies."

     The Fund offers investors the opportunity to invest in a variety of professionally managed investments without having to become involved with detailed management, accounting and safekeeping procedures normally related to direct investments in securities. The Portfolios also offer the economic advantages of block trading in securities and the availability of a family of sixteen mutual funds should an investor's investment goals change.

     This Prospectus describes the Investor A Shares of each Portfolio and the Investor B Shares of the Money Market, U.S. Government Securities, Government & Corporate Bond, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios (the "CDSC Portfolios"). Investor A Shares of each Portfolio are sold with a front-end sales charge, except for Investor A Shares of the Money Market Portfolios which are sold without a sales charge. Investor B Shares of the CDSC Portfolios are sold with a contingent deferred sales charge. For information on purchasing, exchanging or redeeming Investor A Shares and/or Investor B Shares of the Portfolios, please see "How to Purchase and Redeem Shares" below. For a discussion comparing Investor A Shares and Investor B Shares, please see "Characteristics of Investor A Shares and Investor B Shares," and "Factors to Consider When Selecting Investor A Shares or Investor B Shares" on pages 58 and 59, respectively.

                         CERTAIN FINANCIAL INFORMATION

     Shares of the Money Market, U.S. Government Securities, Government & Corporate Bond, Equity Income, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios have been classified into four classes of Shares--Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares. Shares of the Treasury Money Market, Intermediate Corporate Bond, Bond Index and Equity Index Portfolios have been classified into three classes of Shares--Trust Shares, Institutional Shares and Investor A Shares. Shares of the Missouri Tax-Exempt Bond and National Municipal Bond Portfolios have been classified into three classes of Shares--Trust Shares, Investor A Shares and Investor B Shares. Shares of the Tax-Exempt Money Market and Short-Intermediate Municipal Portfolios have been classified into two classes of Shares--Trust Shares and Investor A Shares. Shares of each class in a Portfolio represent equal, pro rata interests in the investments held by that Portfolio and are identical in all respects, except that Shares of each class bear separate distribution and/or shareholder administrative servicing fees and certain other operating expenses, and enjoy certain exclusive voting rights on matters relating to these fees. See "Other Information Concerning the Fund and Its Shares," "Management of the Fund--Administrative Services Plan," and "Management of the Fund--Custodian, Sub-Custodian and Transfer Agent" below. As a result of payments for distribution and/or shareholder administrative servicing fees and certain other operating expenses that may be made in differing amounts, the net investment income of Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares in a Portfolio can be expected, at any given time, to be different.

     The Tax-Exempt Money Market Portfolio and Missouri Tax-Exempt Bond Portfolio commenced operations on July 10, 1986 and July 15, 1988, respectively, as separate investment portfolios (the "Predecessor Tax-Exempt Money Market Portfolio" and "Predecessor Missouri Tax-Exempt Bond Portfolio", respectively) of The ARCH Tax-Exempt Trust (the "Trust"), which was organized as a Massachusetts business trust. On October 2, 1995, the Predecessor Tax-Exempt Money Market Portfolio and the Predecessor Missouri Tax-Exempt Bond Portfolio were reorganized as new portfolios of the Fund. Prior to the reorganization, these Predecessor Portfolios offered and sold shares of beneficial interest that were similar to the Fund's Trust Shares, Investor A Shares and Investor B Shares.

                              EXPENSE SUMMARY FOR
                        INVESTOR A AND INVESTOR B SHARES

               TREASURY                                    TAX- EXEMPT              U.S.                INTERMEDIATE
                MONEY                                        MONEY               GOVERNMENT             CORPORATE
                MARKET             MONEY MARKET              MARKET              SECURITIES                BOND        BOND INDEX
              PORTFOLIO              PORTFOLIO             PORTFOLIO              PORTFOLIO             PORTFOLIO      PORTFOLIO
              ----------     -------------------------     ----------     -------------------------     ----------     ----------
              INVESTOR A     INVESTOR A     INVESTOR B     INVESTOR A     INVESTOR A     INVESTOR B     INVESTOR A     INVESTOR A
              ----------     ----------     ----------     ----------     ----------     ----------     ----------     ----------
SHAREHOLDER
 TRANSACTION
 EXPENSES
 Front-End
   Sales
   Load
   Imposed
   on
   Purchases
   (as a
  percentage
   of
   offering
   price)...     NONE           NONE           NONE           NONE            2.5%(1)       NONE            4.5%(1)        2.5%(1)

DEFERRED
 SALES
 CHARGE
 (as a
  percentage
   of
   offering
   price)...     NONE           NONE            5.0%(2)       NONE           NONE            5.0%(2)       NONE           NONE

ANNUAL
 PORTFOLIO
 OPERATING
 EXPENSES
 (as a
  percentage
   of
   average
   net
   assets)

 Investment
   Advisory
   Fees (net
   of fee
   waivers)(3)...    .35%        .35%           .35%           .35%           .45%           .45%           .00%           .00%

 12b-1 Fees,
   including
distribution
   and
   service
   fees (net
   of
   waivers)(4)...     .25%       .25%          1.00%           .25%           .30%          1.00%           .30%           .30%

 Other
   Expenses
  (including
   administration
   fees and other
   expenses)
   (net of
   fee
   waivers
   and
   expense
   reimburse-
   ments)(5,6)...     .21%       .18%           .12%           .15%           .22%           .21%           .23%           .20%
                     ----       ----           ----           ----           ----           ----           ----           ----
 Total
   Portfolio
   Operating
   Expenses
   (net of
   fee
   waivers
   and
   expense
   reimburse-
   ments)(6)...       .81%       .78%          1.47%           .75%           .97%          1.66%           .53%           .50%
                     ====       ====           ====           ====           ====           ====           ====           ====

------------
(1) Reduced sales charge may be available. See "How to Purchase and Redeem Shares--Reduced Sales Charges -- Investor A Shares of the Equity and Bond Portfolios".
(2) This amount applies to redemptions during the first year. The deferred sales charge decreases to 4.0%, 3.0%, 3.0%, 2.0% and 1.0% for redemptions made during the second through sixth years, respectively. No deferred sales charge is charged after the sixth year. See "How to Purchase and Redeem Shares--Applicable Sales Charge--Investor B Shares of the CDSC Portfolios."
(3) Without fee waivers, Investment Advisory Fees for the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond and Bond Index Portfolios would be .40%, .40%, .40%, .45%, .55% and .30%, respectively.
(4) Without waivers, 12b-1 fees would be .25% for Investor A Shares of the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios.
(5) Without fee waivers, administration fees for a Portfolio would be .20% (.10% for the Tax-Exempt Money Market Portfolio).
(6) Without fee waivers and/or expense reimbursements, Other Expenses would be .31%, .28%, .15%, .32%, .37% and .30% for Investor A Shares of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond and Bond Index Portfolios, respectively, and .22% and .31% for Investor B Shares of the Money Market and U.S. Government Securities Portfolios, respectively, and Total Portfolio Operating Expenses would be .96%, .93%, .80%, 1.07%, 1.22% and .90% for Investor A Shares of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond and Bond Index Portfolios, respectively, and 1.62% and 1.76% for Investor B Shares of the Money Market and U.S. Government Securities Portfolios, respectively.

                                                                SHORT            MISSOURI
                                           GOVERNMENT &       INTERMEDIATE       TAX-EXEMPT         NATIONAL MUNICIPAL      EQUITY
                                          CORPORATE BOND      MUNICIPAL            BOND                    BOND             INCOME
                                            PORTFOLIO         PORTFOLIO         PORTFOLIO               PORTFOLIO         PORTFOLIO
                                      ----------------------  ----------  ----------------------  ----------------------  ----------
                                      INVESTOR A  INVESTOR B  INVESTOR A  INVESTOR A  INVESTOR B  INVESTOR A  INVESTOR B  INVESTOR A
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
SHAREHOLDER TRANSACTION EXPENSES
 Front-End Sales Load Imposed on
   Purchases (as a percentage of
   offering price)....................    4.5%(1)    NONE         2.5%(1)     4.5%(1)    NONE         4.5%(1)     NONE       4.5%(1)
DEFERRED SALES CHARGE
 (as a percentage of offering
   price).............................    NONE        5.0%(2)     NONE        NONE       5.0%(2)      NONE        5.0%(2)     NONE
ANNUAL PORTFOLIO OPERATING EXPENSES
 (as a percentage of average net
   assets)
 Investment Advisory Fees (after of
   fee waivers)(3)....................     .45%       .45%         .0%        .45%        .45%         .0%         .0%        .0%
 12b-1 Fees, including distribution
   and service fees (after
   waivers)(4)........................     .30%      1.00%        .25%        .20%       1.00%        .30%       1.00%       .30%
 Other Expenses (including
   administration fees and other
   expenses) (net of fee waivers and
   expense reimbursements)(5,6).......     .20%       .20%        .31%        .20%        .20%        .07%        .10%       .18%
                                          ---         ---         ---         ---         ---         ---         ---        ---
 Total Portfolio Operating Expenses
 (net of fee waivers and expense
   reimbursements)(6).................     .95%      1.65%        .56%        .85%       1.65%        .37%       1.10%       .48%
                                          ====       ====        ====        ====        ====        ====        ====       ====


                                                      EQUITY
                                                      INDEX
                                                    PORTFOLIO
                                                    ----------
                                        INVESTOR B  INVESTOR A
                                        ----------  ----------
                                      <
SHAREHOLDER TRANSACTION EXPENSES
 Front-End Sales Load Imposed on
   Purchases (as a percentage of
   offering price)....................     NONE         2.5%(1)
DEFERRED SALES CHARGE
 (as a percentage of offering
   price).............................     5.0%(2)      NONE
ANNUAL PORTFOLIO OPERATING EXPENSES
 (as a percentage of average net
   assets)
 Investment Advisory Fees (after of
   fee waivers)(3)....................       .0%         .0%
 12b-1 Fees, including distribution
   and service fees (after
   waivers)(4)........................     1.00%        .30%
 Other Expenses (including
   administration fees and other
   expenses) (net of fee waivers and
   expense reimbursements)(5,6).......      .18%        .28%
                                            ---         ---
 Total Portfolio Operating Expenses
 (net of fee waivers and expense
   reimbursements)(6).................     1.18%        .58%
                                        ==========  ==========

------------
(1) Reduced sales charge may be available. See "How to Purchase and Redeem Shares--Reduced Sales Charges -- Investor A Shares of the Equity and Bond Portfolios".
(2) This amount applies to redemptions during the first year. The deferred sales charge decreases to 4.0%, 3.0%, 3.0%, 2.0% and 1.0% for redemptions made during the second through sixth years, respectively. No deferred sales charge is charged after the sixth year. See "How to Purchase and Redeem Shares--Applicable Sales Charge -- Investor B Shares of the CDSC Portfolios."
(3) Without fee waivers, Investment Advisory Fees for the Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income and Equity Index Portfolios would be .45%, .55%, .45%, .55%, .75% and .30%, respectively.
(4) Without waivers, 12b-1 fees would be .30% for Investor A Shares of each Portfolio.
(5) Without fee waivers, administration fees for a Portfolio would be .20% (.10% for the Tax-Exempt Money Market Portfolio).
(6) Without fee waivers and/or expense reimbursements, Other Expenses would be .30%, .41%, .30%, .22%, .32% and .38% for Investor A Shares of the
    Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income and Equity Index Portfolios, respectively, and Total Portfolio Operating Expenses would be 1.05%, 1.26%, 1.05%, 1.07%, 1.37% and .98% for Investor A Shares of the
    Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income and Equity Index Portfolios, respectively. Other Expenses would be .30%, .30%, .25% and .32%. For Investor B Shares of the Government and Corporate Bond, Missouri Tax-Exempt Bond, National Municipal Bond and Equity Income Portfolios, respectively, and 1.75%, 1.75%, 1.80% and 2.07% for Investor B Shares of the Government and Corporate Bond, Missouri Tax-Exempt Bond, National Municipal Bond and Equity Income Portfolios, respectively.

                   GROWTH & INCOME
                       EQUITY                   SMALL CAP EQUITY            INTERNATIONAL EQUITY                BALANCED
                      PORTFOLIO                     PORTFOLIO                     PORTFOLIO                     PORTFOLIO
              -------------------------     -------------------------     -------------------------     -------------------------
              INVESTOR A     INVESTOR B     INVESTOR A     INVESTOR B     INVESTOR A     INVESTOR B     INVESTOR A     INVESTOR B
              ----------     ----------     ----------     ----------     ----------     ----------     ----------     ----------
SHAREHOLDER
 TRANSACTION
 EXPENSES
 Front-End
   Sales
   Load
   Imposed
   on
   Purchases
   (as a
  percentage
   of
   offering
   price)...     4.5%(1)            NONE       4.5%(1)            NONE       4.5%(1)            NONE       4.5%(1)            NONE

DEFERRED
 SALES
 CHARGE
 (as a
  percentage
   of
   offering
   price)...         NONE       5.0%(2)            NONE       5.0%(2)            NONE       5.0%(2)            NONE       5.0%(2)

ANNUAL
 PORTFOLIO
 OPERATING
 EXPENSES
 (as a
  percentage
   of
   average
   net
   assets)
 Investment
   Advisory
   Fees (net
   of fee
   waivers)(3)..     .55%        .55%           .75%           .75%          1.00%          1.00%           .75%           .75%
 12b-1 Fees,
   including
distribution
   and
   service
   fees
   (after
   waivers)(4)...     .30%      1.00%           .30%          1.00%           .30%          1.00%           .30%          1.00%
 Other
   Expenses
  (including
   administration
   fees and other
   expenses)
   (net of
   fee
   waivers
   and
   expense
   reimburse-
   ments)(5,6)...     .20%       .20%           .21%           .21%           .34%           .34%           .22%           .21%
                     ----       ----           ----           ----           ----           ----           ----           ----
TOTAL
 PORTFOLIO
 OPERATING
 EXPENSES
 (net of fee
 waivers and
 expense
 reimburse-
 ments)(6)...        1.05%      1.75%          1.26%          1.96%          1.64%          2.34%          1.27%          1.96%
                     ====       ====           ====           ====           ====           ====           ====           ====

------------
(1) Reduced sales charge may be available. See "How to Purchase and Redeem Shares--Reduced Sales Charges -- Investor A Shares of the Equity and Bond Portfolios".
(2) This amount applies to redemptions during the first year. The deferred sales charge decreases to 4.0%, 3.0%, 3.0%, 2.0% and 1.0% for redemptions made during the second through sixth years, respectively. No deferred sales charge is charged after the sixth year. See "How to Purchase and Redeem Shares--Applicable Sales Charge--Investor B Shares of the CDSC Portfolios."
(3) Without fee waivers, Investment Advisory Fees for the Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios would be .75%, 1.00% and .75%, respectively.
(4) Without waivers, 12b-1 fees would be .30% for Investor A Shares of each Portfolio.
(5) Without fee waivers, administration fees for a Portfolio would be .20% (.10% for the Tax-Exempt Money Market Portfolio).
(6) Without fee waivers and/or expense reimbursements, Other Expenses would be .30%, .31%, .44% and .32% for Investor A Shares and .30%, .31%, .44% and
    .31% for Investor B Shares of the Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, respectively, and Total Portfolio Operating Expenses would be 1.15%, 1.36%, 1.74% and 1.37% for Investor A Shares and 1.85%, 2.06%, 2.44% and 2.06% for Investor B Shares of the Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, respectively.

                               EXAMPLE                                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                                        ------    -------    -------    --------
You would pay the following expenses on a $1,000 investment, assuming
  (1) a 5% annual return and (2) redemption at the end of each period:
  Treasury Money Market Portfolio
  Investor A Shares..................................................    $  8      $  26      $  45       $100

  Money Market Portfolio
  Investor A Shares..................................................    $  8      $  25      $  43       $ 97
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 65      $  76      $ 100       $157
    Assuming no redemption...........................................    $ 15      $  46      $  80       $157

  Tax-Exempt Money Market Portfolio
  Investor A Shares..................................................    $  8      $  24      $  42       $ 93

  U.S. Government Securities Portfolio
  Investor A Shares(2)...............................................    $ 35      $  55      $  77       $141
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 67      $  82      $ 110       $178
    Assuming no redemption...........................................    $ 17      $  52      $  90       $178

  Intermediate Corporate Bond Portfolio
  Investor A Shares(2)...............................................    $ 50      $  61        N/A        N/A

  Bond Index Portfolio
  Investor A Shares(2)...............................................    $ 30      $  41        N/A        N/A

  Government & Corporate Portfolio
  Investor A Shares(2)...............................................    $ 54      $  74      $  95       $156
  Investor B Shares..................................................    $ 67      $  82      $ 110       $177
    Assuming complete redemption at end of period(1).................    $ 17      $  52      $  90       $177
    Assuming no redemption

  Short-Intermediate Municipal Portfolio
  Investor A Shares(2)...............................................    $ 31      $  42      $  55       $ 93

  Missouri Tax-Exempt Bond Portfolio
  Investor A Shares(2)...............................................    $ 53      $  71      $  90       $145
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 67      $  82      $ 110       $177
    Assuming no redemption...........................................    $ 17      $  52      $  90       $174

  National Municipal Bond Portfolio
  Investor A Shares(2)...............................................    $ 49      $  56        N/A        N/A
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 61      $  65        N/A        N/A
    Assuming no Redemption...........................................    $ 11      $  35        N/A        N/A

  Equity Income Portfolio
  Investor A Shares(2)...............................................    $ 50      $  60        N/A        N/A
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 62      $  67        N/A        N/A
    Assuming no redemption...........................................    $ 12      $  37        N/A        N/A

  Equity Index Portfolio
  Investor A Shares(2)...............................................    $ 31      $  43        N/A        N/A

  Growth & Income Equity Portfolio
  Investor A Shares(2)...............................................    $ 55      $  77      $ 100       $167
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 68      $  85      $ 115       $188
    Assuming no redemption...........................................    $ 18      $  55      $  96       $188

  Small Cap Equity Portfolio
  Investor A Shares(2)...............................................    $ 57      $  83      $ 111       $190
  Investor B Shares
    Assuming complete redemption at end of period(1).................    $ 70      $  92      $ 126       $210
    Assuming no redemption...........................................    $ 20      $  62      $ 106       $210

                               EXAMPLE                                  1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                                        ------    -------    -------    --------
  International Equity Portfolio
  Investor A Shares(2)...............................................     $61       $ 94       $130       $231
  Investor B Shares
    Assuming complete redemption at end of period(1).................     $74       $103       $145       $250
    Assuming no redemption...........................................     $24       $ 73       $125       $250

  Balanced Portfolio
  Investor A Shares(2)...............................................     $57       $ 83       $112       $191
  Investor B Shares
    Assuming complete redemption at end of period(1).................     $70       $ 92       $126       $211
    Assuming no redemption...........................................     $20       $ 62       $106       $211

------------
(1) Assumes deduction of maximum applicable contingent deferred sales charge.
(2) Assumes deduction at time of purchase of maximum applicable front-end sales charge.
(3) Based on conversion of Investor B Shares into Investor A Shares after eight years.

THE FOREGOING SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATES OF RETURN. ACTUAL EXPENSES AND RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN. Information about the actual performance of all of the Portfolios is contained in the Fund's Annual Report to Shareholders dated November 30, 1996 which may be obtained without charge by contacting the Fund at the address or telephone number provided on page 2 of this Prospectus.

     The purpose of the foregoing tables is to assist in understanding the various costs and expenses that an investor in a Portfolio's Investor A Shares or Investor B Shares will bear directly or indirectly. The information contained in such tables with respect to the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios is based on expenses incurred by each of these Portfolios during the last fiscal year with respect to its Investor A and/or Investor B Shares. Such information with respect to the National Municipal Bond Portfolio is based on expenses incurred by such Portfolio during the last fiscal year, restated to reflect the expenses that the Portfolio expects to incur during the current fiscal year with respect to its Investor A and Investor B Shares. Such information with respect to the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios is based on expenses each such Portfolio expects to incur during the current fiscal year with respect to its Investor A and/or Investor B Shares. For more complete descriptions of the various costs and expenses, see "Management of the Fund" in this Prospectus and the Statement of Additional Information. The Tables and Examples have not been audited by the Fund's independent auditors and do not reflect any charges that may be imposed by financial institutions on their customers. Because of the payments for distribution services (12b-1 fees) under the Distribution and Services Plans as shown in the above table, long-term shareholders of Investor A Shares of the Equity and Bond Portfolios and Investor B Shares of the CDSC Portfolios may pay more than the economic equivalent of the maximum front-end sales load permitted by the National Association of Securities Dealers, Inc.

                              FINANCIAL HIGHLIGHTS

     The "Financial Highlights" in the following tables supplement the Fund's financial statements, which are contained in the Fund's Annual Report to Shareholders dated November 30, 1996 and incorporated by reference into the Statement of Additional Information, and set forth certain historic results for
(i) Investor A Shares of each Portfolio other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30, 1996, and (ii) Investor B Shares of the Money Market, U.S. Government Securities, Government & Corporate Bond, Missouri Tax-Exempt Bond, National Municipal Bond, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios (the Equity Income Portfolio had not commenced operations as of November 30, 1996). The data for the years or periods ended November 30, 1989 through 1996 and with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios (and their Predecessor Portfolios), for the year ended November 30, 1996, the six-month period ended November 30, 1995 and each of the years or periods ended May 31, 1990 through 1995, has been audited by KPMG Peat Marwick LLP, independent auditors, whose unqualified report insofar as it relates to each of the years or periods in the five-year period ended November 30, 1996 (the year ended November 30, 1996, the six-month period ended November 30, 1995 and each of the years or periods in the four-year period ended May 31, 1995 with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios (and their Predecessor Portfolios)) on the financial statements containing such information is incorporated by reference into the Statement of Additional Information. The data for years ended November 30, 1987 and 1988 and with respect to the Predecessor Tax-Exempt Money Market and Predecessor Missouri Tax-Exempt Bond Portfolios, for the years ended May 31, 1989 and 1988 and the period ended May 31, 1987 were derived from financial statements audited by the Fund's and the Trust's prior auditors.

     Further information about the performance of the Portfolios is available in the Annual Report. Both the Statement of Additional Information and the Annual Report may be obtained free of charge by contacting the Fund at the address or telephone number on page 2 of this Prospectus.

                        TREASURY MONEY MARKET PORTFOLIO
              (For a Share(b) outstanding throughout each period)

                                                             INVESTOR A SHARES
                           -------------------------------------------------------------------------------------
                                                 YEAR ENDED NOVEMBER 30,                           DEC. 2, 1991
                           -------------------------------------------------------------------          TO
                                                                                                     NOV. 30,
                               1996             1995             1994(b)             1993           1992(A,B)
                           -------------    -------------    ----------------    -------------    --------------
                            INVESTOR A       INVESTOR A         INVESTOR A         INVESTOR          INVESTOR
                              SHARES           SHARES             SHARES            SHARES            SHARES
                           -------------    -------------    ----------------    -------------    --------------
Net asset value, beginning
  of period...............    $  1.00          $  1.00           $   1.00           $  1.00          $   1.00
                              -------          -------            -------           -------           -------
Investment activities
  Net investment income...      0.044            0.048               0.31             0.024             0.017
                              -------          -------            -------           -------           -------
  Total from investment
    activities............      0.044            0.048              0.031             0.024             0.017
                              -------          -------            -------           -------           -------
Distributions
  Net investment income...     (0.044)          (0.048)            (0.031)           (0.024)           (0.017)
                              -------          -------            -------           -------           -------
  Total distributions.....     (0.044)          (0.048)            (0.031)           (0.024)           (0.017)
                              -------          -------            -------           -------           -------
Net asset value, end of
  period..................    $  1.00          $  1.00           $   1.00           $  1.00          $   1.00
                              =======          =======            =======           =======           =======
Total return..............       4.46%            4.93%              3.16%             2.43%             1.79%(c)
Ratios/Supplemental Data:
Net assets at end of
  period (000)............    $ 7,667          $ 2,776           $  1,713           $ 1,411          $  3,257
Ratio of expenses to
  average net assets
  (including waivers).....       0.81%            0.78%              0.71%             0.64%             0.58%(d)
Ratio of net investment
  income to average net
  assets (including
  waivers)................       4.35%            4.84%              3.14%             2.41%             2.88%(d)
Ratio of expenses to
  average net assets
  (before waivers)*.......       0.96%            0.93%              0.94%             0.97%             1.02%(d)
Ratio of net investment
  income to average net
  assets (before
  waivers)*...............       4.20%            4.69%              2.90%             2.08%             2.44%(d)

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Period from commencement of operations.
(b) On December 2, 1991, the Portfolio issued a series of Shares which were designated as "Trust" Shares. In addition, on April 20, 1992, the Portfolio issued a second series of Shares which were designated as "Investor" Shares. The financial highlights presented for the period prior to April 20, 1992 represent the financial highlights applicable to Trust Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares.
(c)  Not Annualized.
(d)  Annualized.

                             MONEY MARKET PORTFOLIO
               (For a Share(a)outstanding throughout each period)

                                                  INVESTOR A SHARES
       --------------------------------------------------------------------------------------------------------         INVESTOR B
                                               YEAR ENDED NOVEMBER 30,                                                    SHARES
       --------------------------------------------------------------------------------------------------------         ---------
                                                                                                                         JAN. 26,
                  1996        1995      1994(A)      1993      1992    1991(A)                                             1996
               ----------  ----------  ----------  --------  --------  --------                                             TO
               INVESTOR A  INVESTOR A  INVESTOR A  INVESTOR  INVESTOR  INVESTOR                                          NOV. 30,
                 SHARES      SHARES      SHARES     SHARES    SHARES    SHARES     1990      1989      1988      1987     1996(C)
               ----------  ----------  ----------  --------  --------  --------  --------  --------  --------  --------  ---------
Net
 asset
value,
 beginning
 of
 period..        $  1.00     $  1.00     $  1.00   $  1.00   $  1.00   $  1.00    $  1.00   $  1.00   $  1.00   $  1.00   $ 1.00
                 -------     -------     -------   -------   -------   -------    -------   -------   -------   -------   ------
Investment
activities
 Net
 investment
 income...         0.047       0.052       0.033     0.025     0.032     0.056      0.078     0.088     0.071     0.062    0.033
                 -------     -------     -------   -------   -------   -------    -------   -------   -------   -------    -----
 Total
  from
  investment
  activities...    0.047       0.052       0.033     0.025     0.032     0.056      0.078     0.088     0.071     0.062   (0.033)
                 -------     -------     -------   -------   -------   -------    -------   -------   -------   -------   ------
Distributions
 Net
 investment
 income...        (0.047)     (0.052)     (0.033)   (0.025)   (0.032)   (0.056)    (0.078)   (0.088)   (0.071)   (0.062)  (0.033)
                 -------     -------     -------   -------   -------   -------    -------   -------   -------   -------   ------
 Total
  distributions.. (0.047)      (0.52)     (0.033)   (0.025)   (0.032)   (0.056)    (0.078)   (0.088)   (0.071)   (0.062)   0.033
                 -------     -------     -------   -------   -------   -------    -------   -------   -------   -------    -----
Net
 asset
value,
 end
 of
 period..        $  1.00     $  1.00     $  1.00   $  1.00   $  1.00   $  1.00    $  1.00   $  1.00   $  1.00   $  1.00   $ 1.00
                 =======     =======     =======   =======   =======   =======    =======   =======   =======   =======   ======
Total
return...           4.81%       5.33%       3.37%     2.52%     3.21%     5.75%      8.08%     9.21%     7.33(b)   6.40(b)  3.35%(b)
Ratios/
Supplemental
 Data:
Net
assets
 at
 end
 of
period
(000)...         $91,166     $64,865    $ 48,384   $46,920   $52,224   $60,436   $896,903  $661,145  $289,764  $220,944    $  41
Ratio
 of
 expenses
 to
 average
 net
 assets
 (including
 waivers)..         0.78%       0.77%       0.78%     0.79%     0.80%     0.72%      0.55%     0.45%     0.45%     0.45%    1.47%(c)
Ratio
 of
 net
 investment
 income
 to
 average
 net
assets
(including
 waivers)...        4.70%       5.20%      3.35%    2.50%     3.21%     5.69%      7.77%     8.82%     7.12%     6.22%      3.73%(c)
Ratio
 of
 expenses
 to
 average
 net
 assets
 (before
 waivers)*..        0.93%       0.92%      0.93%    0.93%     0.94%     0.80%      0.60%     0.60%     0.58%     0.68%      1.68%(c)
Ratio
 of
 net
 investment
 income
 to
 average
 net
assets
(before
 waivers)*...       4.55%       5.05%      3.20%    2.36%     3.07%     5.61%      7.72%     8.67%     6.99%     5.99%      3.52%(c)

------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) As of December 1, 1990, the Portfolio designated existing Shares as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares.
(b)  Unaudited.
(c)  Period from date of initial public offering.

                      TAX-EXEMPT MONEY MARKET PORTFOLIO(A)
               (For a Share(b)outstanding throughout each period)

                               INVESTOR A SHARES
                  -------------------------------------------------------
                                 SIX
                     YEAR       MONTHS
                    ENDED       ENDED
                   NOV. 30     NOV. 30           YEAR ENDED MAY 31,
                  ----------  ----------  -------------------------------
                     1996      1995(F)       1995     1994(B)     1993
                  ----------  ----------  ----------  --------  --------
                  INVESTOR A  INVESTOR A  INVESTOR A  INVESTOR  INVESTOR
                    SHARES      SHARES      SHARES     SHARES    SHARES
                  ----------  ----------  ----------  --------  --------
Net asset value,
 Beginning of
   period........  $   1.00     $ 1.00      $ 1.00     $ 1.00    $ 1.00
                      -----      -----       -----      -----     -----
Investment
 activities
 Net investment
   income........     0.028      0.014       0.027      0.017     0.019
                      -----      -----       -----      -----     -----
 Total from
   investment
   activities....     0.028      0.014       0.027      0.017     0.019
                      -----      -----       -----      -----     -----
Distributions
 Net investment
   income........    (0.028)    (0.014)     (0.027)    (0.017)   (0.019)
                      -----      -----       -----      -----     -----
 Total
 distributions...    (0.028)    (0.014)     (0.027)    (0.017)   (0.019)
                      -----      -----       -----      -----     -----
Net asset value,
 end of period...  $   1.00     $ 1.00      $ 1.00     $ 1.00    $ 1.00
                      =====      =====       =====      =====     =====
Total return.....      2.83%      1.45%(d)     2.70%     1.73%     1.90%
Ratios/Supplemental
 Data:
Net assets at end
 of period
 (000)...........  $ 17,984     $5,403      $5,138     $8,631    $6,837
Ratio of expenses
 to average net
 assets
 (including
 waivers)........      0.75%      0.94%(e)     0.84%     0.76%     0.80%
Ratio of net
 investment
 income to
 average net
 assets
 (including
 waivers)........      2.78%      2.87%(e)     2.63%     1.72%     1.88%
Ratio of expenses
 to average net
 assets (before
 waivers)*.......      0.80%      0.99%(e)     0.93%     0.86%     0.90%
Ratio of net
 investment
 income to
 average net
 assets (before
 waivers)*.......      2.73%      2.82%(e)     2.54%     1.62%     1.78%







                                  INVESTOR A SHARES
                  ---------------------------------------------------------

                                                                   PERIOD
                                                                    ENDED
                                  YEAR ENDED MAY 31,               MAY 31,
                  ----------------------------------------------  ---------
                      1992      1991    1990(B)  1989(B) 1988(B)   1987(A)
                    --------  --------  -------  ------  -------  ---------
                    INVESTOR  INVESTOR  DOLLAR   DOLLAR  DOLLAR   PORTFOLIO
                     SHARES    SHARES   SHARES   SHARES  SHARES    SHARES
                    --------  --------  -------  ------  -------  ---------
Net asset value,
 Beginning of
   period........   $   1.00   $ 1.00   $  1.00  $ 1.00  $  1.00  $    1.00
                       -----    -----     -----   -----    -----      -----
Investment
 activities
 Net investment
   income........      0.031    0.047     0.041   0.042    0.025      0.036
                       -----    -----     -----   -----    -----      -----
 Total from
   investment
   activities....      0.031    0.047     0.041   0.042    0.025      0.036
                       -----    -----     -----   -----    -----      -----
Distributions
 Net investment
   income........     (0.031)  (0.047)   (0.041) (0.042)  (0.025)    (0.036)
                       -----    -----     -----   -----    -----      -----
 Total
 distributions...     (0.031)  (0.047)   (0.041) (0.042)  (0.025)    (0.036)
                       -----    -----     -----   -----    -----      -----
Net asset value,
 end of period...   $   1.00   $ 1.00   $  1.00  $ 1.00  $  1.00  $    1.00
                       =====    =====     =====   =====    =====      =====
Total return.....       3.16%    4.82%     5.73%   5.72%    1.81%      3.80%(d)
Ratios/Supplementa
 Data:
Net assets at end
 of period
 (000)...........   $ 10,956   $8,286         0  $3,083        0  $ 147,799
Ratio of expenses
 to average net
 assets
 (including
 waivers)........       0.87%    0.58%     0.78%   0.65%    0.65%      0.37%(c),(e)
Ratio of net
 investment
 income to
 average net
 assets
 (including
 waivers)........       3.10%    5.09%     5.30%   5.38%    4.05%      4.02%(c),(e)
Ratio of expenses
 to average net
 assets (before
 waivers)*.......       0.97%    0.68%     0.87%   0.83%    0.80%      0.62%(c),(e)
Ratio of net
 investment
 income to
 average net
 assets (before
 waivers)*.......       3.00%    4.99%     5.21%   5.20%    3.90%      3.77%(c),(e)



------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Portfolio commenced operations on July 10, 1986 as an investment portfolio of The ARCH Tax-Exempt Trust. On October 27, 1995, it was reorganized as a new portfolio of the Fund.
(b) "Investor A" Shares were originally issued as "Dollar" Shares in June of 1987. As of September 28, 1990, the Portfolio redesignated its existing Shares as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares.
(c)  Includes waiver of sub-advisory fees for the period ended May 31, 1987.
(d)  Not Annualized.
(e)  Annualized.
(f) Upon its reorganization as a portfolio of the Fund, the Portfolio changed its fiscal year-end from May 31 to November 30.

                      U.S. GOVERNMENT SECURITIES PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                                      INVESTOR A SHARES
                             ----------------------------------------------------------------------------------------------------
                                                             YEAR ENDED NOVEMBER 30,
                             ----------------------------------------------------------------------------------------
                               1996        1995      1994(A)       1993      1992     1991(A)                        JUNE 2,
                             --------    --------    --------    --------  --------   --------                       1988 TO
                             INVESTOR    INVESTOR    INVESTOR    INVESTOR  INVESTOR   INVESTOR                       NOV. 30,
                             A SHARES    A SHARES     SHARES      SHARES    SHARES     SHARES      1990      1989    1988(B)
                             --------    --------    --------    --------  --------   --------    ------    ------   --------
Net asset value,
Beginning of period..........  $10.85     $10.05      $11.20      $10.80    $10.68     $10.21     $10.06    $ 9.94    $10.00
                               ------     ------      ------      ------    ------     ------     ------    ------    ------
Investment activities
Net investment income........    0.62       0.64        0.61        0.59      0.62       0.75       0.76      0.85      0.36
Net realized and unrealized
 gains (losses) from
 investments.................   (0.15)      0.80       (1.00)       0.47      0.13       0.47       0.16      0.11     (0.06)
                               ------     ------      ------      ------    ------     ------     ------    ------    ------
Total from investment
 activities..................    0.47       1.44       (0.39)       1.06      0.75       1.22       0.92      0.96      0.30
                               ------     ------      ------      ------    ------     ------     ------    ------    ------
Distributions
Net investment income........   (0.62)     (0.64)      (0.61)      (0.59)    (0.62)     (0.75)     (0.77)    (0.84)    (0.36)
Net realized gains...........      --         --          --       (0.07)    (0.01)
In excess of net realized
 gains.......................   (0.03)        --       (0.18)         --        --         --         --        --        --
                               ------     ------      ------      ------    ------     ------     ------    ------    ------
Total distributions..........   (0.65)     (0.64)      (0.79)      (0.66)    (0.63)     (0.75)     (0.77)    (0.84)    (0.36)
                               ------     ------      ------      ------    ------     ------     ------    ------    ------
Net asset value, end of
 period......................  $10.67     $10.85      $10.05      $11.20    $10.80     $10.68     $10.21    $10.06    $ 9.94
                               ======     ======      ======      ======    ======     ======     ======    ======    ======
Total Return (excludes sales
 charges)....................    4.57%     14.66%      (3.14)%     10.03%     7.20%     12.36%      9.66%    10.40%     3.05%(d),(f)
Ratios/Supplemental Data:
Net Assets at end of period
 (000).......................  $7,153     $8,179      $9,631      $9,567    $7,499     $5,791     $6,856    $5,954    $4,335
Ratio of expenses to average
 net assets (including
 waivers)....................    0.97%      0.97%       0.96%       0.97%     0.95%      0.82%      0.73%     0.74%     0.79%(g)
Ratio of net investment
 income to average net assets
 (including waivers).........    5.82%      6.05%       5.98%       5.25%     5.72%      7.12%      7.80%     8.50%     7.26%(g)
Ratio of expenses to average
 net assets (before
 waivers)*...................    1.07%      1.07%       1.06%       1.08%     1.09%      1.36%      1.28%     1.29%     1.40%(g)
Ratio of net investment
 income to average net assets
 (before waivers)*...........    5.72%      5.95%       5.88%       5.14%     5.58%      6.58%      7.25%     7.95%     6.65%(g)
Portfolio turnover...........   53.76%     93.76%         50%         24%       74%        36%        53%       84%      215%


                                    INVESTOR B
                                      SHARES
                               --------------------
                                 YEAR      MARCH 1,
                                ENDED      1995 TO
                               NOV. 30,    NOV. 30,
                                 1996      1995(C)
                               --------    --------
Net asset value,
Beginning of period..........   $10.84      $10.34
                                ------      ------
Investment activities
Net investment income........     0.55        0.31
Net realized and unrealized
 gains (losses) from
 investments.................    (0.15)       0.50
                                ------      ------
Total from investment
 activities..................     0.40        0.81
                                ------      ------
Distributions
Net investment income........    (0.55)      (0.31)
Net realized gains...........
In excess of net realized
 gains.......................    (0.03)         --
                                ------      ------
Total distributions..........    (0.58)      (0.31)
                                ------      ------
Net asset value, end of
 period......................   $10.66      $10.84
                                ======      ======
Total Return (excludes sales
 charges)....................     3.85%      12.85%(e)
Ratios/Supplemental Data:
Net Assets at end of period
 (000).......................   $  359      $   41
Ratio of expenses to average
 net assets (including
 waivers)....................     1.66%       1.68%(g)
Ratio of net investment
 income to average net assets
 (including waivers).........     5.06%       5.37%(g)
Ratio of expenses to average
 net assets (before
 waivers)*...................     1.76%       1.78%(g)
Ratio of net investment
 income to average net assets
 (before waivers)*...........     4.96%       5.27%(g)
Portfolio turnover...........    53.76%      93.76%

---------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(b) Period from commencement of operations.
(c) Period from date of initial public offering.
(d) Unaudited
(e) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 to November 30, 1995.
(f) Not Annualized.
(g) Annualized.

                     GOVERNMENT & CORPORATE BOND PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                                     INVESTOR A SHARES
                          -------------------------------------------------------------------------------------------------------
                                                            YEAR ENDED NOVEMBER 30,
                          -------------------------------------------------------------------------------------------
                            1996        1995    1994(A)       1993        1992      1991(A)                          JUNE 2,
                          --------    --------  --------    --------    --------    --------                         1988 TO
                          INVESTOR    INVESTOR  INVESTOR    INVESTOR    INVESTOR    INVESTOR                         NOV. 30,
                          A SHARES    A SHARES   SHARES      SHARES      SHARES      SHARES      1990       1989     1988(B)
                          --------    --------  --------    --------    --------    --------    -------    -------   --------
Net asset value, beginning
 of period................  $10.53     $ 9.64    $10.65      $10.26      $10.15      $ 9.71     $ 10.12    $  9.91    $10.00
                           ------      ------    ------      ------      ------      ------     -------    -------    ------
Investment activities
 Net investment income....    0.64       0.61      0.60        0.64        0.66        0.75        0.84       0.89      0.39
 Net realized and
   unrealized gains
   (losses) from
   investments............   (0.19)      0.89     (0.94)       0.39        0.11        0.48       (0.41)      0.22     (0.13)
                           ------      ------    ------      ------      ------      ------     -------    -------    ------
   Total from investment
     activities...........    0.45       1.50     (0.34)       1.03        0.77        1.23        0.43       1.11      0.26
                           ------      ------    ------      ------      ------      ------     -------    -------    ------
Distributions
 Net investment income....   (0.64)     (0.61)    (0.60)      (0.64)      (0.66)      (0.79)      (0.84)     (0.90)    (0.35)
 In excess of net realized
   gains..................      --         --     (0.07)         --          --          --          --         --        --
                           ------      ------    ------      ------      ------      ------     -------    -------    ------
   Total distributions....   (0.64)     (0.61)    (0.67)      (0.64)      (0.66)      (0.79)      (0.84)     (0.90)    (0.35)
                           ------      ------    ------      ------      ------      ------     -------    -------    ------
Net asset value, end of
 period...................  $10.34     $10.53    $ 9.64      $10.65      $10.26      $10.15     $  9.71    $ 10.12    $ 9.91
                           ======      ======    ======      ======      ======      ======     =======    =======    ======
Total return (excludes
 sales charges)...........    4.51%     15.98%    (3.32)%     10.23%       7.81%      12.79%      (4.96)%    11.79%     2.66%(d),(f)
Ratios/Supplemental Data:
Net Assets at end of
 period (000).............  $4,915     $5,496    $5,167      $3,737      $2,490      $2,010     $11,005    $10,327    $7,483
Ratio of expenses to
 average net assets
 (including waivers)......    0.95%      0.95%     0.95%       0.95%       0.93%       0.59%       0.53%      0.44%     0.56%(g)
Ratio of net investment
 income to average net
 assets (including
 waivers).................    6.06%      6.03%     6.00%       6.00%       6.45%       7.77%       8.69%      8.97%     8.47%(g)
Ratio of expenses to
 average net assets
 (before waivers)*........    1.05%      1.05%     1.05%       1.05%       1.06%       1.14%       1.08%      0.99%     1.17%(g)
Ratio of net investment
 income to average net
 assets (before
 waivers)*................    5.96%      5.93%     5.90%       5.90%       6.32%       7.22%       8.14%      8.42%     7.86%(g)
Portfolio turnover........  149.20%     59.32%       50%         31%         52%        105%         75%       148%       22%


                                 INVESTOR B
                                   SHARES
                            --------------------
                              YEAR      MARCH 1,
                             ENDED      1995 TO
                            NOV. 30,    NOV. 30,
                              1996      1995(C)
                            --------    --------
Net asset value, beginning
 of period................   $10.53      $ 9.92
                             ------      ------
Investment activities
 Net investment income....     0.57        0.38
 Net realized and
   unrealized gains
   (losses) from
   investments............    (0.19)       0.61
                             ------      ------
   Total from investment
     activities...........     0.38        0.99
                             ------      ------
Distributions
 Net investment income....    (0.57)      (0.38)
 In excess of net realized
   gains..................       --          --
                             ------      ------
   Total distributions....    (0.57)      (0.38)
                             ------      ------
Net asset value, end of
 period...................   $10.34      $10.53
                             ======      ======
Total return (excludes
 sales charges)...........     3.79%      15.27%(e)
Ratios/Supplemental Data:
Net Assets at end of
 period (000).............   $  511      $  106
Ratio of expenses to
 average net assets
 (including waivers)......     1.65%       1.65%(g)
Ratio of net investment
 income to average net
 assets (including
 waivers).................     5.37%       5.19%(g)
Ratio of expenses to
 average net assets
 (before waivers)*........     1.75%       1.75%(g)
Ratio of net investment
 income to average net
 assets (before
 waivers)*................     5.27%       5.09%(g)
Portfolio turnover........   149.20%      59.32%(g)

---------------
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(b) Period from commencement of operations.
(c) Period from date of initial public offering.
(d) Unaudited.
(e) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 to November 30, 1995.
(f) Not Annualized.
(g) Annualized.

                     SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
                (For a Share outstanding throughout the period)

                                                                  YEAR ENDED        JULY 10,
                                                                   NOVEMBER         1995 TO
                                                                      30,         NOVEMBER 30,
                                                                     1996           1995(A)
                                                                  -----------     ------------
                                                                  INVESTOR A       INVESTOR A
                                                                    SHARES           SHARES
                                                                  -----------     ------------
Net asset value, beginning of period............................    $ 10.08          $10.00
                                                                     ------          ------
Investment activities
  Net investment income.........................................       0.40              --
  Net realized and unrealized gains (losses) from investments...         --            0.08
                                                                     ------          ------
       Total from investment activities.........................       0.40            0.08
                                                                     ------          ------
Distributions
  Net investment income.........................................      (0.40)             --
                                                                     ------          ------
     Total distributions........................................      (0.40)             --
                                                                     ------          ------
Net asset value, end of period..................................    $ 10.08          $10.08
                                                                     ======          ======
Total return....................................................       4.02%           0.80%(b)
Ratios/Supplemental Data:
Net assets at end of period (000)...............................    $    51              --(c)
Ratio of expenses to average net assets (including waivers).....       0.56%           0.00%(d)
Ratio of net investment income to average net assets (including
  waivers)......................................................       3.83%           0.00%(d)
Ratio of expenses to average net assets (before waivers)*.......       1.26%           0.00%(d)
Ratio of net investment income to average net assets (before
  waivers)*.....................................................       3.13%           0.00%(d)
Portfolio turnover..............................................       0.00%           0.00%

---------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not Annualized.
(c) Only one share, worth $10.08, was outstanding as of November 30, 1995.
(d) Annualized.

                     MISSOURI TAX-EXEMPT BOND PORTFOLIO(A)
              (For a Share(b) outstanding throughout each period)

                                                                    INVESTOR A SHARES
                             -----------------------------------------------------------------------------------------------
                                             Six
                               Year        Months                               YEAR ENDED MAY 31,
                               Ended        Ended      ---------------------------------------------------------------------
                             Nov. 30,     Nov. 30,
                               1996        1995(c)     1995(b)
                             ---------    ---------    --------      1994        1993        1992      1991(B)       1992
                             INVESTOR     INVESTOR     INVESTOR    --------    --------    --------    --------    ---------
                                 A            A           A        INVESTOR    INVESTOR    INVESTOR    INVESTOR    PORTFOLIO
                              SHARES       SHARES       SHARES      SHARES      SHARES      SHARES      SHARES      SHARES
                             ---------    ---------    --------    --------    --------    --------    --------    ---------
Net asset value,
 beginning of period........  $ 11.74      $ 11.52     $ 11.13     $ 11.54     $ 10.97     $ 10.62      $10.35      $ 10.56
                              -------      -------     -------     -------     -------     -------      ------       ------
Investment activities
 Net investment income......     0.55         0.27        0.55        0.55        0.58        0.63        0.44         0.68
 Net realized and unrealized
   gains (losses) on
   investments..............    (0.05)        0.22        0.40       (0.37)       0.64        0.43        0.36        (0.09)
                              -------      -------     -------     -------     -------     -------      ------       ------
 Total from investment
   activities...............     0.50         0.49        0.95        0.18        1.22        1.06        0.80         0.59
                              -------      -------     -------     -------     -------     -------      ------       ------
Distributions
 Net investment income......    (0.55)       (0.27)      (0.55)      (0.55)      (0.58)      (0.63)      (0.44)       (0.65)
 Net realized gains.........       --           --       (0.01)      (0.04)      (0.07)      (0.08)      (0.09)
                              -------      -------     -------     -------     -------     -------      ------       ------
   Total distributions......    (0.55)       (0.27)      (0.56)      (0.59)      (0.65)      (0.71)      (0.53)       (0.65)
                              -------      -------     -------     -------     -------     -------      ------       ------
Net asset value, end of
 period.....................  $ 11.69      $ 11.74     $ 11.52     $ 11.13     $ 11.54     $ 10.97      $10.62      $ 10.50
                              =======      =======     =======     =======     =======     =======      ======       ======
Total return (excludes sales
 charges)...................     4.41%        4.32%(g)    8.91%       1.53%      11.47%      10.24%       8.72%        5.50%
Ratios/Supplemental Data:
Net assets at end of period
 (000)......................  $25,144      $24,726     $24,318     $27,919     $23,223     $12,635      $6,211      $ 4,572
Ratio of expenses to average
 net assets (including
 waivers)...................     0.85%        0.95%(h)    0.84%       0.65%       0.63%       0.85%       0.85%        0.70%
Ratio of net investment
 income to average net
 assets (including
 waivers)...................     4.75%        4.64%(h)    5.02%       4.75%       5.11%       5.75%       6.12%        6.38%
Ratio of expenses to average
 net assets (before
 waivers)*..................     1.05%        1.18%(h)    1.18%       1.12%       1.18%       1.49%       1.63%        1.70%
Ratio of net investment
 income to average net
 assets (before waivers)*...     4.55%        4.44%(h)    4.68%       4.28%       4.56%       5.11%       5.34%        5.38%
Portfolio turnover rate.....     3.66%        1.55%         --          20%         15%         21%         71%          41%


                                                   INVESTOR B SHARES
                                PERIOD      -------------------------------
                              ENDED MAY                   SIX
                                 31,                    MONTHS
                             1989(A),(B)      YEAR       ENDED     MARCH 1,
                             -----------     ENDED       NOV.      1995 TO
                              PORTFOLIO     NOV. 30,      30,      MAY 31,
                                SHARES        1996      1995(C)    1995(D)
                              ----------    --------    -------    --------
                             <C
Net asset value,
 beginning of period........    $10.00       $11.74     $11.52      $11.19
                                ------       ------     ------      ------
Investment activities
 Net investment income......      0.58         0.45       0.22        0.11
 Net realized and unrealized
   gains (losses) on
   investments..............      0.58        (0.06)      0.22        0.33
                                ------       ------     ------      ------
 Total from investment
   activities...............      1.16         0.39       0.44        0.44
                                ------       ------     ------      ------
Distributions
 Net investment income......     (0.60)       (0.45)     (0.22)      (0.11)
 Net realized gains.........
                                ------
   Total distributions......     (0.60)       (0.45)     (0.22)      (0.11)
                                ------       ------     ------      ------
Net asset value, end of
 period.....................    $10.56       $11.68     $11.74      $11.52
                                ======       ======     ======      ======
Total return (excludes sales
 charges)...................     12.08%(f)     3.48%      3.88%(g)    8.61%(e)
Ratios/Supplemental Data:
Net assets at end of period
 (000)......................    $4,053       $  675     $  433      $   94
Ratio of expenses to average
 net assets (including
 waivers)...................      0.81%(h)     1.65%      1.77%(h)    1.76%(h)
Ratio of net investment
 income to average net
 assets (including
 waivers)...................      6.36%(h)     3.96%      3.82%(h)    4.00%(h)
Ratio of expenses to average
 net assets (before
 waivers)*..................      1.38%(h)     1.75%      1.87%(h)    1.88%(h)
Ratio of net investment
 income to average net
 assets (before waivers)*...      5.79%(h)     3.86%      3.72%(h)    3.89%(h)
Portfolio turnover rate.....        73%*       3.66%      1.55%         --

---------------
 * During the period, certain fees were voluntary reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Portfolio (formerly, the Long-Term Tax-Exempt Portfolio) commenced operations on July 15, 1988 as an investment portfolio of The ARCH Tax-Exempt Trust. On October 2, 1995, it was reorganized as a new portfolio of the Fund.
(b) The Portfolio had one series of Shares outstanding ("Portfolio Shares") through September 27, 1990. On September 28, 1990, the Portfolio issued a second series of Shares that were designated as "Investor" Shares. On September 27, 1994, the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(c) Upon its reorganization as a portfolio of the Fund, the Portfolio changed its fiscal year-end from May 31 to November 30.
(d) For period from date of initial public offering.
(e) Represents total return for Investor A Shares from June 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 to May 31, 1995.
(f)  Aggregate.
(g) Not Annualized.
(h) Annualized.

                       NATIONAL MUNICIPAL BOND PORTFOLIO
                (For a Share outstanding throughout the period)

                                                              NOVEMBER 18,      NOVEMBER 18,
                                                                  1996              1996
                                                                THROUGH           THROUGH
                                                              NOVEMBER 30,      NOVEMBER 30,
                                                                1996(A)           1996(A)
                                                              ------------      ------------
                                                               INVESTOR A        INVESTOR B
                                                              ------------      ------------
Net asset value, beginning of period.......................      $10.00            $10.00
                                                                 ------            ------
Investment activities
  Net investment income....................................        0.02              0.02
  Net realized and unrealized gains (losses) from
     investments...........................................        0.05              0.05
                                                                 ------            ------
       Total from investment activities....................        0.07              0.07
                                                                 ------            ------
Distributions
  Net investment income....................................       (0.02)            (0.02)
                                                                 ------            ------
       Total distributions.................................       (0.02)            (0.02)
                                                                 ------            ------
Net asset value, end of period.............................      $10.05            $10.05
                                                                 ------            ------
Total return (excludes sales charge).......................        0.73%(b)          0.70%(b)
Ratios/Supplemental Data:
Net assets at end of period (000)..........................      $    1            $    1
Ratio of expenses to average net assets (including
  waivers).................................................        0.37%(c)          1.10%(c)
Ratio of net investment income to average net assets
  (including waivers)......................................        9.08%(c)          8.35%(c)
Ratio of expenses to average net assets (before
  waivers)*................................................        1.07%(c)          1.80%(c)
Ratio of net investment income to average net assets
  (before waivers)*........................................        8.38%(c)          7.65%(c)
Portfolio turnover.........................................        0.00%             0.00%

---------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                        GROWTH & INCOME EQUITY PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                                         INVESTOR A SHARES
                                    --------------------------------------------------------------------------------------------
                                                                      YEAR ENDED NOVEMBER 30,
                                    --------------------------------------------------------------------------------------------
                                      1996        1995      1994(A)       1993        1992      1991(A)
                                    --------    --------    --------    --------    --------    --------
                                    INVESTOR    INVESTOR    INVESTOR    INVESTOR    INVESTOR    INVESTOR
                                    A SHARES    A SHARES     SHARES      SHARES      SHARES      SHARES      1990         1989
                                    --------    --------    --------    --------    --------    --------    -------      -------
Net asset value,
Beginning of period................ $ 16.30     $ 12.70     $ 14.74     $ 14.49      $12.33      $11.22     $ 12.41      $ 10.25
                                     ------      ------      ------      ------      ------      ------      ------       ------
Investment activities
 Net investment income.............    0.20        0.23        0.20        0.25        0.25        0.39        0.39         0.41
 Net realized and unrealized gains
   (losses) from investments.......    3.32        3.74       (0.17)       1.06        2.24        1.47       (0.56)        2.29
                                     ------      ------      ------      ------      ------      ------      ------       ------
Total from investment activities...    3.52        3.97        0.03        1.31        2.49        1.86       (0.17)        2.70
                                     ------      ------      ------      ------      ------      ------      ------       ------
Distributions
 Net investment income.............   (0.20)      (0.23)      (0.21)      (0.25)      (0.26)      (0.39)      (0.39)       (0.51)
 In excess of net investment
   income..........................   (0.01)         --          --          --          --          --
 Net realized gain.................   (0.94)      (0.14)      (0.18)      (0.81)      (0.07)      (0.36)      (0.63)       (0.03)
 In excess of net realized gains         --          --       (1.68)         --          --          --          --           --
                                     ------      ------      ------      ------      ------      ------      ------       ------
   Total distributions.............   (1.15)      (0.37)      (2.07)      (1.06)      (0.33)      (0.75)      (1.02)       (0.54)
                                     ------      ------      ------      ------      ------      ------      ------       ------
Net asset value, end of period..... $ 18.67     $ 16.30     $ 12.70     $ 14.74      $14.49      $12.33     $ 11.22      $ 12.41
                                     ======      ======      ======      ======      ======      ======      ======       ======
Total return (excludes sales
 charges)..........................   22.99%      31.95%       0.20%       9.65%      20.59%      17.39%      (1.36)%      27.11%
Ratios/Supplemental Data:
Net Assets at end of period
 (000)............................. $38,229     $25,082     $18,343     $11,157      $6,044      $3,254     $20,116      $17,892
Ratio of expenses to average net
 assets (including waivers)........    1.05%       1.05%       1.05%       0.74%       0.71%       0.34%      0.35%         0.42%
Ratio of net investment income to
 average net assets (including
 waivers)..........................    1.20%       1.59%       1.45%       1.74%       1.94%       3.50%      3.42%         3.69%
Ratio of expenses to average net
 assets (before waivers)*..........    1.15%       1.15%       1.15%       0.96%       0.85%       1.05%      1.00%         1.07%
Ratio of net investment income to
 average net assets (before
 waivers)*.........................    1.10%       1.49%       1.35%       1.52%       1.80%       2.79%      2.77%         3.04%
Portfolio turnover.................   63.90%      58.50%         65%         41%         79%         78%       227%          133%
Average commission rate paid (e)... $0.0598          --          --          --          --          --          --           --


                                                          INVESTOR B
                                                            SHARES
                                                     --------------------
                                     JUNE 2,           YEAR      MARCH 1,
                                     1988 TO          ENDED      1995 TO
                                     NOV. 30,        NOV. 30,    NOV. 30,
                                     1988(B)           1996      1995(C)
                                     --------        --------    --------
Net asset value,
Beginning of period................  $ 10.00         $ 16.23      $13.43
                                      ------          ------      ------
Investment activities
 Net investment income.............     0.28            0.11        0.14
 Net realized and unrealized gains
   (losses) from investments.......     0.06            3.30        2.81
                                      ------          ------      ------
Total from investment activities...     0.34            3.41        2.95
                                      ------          ------      ------
Distributions
 Net investment income.............    (0.09)          (0.11)      (0.15)
 In excess of net investment
   income..........................
 Net realized gain.................       --           (0.01)         --
 In excess of net realized gains          --           (0.94)         --
                                      ------          ------      ------
   Total distributions.............    (0.09)          (1.06)      (0.15)
                                      ------          ------      ------
Net asset value, end of period.....  $ 10.25         $ 18.58      $16.23
                                      ======          ======      ======
Total return (excludes sales
 charges)..........................     3.46%(d),(f)   22.29%      31.20%(e)
Ratios/Supplemental Data:
Net Assets at end of period
 (000).............................  $10,890         $ 3,537      $  781
Ratio of expenses to average net
 assets (including waivers)........     0.41%(g)        1.75%       1.75%(g)
Ratio of net investment income to
 average net assets (including
 waivers)..........................     5.62%(g)        0.49%       0.87%(g)
Ratio of expenses to average net
 assets (before waivers)*..........     1.12%(g)        1.85%       1.85%(g)
Ratio of net investment income to
 average net assets (before
 waivers)*.........................     4.91%(g)        0.39%       0.77%(g)
Portfolio turnover.................       30%          63.90%      58.50%(g)
Average commission rate paid (e)...       --         $0.0598          --

---------------
 * During the period, fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(b) Period from commencement of operations.
(c) Period from date of initial public offering.
(d) Unaudited.
(e) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 to November 30, 1995.
(f) Not Annualized.
(g) Annualized.
(h) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                         SMALL CAP EQUITY PORTFOLIO(A)
              (For a Share(b) outstanding throughout each period)

                                                  INVESTOR A SHARES                                       INVESTOR B SHARES
                     ----------------------------------------------------------------------------    ----------------------------
                                                                                        MAY 6,                         MARCH 1,
                      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED       1992 TO        YEAR ENDED       1995 TO
                     NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,
                         1996            1995          1994(B)           1993          1992(B)           1996          1995(D)
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
                       INVESTOR        INVESTOR        INVESTOR        INVESTOR        INVESTOR        INVESTOR        INVESTOR
                       A SHARES        A SHARES        A SHARES        A SHARES        A SHARES        B SHARES        B SHARES
                     ------------    ------------    ------------    ------------    ------------    ------------    ------------
Net asset value,
 beginning of
 period..............   $  13.44       $  11.99        $  13.14        $  11.23        $  10.10        $  13.37        $  11.83
                         -------         ------          ------          ------          ------          ------          ------
Investment activities
 Net investment
 income (loss).......      (0.01)            --           (0.03)           0.03            0.02           (0.07)          (0.03)
Net realized and
 unrealized
 gains from
 investments               1.03            2.36             .89            2.14            1.13            0.99            1.57
                         -------         ------          ------          ------          ------          ------          ------
Total from investment
 activities..........       1.02           2.36            0.86            2.17            1.15            0.92            1.54
                         -------         ------          ------          ------          ------          ------          ------
Distributions
 Net investment
   income............         --             --              --           (0.05)          (0.02)             --              --
 In excess of net
   investment
   income............      (0.01)            --              --              --              --              --              --
 Net realized
   gains.............      (1.05)         (0.91)          (1.78)          (0.21)             --           (1.05)             --
 In excess of net
   realized gains....         --             --           (0.23)             --              --              --              --
                         -------         ------          ------          ------          ------          ------          ------
 Total
   distributions.....      (1.06)         (0.91)          (2.01)          (0.26)          (0.02)          (1.05)             --
                         -------         ------          ------          ------          ------          ------          ------
Net asset value, end
 of period...........   $  13.40       $  13.44        $  11.99        $  13.14        $  11.23        $  13.24        $  13.37
                         =======         ======          ======          ======          ======          ======          ======
Total return
 (excludes
 sales charges)......       8.36%         21.47%           7.38%          19.75%          12.55%(f)        7.63%          20.83%(e)
Ratios/Supplemental
 Data:
Net Assets at end of
 period (000)........   $ 13,889       $ 15,056        $ 10,899        $  4,559        $    753        $  1,272        $    603
Ratio of expenses to
 average net assets
 (including
 waivers)............       1.26%          1.26%           1.25%           0.61%           0.30%(g)        1.96%           1.96%(g)
Ratio of net
 investment income to
 average net assets
 (including
 waivers)............      (0.13)%        (0.12)%         (0.44)%          0.19%           0.78%(g)       (0.83)%         (0.78%)(g)
Ratio of expenses to
 average net assets
 (before waivers)*...       1.36%          1.36%           1.36%           1.23%           1.12%(g)        2.06%           2.06%(g)
Ratio of net
 investment income to
 average net assets
 (before waivers)*...      (0.23)%        (0.22)%         (0.55)%         (0.43)%         (0.04)%(g)      (0.93)%         (0.88%)(g)
Portfolio turnover...      65.85%         83.13%             85%             65%             56%          65.85%          83.13%
Average commission
 rate paid(h)........   $ 0.0582             --              --              --              --        $ 0.0582              --

------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Emerging Growth Portfolio changed its name to Small Cap Equity Portfolio on December 1, 1996.
(b) On May 6, 1992, the Portfolio issued a series of Shares which were designated as "Investor" Shares. On September 27, 1994 the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(c) Period from commencement of operations.
(d) Period from date of initial public offering.
(e) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 through November 30, 1995.
(f) Not Annualized.
(g) Annualized.
(h) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                         INTERNATIONAL EQUITY PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                             INVESTOR A SHARES
                                              -----------------------------------------------
                                               YEAR ENDED      YEAR ENDED      APRIL 4, 1993
                                              NOVEMBER 30,    NOVEMBER 30,    TO NOVEMBER 30,           INVESTOR B SHARES
                                                  1996            1995         1994(A)(B)(C)     --------------------------------
                                              ------------    ------------    ---------------     YEAR ENDED     MARCH 1, 1995 TO
                                                INVESTOR        INVESTOR         INVESTOR        NOVEMBER 30,      NOVEMBER 30,
                                                A SHARES        A SHARES         A SHARES            1996            1995(D)
                                              ------------    ------------    ---------------    ------------    ----------------
Net asset value,
 beginning of period.........................   $  10.76         $ 9.90           $ 10.00          $  10.71           $ 9.26
                                                  ------         ------            ------            ------           ------
Investment activities
 Net investment income (loss)................       0.02           0.02             (0.01)            (0.04)           (0.03)
 Net realized and unrealized gains from
   investments and foreign currency..........       1.27           0.86             (0.09)             1.23             1.48
                                                  ------         ------            ------            ------           ------
 Total from investment activities............       1.29           0.88             (0.10)             1.19             1.45
                                                  ------         ------            ------            ------           ------
Distributions
 Net investment income.......................         --          (0.01)               --                --               --
 Tax return of capital.......................         --          (0.01)               --                --               --
                                                  ------         ------            ------            ------           ------
 Total distributions.........................         --          (0.02)               --                --               --
                                                  ------         ------            ------            ------           ------
Net asset value, end of period...............   $  12.05         $10.76           $  9.90          $  11.90           $10.71
                                                  ======         ======            ======            ======           ======
Total return (excludes sales charges)........      11.99%          8.89%            (1.00)%(f)        11.11%            8.38%(e)
Ratios/Supplemental Data:
Net Assets at end of period (000)............   $  2,573         $1,568           $   791          $    437           $  102
Ratio of expenses to average net assets
 (including waivers).........................       1.44%          1.45%             1.55%(g)          2.14%            2.02%(g)
Ratio of net investment income to average net
 assets (including waivers)..................       0.19%          0.07%            (0.39)%(g)        (0.50)%          (0.96)%(g)
Ratio of expenses to average net assets
 (before waivers)*...........................       1.75%          1.76%             1.89%(g)          2.46%            2.44%(g)
Ratio of net investment income to average net
 assets (before waivers)*....................      (0.12)%        (0.24)%           (0.73)%(g)        (0.82)%          (1.38)%(g)
Portfolio turnover...........................      77.63%         62.78%               21%            77.63%           62.78%
Average commission rate paid(h)..............   $ 0.0251             --                --          $ 0.0251               --

------------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) On April 4, 1994, the Portfolio issued a series of Shares which were designated as "Trust" Shares. In addition, on May 2, 1994, the Portfolio issued a new series of Shares which were designated as "Investor" Shares. The financial highlights presented for April 4, 1994 to May 2, 1994 represent financial highlights applicable to Trust Shares.
(c) On September 27, 1994, the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(d) Period from date of initial public offering.
(e) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 through November 30, 1995.
(f) Not Annualized.
(g) Annualized.
(h) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                               BALANCED PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                     INVESTOR A SHARES
                              ---------------------------------------------------------------
                               YEAR ENDED      YEAR ENDED      YEAR ENDED      APRIL 1, 1993
                              NOVEMBER 30,    NOVEMBER 30,    NOVEMBER 30,    TO NOVEMBER 30,           INVESTOR B SHARES
                                  1996            1995            1994            1993(B)        --------------------------------
                              ------------    ------------    ------------    ---------------     YEAR ENDED     MARCH 1, 1995 TO
                                INVESTOR        INVESTOR        INVESTOR         INVESTOR        NOVEMBER 30,      NOVEMBER 30,
                                A SHARES        A SHARES        A SHARES         A SHARES            1996            1995(C)
                              ------------    ------------    ------------    ---------------    ------------    ----------------
Net asset value,
 beginning of period.........   $  11.65         $ 9.61          $10.22           $ 10.00          $  11.59           $10.13
                                  ------         ------          ------            ------            ------
Investment activities
 Net investment income.......       0.32           0.32            0.28              0.23              0.25             0.22
 Net realized and unrealized
   gains from investments....       1.34           2.02           (0.47)             0.15              1.33             1.44
                                  ------         ------          ------            ------            ------           ------
 Total from investment
   activities................       1.66           2.34           (0.19)             0.38              1.58             1.66
                                  ------         ------          ------            ------            ------           ------
Distributions
 Net investment income.......      (0.31)         (0.30)          (0.29)            (0.16)            (0.26)           (0.20)
 Net realized gains..........      (0.42)            --              --                --             (0.42)              --
 In excess of net realized
   gains.....................         --             --           (0.13)               --                --               --
                                  ------         ------          ------            ------            ------           ------
 Total distributions.........      (0.73)         (0.30)          (0.42)            (0.16)            (0.68)           (0.20)
                                  ------         ------          ------            ------            ------           ------
Net asset value, end of
 period......................   $  12.58         $11.65          $ 9.61           $ 10.22          $  12.49           $11.59
                                  ======         ======          ======            ======            ======           ======
Total return (excludes sales
 charges)....................      15.10%         24.85%          (1.91%)            3.86%(e)         14.35%           23.92%(d)
Ratios/Supplemental Data:
 Net Assets at end of period
   (000).....................   $  9,328         $8,348          $7,321           $ 1,978          $    321           $   36
 Ratio of expenses to average
   net assets (including
   waivers)..................       1.27%          1.27%           1.27%             0.56%(f)          1.96%            1.93%(f)
 Ratio of net investment
   income to average net
   assets (including
   waivers)..................       2.79%          2.98%           2.77%             3.42%(f)          2.09%            2.28%(f)
 Ratio of expenses to average
   net assets (before
   waivers)*.................       1.37%          1.37%           1.39%             1.21%(f)          2.06%            2.03%(f)
 Ratio of net investment
   income to average net
   assets (before
   waivers)*.................       2.69%          2.88%           2.65%             2.77%(f)          1.99%            2.18%(f)
 Portfolio turnover..........      85.16%         58.16%             49%               26%(f)         85.16%           58.16%
 Average commission rate
   paid(g)...................   $ 0.0599             --              --                --          $ 0.0599               --

------------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) On September 27, 1994, the Portfolio redesignated Investor Shares as "Investor A" Shares and authorized the issuance of a series of Shares designated as "Investor B" Shares.
(b) Period from commencement of operations.
(c) Period from date of initial public offering.
(d) Represents total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus total return for Investor B Shares from March 1, 1995 through November 30, 1995.
(e) Not Annualized.
(f) Annualized.

            INVESTMENT OBJECTIVES, POLICIES AND RISK CONSIDERATIONS

     Although management will use its best efforts to achieve the investment objective of each Portfolio, there can be no assurance that it will be able to do so. The investment objective of each Portfolio may be changed only with the affirmative vote of a majority of the outstanding Shares of the Portfolio, except that the investment objectives of the Bond Index and Equity Index Portfolios may be changed by the Fund's Board of Directors without shareholder approval. Shareholders of the latter Portfolios will be given at least 30 days' written notice before any such change occurs. The Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios are "money market" funds that invest in instruments with remaining maturities of 397 days or less (with certain exceptions) and with dollar-weighted average portfolio maturities of 90 days or less, subject to the quality, diversification and other requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, (the "1940 Act") and other rules of the Securities and Exchange Commission (the "SEC").

THE TREASURY MONEY MARKET PORTFOLIO

     The Treasury Money Market Portfolio's investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal. In pursuing its investment objective, the Portfolio invests in selected money market obligations issued by the U.S. Government (or its agencies and instrumentalities) that are guaranteed as to principal and interest by the U.S. Government, the interest on which is generally exempt from state income tax. Securities that are generally eligible for this exemption include those issued by the U.S. Treasury (bills, certificates of indebtedness, notes and certain bonds) and certain U.S. Government agencies and instrumentalities, including the General Services Administration and Small Business Administration. Each investor should consult his or her tax advisor to determine whether distributions from the Portfolio are exempt from state income tax in the investor's home state. Under normal market conditions, the Portfolio intends to invest substantially all (but not less than 65%) of its total assets in securities with the above characteristics and (except to the extent discussed below) will not enter into repurchase agreements or purchase any U.S. Government security that the Adviser believes is subject to state income tax.

     Under extraordinary circumstances, such as when appropriate exempt securities are unavailable or pending investment, the Treasury Money Market Portfolio may temporarily hold cash or invest in repurchase agreements collateralized by U.S. Government securities, other U.S. Government agency or instrumentality securities, securities of other investment companies that invest in securities in which the Portfolio is permitted to invest, or cash equivalents.

THE MONEY MARKET PORTFOLIO

     The Money Market Portfolio's investment objective is to seek current income with liquidity and stability of principal. In pursuing its investment objective, the Portfolio invests substantially all of its assets in a broad range of money market instruments. These instruments include obligations of the U.S. Government, U.S. dollar-denominated foreign securities, obligations of U.S. and foreign banks and savings and loan institutions and commercial obligations that meet the applicable quality requirements described below.

     The Money Market Portfolio will purchase only "First Tier Eligible Securities" (as defined by the SEC) that present minimal credit risks as determined by the Adviser pursuant to guidelines approved by the Fund's Board of Directors. First Tier Eligible Securities consist of (i) securities that either
(a) have short-term debt ratings at the time of purchase in the highest rating category by at least two unaffiliated nationally recognized statistical rating organizations ("Rating Agencies") (or one Rating Agency if the security was rated by only one Rating Agency), or (b) are issued by issuers with such ratings, and (ii) certain securities that are unrated (including securities of issuers that have long-term but not short-term ratings) but are of comparable quality as determined in accordance with guidelines approved by the Board of Directors. The applicable ratings by Rating Agencies are described in Appendix A to the Statement of Additional Information. The following descriptions illustrate the types of instruments in which the Portfolio invests.

     Banking Obligations. The Money Market Portfolio may purchase obligations of issuers in the banking industry, such as certificates of deposit, letters of credit, bankers' acceptances and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The Portfolio may invest in obligations of foreign banks or foreign branches of U.S. banks in amounts not in excess of 25% of its assets where the Adviser deems the instrument to present minimal credit risks. (See "Risk Factors--Risks Associated with Foreign Securities and Currencies" below.) The Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of the value of its total assets.

     Commercial Paper and Variable and Floating Rate Instruments. The Portfolio may invest in commercial paper, including asset-backed commercial paper representing interests in a pool of corporate receivables, dollar-denominated obligations issued by domestic and foreign bank holding companies, and corporate bonds that meet the quality and maturity requirements described above. The Portfolio may also invest in variable or floating rate notes that may have a stated maturity in excess of thirteen months but will, in any event, permit the Portfolio to demand payment of the principal of the instrument at least once every thirteen months upon no more than 30 days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). Such instruments may include variable amount master demand notes, which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated variable and floating rate instruments will be determined by the Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to First Tier Eligible Securities. There may be no active secondary market in the instruments, which could make it difficult for the Portfolio to dispose of an instrument in the event the issuer were to default on its payment obligation or during periods that the Portfolio could not exercise its demand rights. The Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. Variable and floating rate instruments held by the Portfolio will be subject to the Portfolio's 10% limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a liquid trading market is absent.

     Government Obligations. The Money Market Portfolio may invest in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. In addition, the Portfolio may, when deemed appropriate by the Adviser, invest in short-term obligations issued by state and local governmental issuers that meet the quality requirements described above and, as a result of the Tax Reform Act of 1986, carry yields that are competitive with those of other types of money market instruments of comparable quality.

THE TAX-EXEMPT MONEY MARKET PORTFOLIO

     The Tax-Exempt Money Market Portfolio's investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. The Portfolio seeks to achieve its objective by investing substantially all of its assets in short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their respective political subdivisions, agencies, instrumentalities and authorities the interest on which, in the opinion of bond counsel or counsel to the issuer, is exempt from regular federal income tax (collectively, "Municipal Obligations"). The Portfolio may also hold tax-exempt derivative securities such as tender option bonds, participations, beneficial interests in trusts and partnership interests.

     The Tax-Exempt Money Market Portfolio will purchase only "First Tier Eligible Securities" (as defined by the SEC) that present minimal credit risks as determined by the Adviser pursuant to guidelines approved by the Board of Directors. See "The Money Market Portfolio" above for a description of "First Tier Eligible Securities."

     Dividends paid by the Tax-Exempt Money Market Portfolio that are derived from interest attributable to tax-exempt obligations of a particular state and its political subdivisions as well as of certain other governmental issuers including Puerto Rico, Guam and the Virgin Islands may be exempt from federal and state income tax. Dividends derived from interest on obligations of other governmental issuers are exempt from federal income tax but may be subject to state income tax.

     As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt Municipal Obligations to be available, at least 80% of the Tax-Exempt Money Market Portfolio's total assets will be invested in Municipal Obligations. The Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested during temporary defensive periods.

     In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable and subject to the quality standards described above, the Tax-Exempt Money Market Portfolio may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category by a Rating Agency; certificates of deposit or bankers' acceptances of domestic branches of U.S. banks with total assets at the time of purchase of $1 billion or more; or repurchase agreements with respect to such obligations.

THE U.S. GOVERNMENT SECURITIES PORTFOLIO

     The U.S. Government Securities Portfolio's investment objective is to seek a high rate of current income that is consistent with relative stability of principal. In pursuing its investment objective, the Portfolio invests in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities normally having remaining maturities of 1 to 30 years and repurchase agreements relating to such obligations. (For further information, see "Other Applicable Policies--U.S. Government Obligations" below.)

     Consistent with its investment policies, the U.S. Government Securities Portfolio may invest in mortgage-backed securities, including those representing an undivided ownership interest in a pool of mortgage loans, such as certificates issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") and collateralized mortgage obligations ("CMOs"). For further information regarding these instruments, see "Other Applicable Policies--Asset-Backed Securities" below.

THE INTERMEDIATE CORPORATE BOND PORTFOLIO

     The Intermediate Corporate Bond Portfolio's investment objective is to seek as high a level of current income as is consistent with preservation of capital. In pursuing its investment objective, the Portfolio will invest, under normal market and economic conditions, at least 65% of its total assets in non-convertible corporate debt obligations, which shall mean obligations of (i) domestic or foreign business corporations, or (ii) agencies, instrumentalities or authorities which are organized in corporate form by one or more states or political subdivisions in the United States or one or more foreign governments. The Portfolio may also invest in obligations issued or guaranteed by the U.S. or foreign governments, their agencies or instrumentalities, and asset-backed securities, including various collateralized mortgage obligations and other mortgage-related securities. For further information regarding these instruments, see "Other Applicable Policies--Asset-Backed

Securities" below. In making investment decisions, the Adviser will consider a number of factors including current yield, maturity, yield to maturity, anticipated changes in interest rates, and the overall quality of the investment. The Portfolio seeks to provide a current yield greater than that generally available from money market instruments.

     The Portfolio may purchase debt securities which are rated at the time of purchase in one of the four highest rating categories assigned by one or more Rating Agencies or in unrated debt securities deemed by the Adviser to be of comparable quality. Under normal market and economic conditions, however, the Portfolio intends to invest at least 65% of its total assets in debt obligations rated in one of the three highest rating categories assigned by one or more Rating Agencies (or unrated debt obligations determined to be of comparable quality). Securities that are rated in the lowest of the four highest rating categories have speculative characteristics, even though they are of investment grade quality, and such securities will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Unrated debt securities will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Debt securities purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations in which the Portfolio may invest include (i) money market instruments, such as commercial paper, including variable and floating rate instruments, rated at the time of purchase in one of the two highest rating categories assigned by a Rating Agency or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase, and bank obligations, including bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. and foreign banks having total assets at the time of purchase in excess of $1 billion, (ii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (iii) repurchase agreements. For further information regarding variable and floating rate instruments, see "The Money Market Portfolio--Commercial Paper and Variable and Floating Rate Instruments" above. Although the Portfolio will invest in obligations of foreign banks or foreign branches of U.S. banks only when the Adviser determines that the instrument presents minimal credit risks, such investments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. See "Risk Factors--Risks Associated with Foreign Securities and Currencies" below. Investments in the obligations of foreign banks or foreign branches of U.S. banks will not exceed 25% of the Portfolio's total assets at the time of purchase.

     The Portfolio's average weighted maturity will be between three and ten years and will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE BOND INDEX PORTFOLIO

     The Bond Index Portfolio seeks to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities as represented by the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate").

     The Portfolio is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Instead, the Portfolio uses an investment strategy called "indexing" whereby it seeks to approximate the investment performance of the market segment comprised of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Aggregate, through the use of sophisticated computer models to determine which securities should be purchased or sold, while keeping transaction and administrative costs to a minimum. The Portfolio will invest substantially all of its total assets in securities listed in the Lehman Aggregate, including without limitation, asset-backed securities. For further information regarding asset-backed securities see "Other Applicable Policies--Asset-Backed Securities" below. The Adviser generally selects securities for the Portfolio on the basis of their weightings in the Lehman Aggregate and will only purchase a security for the Portfolio that is included in the Lehman Aggregate at the time of such purchase. The Portfolio should exhibit price and yield volatility similar to that of the Lehman Aggregate. For further information, see "Other Investment Policies--The Indexing Approach" below and the Statement of Additional Information under "Investment Objectives and Policies--The Indexing Approach."

     With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. See "The Intermediate Corporate Bond Portfolio" above for a description of the types of money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments. If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

     The Lehman Aggregate. The Lehman Aggregate is composed of U.S. Government, mortgage-backed, asset-backed and nonconvertible corporate debt securities that meet the following criteria: the securities have at least $100 million par amount outstanding; the securities are rated investment grade (at least Baa or BBB) by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") (if not rated by Moody's); have at least one year until maturity; and have coupons with fixed rates. The Lehman Aggregate excludes collateralized mortgage obligations ("CMOs"), adjustable rate mortgages, manufactured homes, non-agency bonds, buydowns, graduated equity mortgages, project loans and non-conforming (i.e., "jumbo") mortgages. As of December 31, 1996, over 5,727 issues were included in the Lehman Aggregate, representing approximately $4.5 trillion in market value. U.S. Treasury and agency securities represented approximately 51.6% of the total market value, asset-backed and mortgage-backed securities represented approximately 30.6% of the total market value, with corporate debt securities representing the balance of approximately 17.82%. The average maturity of the Lehman Aggregate was approximately 8.7 years. The Adviser believes that the Lehman Aggregate is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to investors, and it is widely accepted as a reference for bonds and other fixed income investments.

     Because of the large number of issues included in the Lehman Aggregate, the Portfolio cannot invest in all such issues. Instead, the Portfolio will hold a representative sample of approximately 100 of the securities in the Lehman Aggregate, selecting one or two issues to represent an entire "class" or type of securities in the Lehman Aggregate. At a minimum, the Portfolio seeks to hold securities which reflect the major asset classes in the Lehman Aggregate--U.S. Treasury and agency issues, mortgage-backed securities, asset-backed securities and non-convertible corporate debt securities. As the Portfolio's assets increase, these classes will be further delineated along the lines of sector, term-to-maturity, coupon and credit ratings. This sampling technique is expected to be an effective means of substantially duplicating the price and performance provided by the securities comprising the Lehman Aggregate.

     Securities rated Baa by Moody's or BBB by S&P have speculative characteristics even though they are of investment-grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities.

THE GOVERNMENT & CORPORATE BOND PORTFOLIO

     The Government & Corporate Bond Portfolio's investment objective is to seek the highest level of current income consistent with conservation of capital. In pursuing its investment objective, the Portfolio intends to invest at least 65% of its assets in fixed-income and related debt securities rated in one of the three highest rating categories assigned by a Rating Agency at the time of purchase or in unrated investments deemed by the Adviser to be of comparable quality pursuant to guidelines approved by the Fund's Board of Directors. Debt securities may include a broad range of fixed and variable rate bonds, debentures, notes, and securities convertible into or exchangeable for common stock; dollar-denominated debt obligations of foreign issuers, including foreign corporations and governments; and first mortgage loans, income participation loans, participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, CMOs and other mortgage-related securities, and other asset-backed securities. For further information regarding asset-backed securities, see "Other Applicable Policies--Asset-Backed Securities" below. The Portfolio may invest up to 10% of its total assets at the time of purchase in dollar-denominated debt obligations of foreign issuers, either directly or through American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"), and up to 25% of its total assets at the time of purchase in non-mortgage asset-backed securities, respectively. See "Other Applicable Policies--Foreign Securities" below and the Statement of Additional Information under "Investment Objectives and Policies--ADRs and EDRs."

     The Government & Corporate Bond Portfolio may purchase debt securities which are rated at the time of purchase within the four highest rating categories assigned by Rating Agencies or unrated debt securities (including convertible securities) which the Adviser believes present attractive opportunities and are of at least comparable quality to instruments so rated. The Portfolio's dollar-weighted average portfolio quality is expected to be at least "A" or higher. Securities rated in the lowest of the above four rating categories have speculative characteristics, even though they are of investment-grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities. Such securities will be purchased (and retained) only when the Adviser believes the issuers have an adequate capacity to pay interest and repay principal. (For a description of the rating categories of Rating Agencies, see Appendix A to the Statement of Additional Information.) In making investment decisions, the Adviser will consider a number of factors including current yield, maturity, yield to maturity, anticipated changes in interest rates, and the overall quality of the investment. The Portfolio seeks to provide a current yield greater than that generally available from money market instruments.

     The Government & Corporate Bond Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations include, but are not limited to, commercial paper, bankers' acceptances, certificates of deposit, demand and time deposits of domestic and foreign banks and savings and loan associations, repurchase agreements and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

THE SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO

     The Short-Intermediate Municipal Portfolio's investment objective is to seek as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital. The Portfolio seeks to achieve its objective by investing substantially all of its assets in investment grade Municipal Obligations. As a matter of fundamental policy, under normal market conditions at least 80% of the Portfolio's total assets will be invested in Municipal Obligations, primarily bonds (at least 65% under normal market conditions).

     The Short-Intermediate Municipal Portfolio invests in Municipal Obligations that are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency. The Portfolio may also invest in short-term Municipal Obligations such as municipal notes, tax-exempt commercial paper, and variable and floating rate demand obligations that are rated at the time of purchase within the two highest rating categories assigned by a Rating Agency. Municipal Obligations rated in the lowest of the four highest rating categories for bonds are considered to have speculative characteristics, even though they are of investment grade quality. Such bonds will be purchased only if the Adviser believes they have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Municipal Obligations purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30-60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     In addition, the Short-Intermediate Municipal Portfolio may from time to time during temporary defensive periods, invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories assigned by a Rating Agency; or repurchase agreements with respect to such obligations.

     During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Short-Intermediate Municipal Portfolio may also hold uninvested cash reserves which do not earn income pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods.

     The Short-Intermediate Municipal Portfolio's average dollar-weighted maturity will be between two and five years and will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE MISSOURI TAX-EXEMPT BOND PORTFOLIO

     The Missouri Tax-Exempt Bond Portfolio's investment objective is to seek as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio invests substantially all of its assets in investment-grade Missouri Municipal Obligations (which, to the extent possible, are also exempt from Missouri income tax).

     Dividends paid by the Missouri Tax-Exempt Bond Portfolio that are derived from interest attributable to tax-exempt obligations of the State of Missouri and its political subdivisions as well as of certain other governmental issuers including Puerto Rico, Guam and the Virgin Islands ("Missouri Municipal Obligations") are exempt from federal and Missouri income tax. Dividends derived from interest on obligations of other governmental issuers are exempt from federal income tax but may be subject to Missouri income tax.

     As a matter of fundamental policy, under normal market conditions, at least 65% of the Missouri Tax-Exempt Bond Portfolio's total assets will be invested in Missouri Municipal Obligations. The Portfolio will seek to maximize the proportion of its dividends which are exempt from both federal and Missouri income tax and presently expects to invest substantially all of its total assets in Missouri Municipal Obligations.

     The Missouri Tax-Exempt Bond Portfolio invests in Municipal Obligations that are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency. The Portfolio may also invest in short-term Municipal Obligations such as municipal notes, tax-exempt commercial paper and variable or floating rate demand obligations that are rated at the time of purchase within the two highest rating categories assigned by a Rating Agency. Municipal Obligations rated in the lowest of the four highest rating categories for bonds are considered to have speculative characteristics, even though they are of investment grade quality. Such bonds will be purchased only if the Adviser believes the issuers have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. The applicable Municipal Obligation ratings are described in the Appendix to the Statement of Additional Information.

     As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt Municipal Obligations to be available, at least 80% of the Missouri Tax-Exempt Bond Portfolio's total assets will be invested in Municipal Obligations. The Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested during temporary defensive periods.

     In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable and subject to the quality standards described above, the Missouri Tax-Exempt Bond Portfolio may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. See "The Tax-Exempt Money Market Portfolio" above for a description of the types of taxable money market instruments in which the Portfolio may invest.

     The Missouri Tax-Exempt Bond Portfolio's average weighted maturity will vary in light of market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE NATIONAL MUNICIPAL BOND PORTFOLIO

     The National Municipal Bond Portfolio's investment objective is to seek as high a level of current income exempt from regular federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio intends to invest, under normal market and economic conditions, substantially all of its assets in investment grade Municipal Obligations. As a matter of fundamental policy, under normal market and economic conditions at least 80% of the Portfolio's total assets will be invested in Municipal Obligations, primarily, bonds (at least 65% under normal market conditions).

     The Portfolio may purchase Municipal Obligations that are rated at the time of purchase in one of the four highest rating categories assigned by one or more Rating Agencies or in unrated Municipal Obligations deemed by the Adviser to be of comparable quality. Under normal market and economic conditions, however, the Portfolio intends to invest at least 65% of its assets in Municipal Obligations rated at the time of purchase in one of the three highest rating categories assigned by one or more Rating Agencies (or unrated Municipal Obligations determined to be of comparable quality). Securities that are rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality, and will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Municipal Obligations purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     In addition, the Portfolio may from time to time during temporary defensive periods, invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities and debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories of a Rating Agency. The Portfolio does not intend to invest in taxable obligations under normal market conditions.

     During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Portfolio may also hold uninvested cash reserves which do not earn income pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods. The Portfolio does not intend to hold uninvested cash reserves under normal market conditions.

     The Portfolio's average dollar-weighted maturity will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE EQUITY INCOME PORTFOLIO

     The Equity Income Portfolio's investment objective is to seek to provide an above-average level of income consistent with long-term capital appreciation. In pursuing its investment objective, the Portfolio intends to invest, under normal market and economic conditions, substantially all of its assets in common stock, preferred stock, rights, warrants, and securities convertible into common stock. The Adviser will select stocks based on a number of quantitative factors, including dividend yield, current and future earnings potential compared to stock prices, total return potential and other measures of value, such as cash flow, asset value or book value, if appropriate. Stocks purchased for the Portfolio generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable as compared to the price and yield of the common stock. The stocks or securities in which the Portfolio invests may be expected to produce an above average level of income (as measured by the Standard & Poor's 500 Composite Stock Price Index). Under normal market and economic conditions, at least 65% of the Portfolio's total assets will be invested in income-producing equity securities.

     The Portfolio may indirectly invest in foreign securities through the purchase of ADRs and EDRs, but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 15% of the Portfolio's total assets. For further information, see "Other Applicable Policies-- Foreign Securities" below and the Statement of Additional Information under "Investment Objectives and Policies--ADRs and EDRs."

     The Portfolio reserves the right to hold as a temporary defensive measure during abnormal market or economic conditions up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, such abnormal market or economic conditions warrant. See "The Intermediate Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest and the applicable limitations with respect to such investments.

THE EQUITY INDEX PORTFOLIO

     The Equity Index Portfolio, which is expected to commence operations in 1997, seeks to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500").

     Like the Bond Index Portfolio, the Equity Index Portfolio is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Instead, the Portfolio uses an investment strategy called "indexing" whereby it seeks to approximate the investment performance of the market segment comprised of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the S&P 500, through the use of sophisticated computer models to determine which securities should be purchased or sold, while keeping transaction and administrative costs to a minimum. The Portfolio will invest substantially all of its total assets in securities listed in the S&P
500. The Adviser generally selects securities for the Portfolio on the basis of their weightings in the S&P 500 and will only purchase a security for the Portfolio that is included in the S&P 500 at the time of such purchase. The Portfolio should exhibit price volatility similar to that of the S&P 500. For further information, see "Other Investment Policies--The Indexing Approach" below and the Statement of Additional Information under "Investment Objectives and Policies--The Indexing Approach."

     With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. See "The Intermediate Corporate Bond Portfolio" above for a description of the money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments. If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

     The S&P 500. The S&P 500 is composed of approximately 500 common stocks, most of which are listed on the New York Stock Exchange. S&P chooses the stocks for the S&P 500 on a statistical basis. As of December 31, 1996 the stocks in the S&P 500 have an average market capitalization of $5.6 trillion and account for approximately 69% of the total market value of all U.S. common stocks. Normally, the Equity Index Portfolio will hold all 500 stocks in the S&P 500 and will hold each stock approximately the same percentage as that stock represents in the S&P 500. Under certain circumstances, the Portfolio may not hold all 500 stocks in the S&P 500, for example because of changes in the S&P 500, or as a result of shareholder activity in the Portfolio. The Portfolio will rebalance its holdings monthly to reflect changes in the S&P 500. "Market capitalization" for a company is the market price per share of stock multiplied by the number of shares outstanding. The Adviser believes that the S&P 500 is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to many investors and it is widely accepted as a reference for common stock investments.

THE GROWTH & INCOME EQUITY PORTFOLIO

     The Growth & Income Equity Portfolio's investment objective is to provide long-term capital growth, with income a secondary consideration. In pursuing its investment objective, the Portfolio normally invests substantially all of its assets in common stock, preferred stock, rights, warrants and securities convertible into common stock. The Adviser selects stocks based on a number of factors, including historical and projected earnings, growth and asset value, earnings compared to stock prices generally (as measured by the S&P 500, and consistency of earnings growth and earnings quality. Stocks purchased for the Portfolio generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable compared to the price and yield of the common stock. The stocks or securities in which the Portfolio invests may be expected to produce some income but income is not a major criterion in their selection.

     The Growth & Income Equity Portfolio may indirectly invest in foreign securities through the purchase of ADRs and EDRs but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 15% of the Portfolio's total assets. For further information, see "Other Applicable Policies--Foreign Securities" below and the Statement of

Additional Information under "Investment Objectives and Policies--ADRs and EDRs." The Portfolio may also invest in Canadian securities listed on a national securities exchange.

     The Growth & Income Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

THE SMALL CAP EQUITY PORTFOLIO

     The Small Cap Equity Portfolio's investment objective is capital appreciation. Current income is an incidental consideration in the selection of portfolio securities. In pursuing its investment objective, the Portfolio (which was formerly known as the Emerging Growth Portfolio) normally invests at least 65% of its total assets in common stock of emerging or established small- to medium-sized companies with above-average potential for price appreciation. The market capitalization of the issuers of securities purchased by the Portfolio will normally range from $100 million to $2 billion at the time of purchase. The Portfolio may invest in preferred stock, rights, warrants, and securities convertible into common stock. It may invest a portion of its assets in established larger companies that, in the opinion of the Adviser, offer improved growth possibilities because of rejuvenated management, product changes, or other developments that might stimulate earnings or asset growth, or in companies that seem undervalued relative to their underlying assets. The Portfolio does not intend to invest more than 5% of the value of its total assets in the securities of unseasoned companies, that is, companies (or their predecessors) with less than three years' continuous operation.

     The Small Cap Equity Portfolio may also invest a portion of its assets in smaller companies that have limited specialized-product lines, markets or financial resources, or are dependent upon one-person management. The securities of such smaller companies may have limited marketability, may be subject to more abrupt or erratic market movements than securities of larger companies or the market averages in general, and may involve greater risk than is customarily associated with more established companies. To qualify for investment by the Portfolio, however, a company will be expected to have, in the opinion of the Adviser, above-average possibilities for capital appreciation (when compared with the average appreciation of companies whose securities are included in the S&P 500).

     The Small Cap Equity Portfolio uses a research intensive approach and valuation techniques that emphasize earnings and asset growth. The Adviser selects stocks based on a number of factors, including historical and projected earnings, asset value, potential for price appreciation and earnings growth, and quality of products manufactured and/or services offered. Stocks purchased for the Portfolio may be listed on a national securities exchange or may be unlisted securities with or without an established over-the-counter market. The Portfolio may also invest in initial public offerings of new companies that demonstrate the potential for price appreciation. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price of the convertible security is favorable compared to the price of the common stock. In general, the Portfolio's stocks and other securities will be diversified over a number of industry groups in an effort to reduce the risks inherent in such investments.

     The Small Cap Equity Portfolio may indirectly invest in foreign securities through the purchase of such obligations as ADRs and EDRs but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 25% of the Portfolio's total assets. For further information, see "Other Applicable Policies--Foreign Securities" below, and the Statement of Additional Information under "Investment Objectives and Policies--ADRs and EDRs." The Portfolio may also invest in securities issued by Canadian corporations and Canadian counterparts of U.S.

corporations, which may or may not be listed on a national securities exchange or traded in over-the-counter markets.

     The Small Cap Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

THE INTERNATIONAL EQUITY PORTFOLIO

     The International Equity Portfolio's investment objective is to provide capital growth consistent with reasonable investment risk. The Portfolio seeks to achieve this objective by investing principally in foreign equity securities, most of which will be denominated in foreign currencies. During normal market conditions, the Portfolio will invest substantially all of its assets in securities of companies which derive more than 50% of their gross revenues from, or have more than 50% of their assets outside, the United States. Additionally, under normal market conditions, the Portfolio will invest in equity securities from at least three different countries (excluding the United States). However, the Portfolio may invest all its assets in a single country during temporary defensive periods.

     The International Equity Portfolio expects to invest at least half of its assets in securities of companies located either in developed countries in Western Europe or in Japan, although it may also purchase securities of companies located in other developed countries and developing countries. For further information, see "Risk Factors--Risks Associated with Foreign Securities and Currencies" below.

     By investing in foreign securities, the International Equity Portfolio will attempt to take advantage of differences between economic trends and the performance of securities markets in various countries, regions and geographic areas. The Portfolio will achieve diversification by investing in securities from various countries and geographic areas that offer different investment opportunities and are affected by different economic trends. The multinational character of the Portfolio's investments should reduce the effect that events in any one country or geographic area will have on its investment holdings. Of course, negative movement by one of the Portfolio's investments in one foreign market may offset gains from the Portfolio's investments in another market.

     Equity securities in which the International Equity Portfolio may invest include common stock, preferred stock, rights, warrants and securities convertible into common stock. A convertible security may be purchased for the Portfolio when, in the Adviser's or Sub-Adviser's opinion, the price and yield of the convertible security is favorable compared to the price and yield of the common stock.

     During temporary defensive periods, when deemed necessary by the Adviser or Sub-Adviser, the International Equity Portfolio may invest up to 100% of its assets in U.S. Government obligations or debt obligations of companies incorporated and having their principal business activities in the United States. The Portfolio does not intend to invest in such securities for the purpose of meeting its investment objective.

     The International Equity Portfolio may also invest, without limitation, in foreign securities through the purchase of ADRs and EDRs. For further information, see "Risk Factors--Risks Associated with Foreign Securities and Currencies" below and the Statement of Additional Information under "Investment Objectives and Policies--ADRs and EDRs."

     The International Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser or Sub-Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate

Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

     Although investing in any mutual fund has certain inherent risks, an investment in the International Equity Portfolio may have even greater risks than investments in most other types of mutual funds. The Portfolio is not a complete investment program, and it may not be appropriate for investors who cannot financially bear the loss of at least a significant portion of their investment. The Portfolio's net asset value per Share is subject to rapid and substantial changes because greater risk is assumed in seeking the Portfolio's objective. See "Risk Factors--Risks Associated with Foreign Securities and Currencies" below.

THE BALANCED PORTFOLIO

     The Balanced Portfolio's investment objective is to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital. The Portfolio seeks to achieve its objective by using a disciplined approach of allocating assets primarily among three major asset groups, i.e. equity securities, fixed income securities and cash equivalents. In pursuing the Portfolio's investment objective, the Adviser allocates the Portfolio's assets based upon its evaluation of the relative attractiveness of the major asset groups. In an effort to better quantify the relative attractiveness of the major asset groups over a one- to three-year period of time, the Adviser has incorporated into its asset allocation decision-making process several dynamic computer models which it has created. The purpose of these models is to show the statistical impact of the Adviser's economic outlook upon the future returns of each asset group. The models are especially sensitive to the forecasts for inflation, interest rates and long-term corporate earnings growth. Investment returns are normally heavily impacted by such variables and their expected changes over time. Therefore, the Adviser's method attempts to take advantage of changing economic conditions by increasing or decreasing the ratio of stocks to bonds in the Portfolio. For example, if the Adviser expected more rapid economic growth leading to better corporate earnings, it would increase the Portfolio's holdings of equity securities and reduce its holdings of fixed income securities and cash equivalents.

     Under normal market conditions, the Balanced Portfolio's policy is generally to invest at least 25% of the value of its total assets in fixed income securities and no more than 75% in equity securities. The actual percentage of assets invested in equity securities, fixed income securities and cash equivalents will vary from time to time, depending on the judgment of the Adviser as to general market and economic conditions, trends and yields, interest rates and fiscal and monetary developments.

     The equity securities in which the Balanced Portfolio normally invests include common stock, preferred stock, rights, warrants and securities convertible into common or preferred stock. For further information regarding these instruments, see "The Equity Income Portfolio" and "The Growth & Income Equity Portfolio" above.

     The fixed income securities in which the Balanced Portfolio invests include U.S. Government securities or other fixed income and related debt securities rated in one of the four highest rating categories assigned by a Rating Agency at the time of purchase or in unrated investments deemed by the Adviser to be of comparable quality pursuant to guidelines approved by the Fund's Board of Directors. For further information regarding these instruments, see "The Government & Corporate Bond Portfolio" above.

     The Balanced Portfolio may purchase asset-backed securities. For further information regarding these instruments, see "Other Applicable
Policies--Asset-Backed Securities" below.

     The Balanced Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

     RISK FACTORS

     MARKET RISK. The Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity and International Equity Portfolios invest primarily, and the Balanced Portfolio invests to a significant degree, in equity securities. As with other mutual funds that invest primarily or to a significant degree in equity securities, these Portfolios are subject to market risks. That is, the possibility exists that common stocks will decline over short or even extended periods of time and both the U.S. and certain foreign equity markets tend to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease.

     INTEREST RATE RISK. Generally, the market value of fixed income securities, including Municipal Obligations, held by the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond and Balanced Portfolios can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in a Portfolio's net asset value.

     RISKS ASSOCIATED WITH FOREIGN SECURITIES AND CURRENCIES. Investments in securities of foreign issuers, whether made directly or indirectly, carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

     There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. In the event of a default by the issuer of a foreign security, it may be more difficult to obtain or enforce a judgment against such issuer than it would be against a domestic issuer. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks.

     Certain of the risks associated with international investments are heightened with respect to investments in developing countries. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets. In addition, developing countries may have economies based on only a few industries and small securities markets with a low volume of trading. Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available to the International Equity Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

     Certain countries may also impose restrictions on the International Equity Portfolio's ability to repatriate investment income or capital. Even when there is no outright restriction on repatriation of investment income or capital, the mechanics of repatriation may affect certain aspects of the operations of the International Equity Portfolio.

     Governments of many developing countries exercise substantial influence over many aspects of the private sector. In some countries, the government may own or control many companies, including the largest company or companies. As such, government actions in the future could have a significant effect on economic conditions in these countries, affecting private sector companies, the International Equity Portfolio and the value of its portfolio securities.

     Since the International Equity Portfolio will invest substantially in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the International Equity Portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets and the regulatory control of the exchanges on which the currencies trade. These forces are themselves affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Costs are incurred in connection with conversions between various currencies.

     The expense ratio of the International Equity Portfolio can be expected to be higher than that of funds investing in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

     Interest and dividends payable on the International Equity Portfolio's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the net return to the Portfolio's shareholders. For further information, see "Taxes."

     In addition to the International Equity Portfolio, other Portfolios may be subject to certain of the risks described above in connection with investment in foreign securities.

     MUNICIPAL OBLIGATIONS. The ability of the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios (collectively, the "Tax-Exempt Portfolios") to achieve their respective investment objectives are dependent upon the ability of issuers of Municipal Obligations to meet their continuing obligations for the payment of principal and interest. There are additional risks associated with investment in the Missouri Tax-Exempt Bond Portfolio because it invests its assets predominantly in Missouri Municipal Obligations. Investors in the Missouri Tax-Exempt Bond Portfolio should be aware that certain provisions of, and amendments to, the Missouri Constitution limit tax increases which could result in certain adverse consequences affecting Missouri Municipal Obligations. Some of the significant financial considerations relating to the Missouri Tax-Exempt Bond Portfolio's investments in Missouri Municipal Obligations are summarized in the Statement of Additional Information.

     ADDITIONAL RISKS AND OTHER CONSIDERATIONS. Although the Tax-Exempt Money Market, Short-Intermediate Municipal and National Municipal Bond Portfolios may invest 25% or more of their respective net assets in (i) Municipal Obligations whose issuers are in the same state, (ii) Municipal Obligations the interest on which is paid solely from revenues of similar projects, and (iii) private activity bonds, no Portfolio presently intends to do so unless in the opinion of the

Adviser the investment is warranted. Although the Missouri Tax-Exempt Bond Portfolio does not presently intend to do so on a regular basis, it may invest more than 25% of its assets in industrial development bonds issued before August 7, 1986, the interest on which is not treated as a specific tax preference item under the federal alternative minimum tax, and in Municipal Obligations, the interest on which is paid solely from revenues of similar projects, if such investments are deemed necessary or appropriate by the Adviser. To the extent that a Portfolio's assets are invested in Municipal Obligations the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, a Portfolio will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent that it would be if its assets were not so invested. See "Investment Objectives and Policies--Municipal Obligations" in the Statement on Additional Information.

     Each of the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios is classified as non-diversified under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio. In addition, a nondiversified portfolio may be more susceptible to economic, political, and regulatory developments than a diversified investment portfolio with similar objectives. The value of a Portfolio's securities can be expected to vary inversely with changes in prevailing interest rates.

     Investors in the Missouri Tax-Exempt Bond Portfolio should consider the risk inherent in such Portfolio's concentrations in Missouri Municipal Obligations versus the safety that comes with a less geographically concentrated investment portfolio, and should compare the yields and tax-equivalent yields available on portfolios of Missouri Municipal Obligations with the yields and tax-equivalent yields of more diversified portfolios with securities of comparable quality, including non-Missouri securities, before making an investment decision.

     Municipal Obligations purchased by the Tax-Exempt Portfolios may be backed by letters of credit or guarantees issued by domestic or foreign banks and other financial institutions which are not subject to federal deposit insurance. Adverse developments affecting the banking industry generally or a particular bank or financial institution that has provided its credit or a guarantee with respect to a Municipal Obligation held by a Tax-Exempt Portfolio could have an adverse effect on the Portfolio's investment portfolio and the value of its shares. Foreign letters of credit and guarantees involve certain risks in addition to those of domestic obligations, including less stringent reserve requirements and different accounting, auditing and recordkeeping requirements.

     Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax (and, with respect to Missouri Municipal Obligations, to the exemption from Missouri income tax) are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity and the tax-exempt status of payments received by a Portfolio from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Tax-Exempt Portfolios and their Adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Obligations, the creation of any tax-exempt derivative security, or the bases for such opinions.

OTHER APPLICABLE POLICIES

     The investment policies described in this Prospectus are among those which one or more of the Portfolios have the ability to utilize. Some of these policies may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular policy, method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

     U.S. GOVERNMENT OBLIGATIONS. Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns Shares of a Portfolio. Certain U.S. Government securities held by the Treasury Money Market, Money Market or Tax-Exempt Money Market Portfolios may have remaining maturities exceeding thirteen months if such securities provide for adjustments in their interest rates no less frequently than every thirteen months. Examples of the types of U.S. Government obligations that may be held by the Portfolios, subject to their respective investment objectives and policies, include, in addition to U.S. Treasury bonds, notes and bills, the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, GNMA, FNMA, FHLMC, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Resolution Trust Corporation, and Maritime Administration. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. There is no assurance that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

     STRIPPED GOVERNMENT SECURITIES. To the extent consistent with their respective investment policies, each Portfolio may invest in bills, notes and bonds (including zero coupon bonds) issued by the U.S. Treasury. In addition, each Portfolio (except the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and Equity Index Portfolios) may also invest in "stripped" U.S. Treasury obligations offered under the Separate Trading of Registered Interest and Principal Securities ("STRIPS") program or Coupon Under Bank-Entry Safekeeping ("CUBES") program or other stripped securities issued directly by agencies or instrumentalities of the U.S. Government (and, with respect to the Treasury Money Market Portfolio only, that are also guaranteed as to principal and interest by the U.S. Government). STRIPS and CUBES represent either future interest or principal payments and are direct obligations of the U.S. Government that clear through the Federal Reserve System. The Money Market, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Growth & Income Equity, Small Cap Equity and Balanced Portfolios may also purchase U.S. Treasury and agency securities that are stripped by brokerage firms and custodian banks and sold under proprietary names. These stripped securities are resold in custodial receipt programs with a number of different names (such as TIGRs and CATS) and are not considered U.S. Government securities for purposes of the 1940 Act.

     Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The Adviser will consider the liquidity needs of a Portfolio when any investments in zero coupon obligations or other principal-only obligations are made.

     REPURCHASE AGREEMENTS. Under certain circumstances described above and subject to their respective investment policies, each Portfolio (except the National Municipal Bond Portfolio) may agree to purchase U.S. Government securities from financial institutions such as banks and broker-dealers, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). A Portfolio will enter into repurchase agreements only with financial institutions such as banks and broker-dealers that the Adviser or Sub-Adviser believes to be creditworthy. During the term of any repurchase agreement, the Adviser or Sub-Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price (including accrued interest). Default by a seller could expose a Portfolio to possible loss because of adverse market action or possible delay in disposing of the underlying obligations. Because of the seller's repurchase obligations, the securities subject to repurchase agreements do not have maturity limitations. Although no Portfolio presently intends to enter into repurchase agreements providing for settlement in more than seven days, each Portfolio does have the authority to do so subject to its limitation on the purchase of illiquid securities described below. Repurchase agreements are considered to be loans under the 1940 Act. The income on repurchase agreements is taxable. See "Taxes" below.

     REVERSE REPURCHASE AGREEMENTS. Subject to their investment policies, each Portfolio (except the Treasury Money Market Portfolio and the Tax-Exempt Portfolios) may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with their respective investment limitations below. Pursuant to such agreements, a Portfolio would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at an agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Portfolio may decline below the repurchase price which the Portfolio is obligated to pay. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the 1940 Act.

     SECURITIES LENDING. To increase return or offset expenses, each Portfolio (except the Treasury Money Market, Money Market, Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) may, from time to time, lend its portfolio securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank that has at least $1.5 billion in total assets, or any combination thereof. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. In accordance with current SEC policies, each Portfolio is currently limiting its securities lending to 33 1/3% of the aggregate net assets of such Portfolio. Loans are subject to termination by a Portfolio or a borrower at any time.

     SECURITIES OF OTHER INVESTMENT COMPANIES. Under certain circumstances described above and subject to their respective investment policies and limitations, each Portfolio may invest in securities issued by other investment companies which determine their net asset value per Share based on the amortized cost or penny-rounding method and which invest in securities in which the Portfolio is permitted to invest. Each Portfolio may invest in securities of other investment companies within the limits prescribed by the 1940 Act, which include, subject to certain exceptions, a prohibition on a Portfolio investing more than 10% of the value of its total assets in such securities. Investments in other investment companies will cause a Portfolio (and, indirectly, the Portfolio's shareholders) to bear proportionately the cost incurred in connection with the operations of such other investment companies. In addition, investment companies in which a Portfolio may invest may impose a sales or distribution charge in connection with the purchase or redemption of their shares as well as other types of commissions or charges (no sales charge will be paid by the Missouri Tax-Exempt Bond Portfolios in connection with such investments). Such charges will be payable by a Portfolio and, therefore, will be borne indirectly by its shareholders. See the Statement of Additional Information under "Investment Objectives and Policies--Securities of Other Investment Companies." The income on securities of other investment companies may be taxable to investors at the state or local level. See "Taxes" below.

     WHEN-ISSUED PURCHASES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS. Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell securities at a stated price and yield with settlement beyond the normal settlement date. Such transactions permit a Portfolio to lock-in a price or yield on a security, regardless of future changes in interest rates. Additionally, the Short-Intermediate Municipal and National Municipal Bond Portfolios may purchase or sell securities on a "delayed settlement" basis. This refers to a transaction in the secondary market that will settle some time in the future. When issued purchases, forward commitments and delayed settlement transactions involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the value of the security to be sold increases prior to the settlement date. Each Portfolio expects that these transactions will not exceed 25% of the value of its total assets (at the time of purchase) under normal market conditions. No Portfolio intends to engage in such transactions for speculative purposes but only for the purpose of acquiring portfolio securities.

     OPTIONS. Each of the Equity and Bond Portfolios (except the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 10% of its net assets. Such options may relate to particular securities or to various stock or bond indices. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the option writer. Such transactions will be entered into only as a hedge against fluctuations in the value of securities which a Portfolio holds or intends to purchase.

     These Portfolios may also write covered call options. A covered call option is an option to acquire a security that a Portfolio owns or has the right to acquire during the option period. Such options will be listed on a national securities exchange and issued by the Options Clearing Corporation.

     The International Equity Portfolio may write covered call options, buy put options, buy call options and write secured put options for hedging (or cross-hedging) purposes or for the purpose of earning additional income. Such options may relate to particular securities, foreign or domestic stock or bond indices, financial instruments or foreign currencies; may or may not be listed on a domestic or foreign securities exchange; and may or may not be issued by the Options Clearing Corporation. The International Equity Portfolio will invest and trade in unlisted over-the-counter options only with firms deemed creditworthy by the Adviser or Sub-Adviser. However, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members which fail to perform them in connection with the purchase or sale of options. The International Equity Portfolio will not purchase put and call options in an amount that exceeds 10% of its net assets at the time of purchase.

     The aggregate value of the securities subject to covered call options written by a Portfolio will not exceed 25% of the value of its net assets. In order to close out an option position, a Portfolio may enter into a "closing purchase transaction"--the purchase of a covered call option on the same security with the same exercise price and expiration date as the option which the Portfolio previously wrote. By writing a covered call option, a Portfolio forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit and it is not able to sell the underlying security until the option expires, is exercised, or the Portfolio effects a closing purchase transaction by purchasing an option of the same series. The use of covered call options will not be a primary investment technique of any Portfolio. For additional information relating to option trading practices, including particular risks, see the Statement of Additional Information and Appendix B thereof.

     FOREIGN CURRENCY PUT OPTIONS. The International Equity Portfolio may purchase foreign currency put options on U.S. exchanges or U.S. over-the-counter markets. A put option gives the

Portfolio, upon payment of a premium, the right to sell a currency at the exercise price until the expiration of the option and serves to insure against adverse currency price movements in the underlying portfolio assets denominated in that currency.

     UNLISTED CURRENCY OPTIONS. The International Equity Portfolio may purchase unlisted currency options. A number of major investment firms trade unlisted options which are more flexible than exchange listed options with respect to strike price and maturity date. These unlisted options generally are available on a wider range of currencies. Unlisted foreign currency options are generally less liquid than listed options and involve the credit risk associated with the individual issuer. They will be deemed to be illiquid for purposes of the limitation on investments in illiquid securities.

     WRITING FOREIGN CURRENCY CALL OPTIONS. A call option written by the International Equity Portfolio gives the purchaser, upon payment of a premium, the right to purchase from the International Equity Fund a currency at the exercise price until the expiration of the option.

     FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the International Equity Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio may from time to time enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolio may enter into currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward currency contracts to purchase or sell foreign currencies.

     A forward foreign currency contract is an obligation by the International Equity Portfolio to purchase or sell a specific currency at a future date at a price set at the time of the contract. In this respect, forward currency contracts are similar to foreign currency futures contracts described below; however, unlike futures contracts, which are traded on recognized commodities exchanges, forward currency contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Also, forward currency contracts usually involve delivery of the currency involved instead of cash payment as in the case of futures contracts.

     The International Equity Portfolio may use forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign exchange rates. The use of such forward contracts is limited to hedging against movements in the value of foreign currencies relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. The purpose of transaction hedging is to "lock in" the U.S. dollar equivalent price of such specific securities. Position hedging is the sale of foreign currency with respect to portfolio security positions denominated or quoted in that currency. The Portfolio will not speculate in foreign currency exchange transactions. Transaction and position hedging will not be limited to an overall percentage of the Portfolio's assets but will be employed as necessary to correspond to particular transactions or positions. The Portfolio may not hedge its currency positions to an extent greater than the aggregate market value (at the time of entering into the forward contract) of the securities held in its portfolio denominated in, quoted in, or currently convertible into that particular currency. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities decline, but forward foreign currency exchange contracts do allow the Portfolio to establish a rate of exchange for a future point in time.

     FUTURES CONTRACTS AND RELATED OPTIONS. The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth and Income Equity, Small Cap Equity and Balanced Portfolios may invest in futures contracts and options on futures contracts to the extent permitted by the Commodity Futures Trading Commission

("CFTC") and the SEC. The International Equity Portfolio may invest in interest rate futures contracts, options on futures contracts and other types of financial futures contracts (such as foreign currency contracts), as well as any index or foreign market futures which are available in recognized exchanges or in other established financial markets to the extent permitted by the CFTC and the SEC. Such transactions, including stock or bond index futures contracts, or options thereon, act as a hedge to protect a Portfolio from fluctuations in the value of its securities caused by anticipated changes in interest rate or market conditions without necessarily buying or selling the securities or, with respect to the Bond Index and Equity Index Portfolios, can be used to simulate full investment in the Lehman Aggregate or S&P 500 while retaining a cash balance for portfolio management purposes. Hedging is a specialized investment technique that entails skills different from other investment management. The Adviser (or Sub-Adviser) may also consider such transactions to be economically appropriate for the reduction of risk inherent in the ongoing management of a Portfolio. A stock or bond index futures contract is an agreement in which one party agrees to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the common stock or bonds included in the index) at the close of the last trading day of the contract and the price at which the agreement is originally made. No physical delivery of the underlying stock or bond in the index is contemplated. Similarly, it may be in the best interest of a Portfolio to purchase or sell interest rate futures contracts, or options thereon, which provide for the future delivery of specified fixed income securities.

     The purchase and sale of futures contracts or related options will not be a primary investment technique of any Portfolio. None of the Portfolios will purchase or sell futures contracts (or related options thereon) for hedging purposes if, immediately after purchase, the aggregate initial margin deposits and premiums paid by a Portfolio on its open futures and options positions exceeds 5% of the liquidation value of the Portfolio, after taking into account any unrealized profits and unrealized losses on any such futures or related options contracts into which it has entered. For a more detailed description of futures contracts and related options, see the Statement of Additional Information and Appendix B thereof.

     ASSET-BACKED SECURITIES. The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Balanced Portfolios may purchase asset-backed securities (i.e., securities backed by mortgages, installment sale contracts, corporate receivables, credit card receivables or other assets) that are issued by entities such as GNMA, FNMA and FHLMC and private issuers such as commercial banks, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks, and investment banks. To the extent that a Portfolio invests in asset-backed securities issued by companies that are investment companies under the 1940 Act, such acquisitions will be subject to the percentage limitations prescribed by the 1940 Act. See "Other Applicable Policies--Securities of Other Investment Companies" above.

     Presently there are several types of mortgage-backed securities, including guaranteed mortgage pass-through certificates, which provide the holder with a pro rata interest in the underlying mortgages, and CMOs, which provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be subject to greater volatility and interest-rate risk than other types of mortgage-backed securities. The average life of asset-backed securities varies with the underlying instruments or assets and market conditions, which in the case of mortgages have maximum maturities of forty years. The average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgages underlying the securities as the result of unscheduled principal payments and mortgage prepayments. The relationship between mortgage prepayment and interest rates may give some high-yielding mortgage-backed securities less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Portfolio will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. When interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities. Because of these and other reasons, an asset-backed security's total return may be difficult to predict precisely.

     In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). For example, credit card receivables are generally unsecured and the repossession of automobiles and other personal property upon the default of the debtor may be difficult or impracticable in some cases.

     TYPES OF MUNICIPAL OBLIGATIONS. The two principal classifications of Municipal Obligations that may be held by the Tax-Exempt Portfolios are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenues securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     Municipal Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities. Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered Municipal Obligations. Interest on private activity bonds, although free of regular federal income tax, may be an item of tax preference for purposes of the federal alternative minimum tax.

     Each of the Tax-Exempt Portfolios may acquire zero coupon obligations, which may have greater price volatility than coupon obligations and which will not result in payment of interest until maturity. Also included within the general category of Municipal Obligations are participation certificates in leases, installment purchase contracts, or conditional sales contracts ("lease obligations") entered into by state or political subdivisions to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing and may not be as marketable as more conventional securities. To the extent these securities are illiquid, they are subject to each Portfolio's applicable limitation on illiquid securities described below.

     VARIABLE AND FLOATING RATE MUNICIPAL OBLIGATIONS. Municipal Obligations purchased by the Tax-Exempt Portfolios may include rated or unrated variable and floating rate instruments, including variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated instruments purchased by a Portfolio will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be purchased. The absence of an active secondary market for a particular variable or floating rate instrument, however, could make it difficult for a Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. A Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

     STAND-BY COMMITMENTS. Each of the Tax-Exempt Portfolios may acquire "stand-by commitments" with respect to Municipal Obligations held by it. Under a stand-by commitment, a dealer agrees to purchase, at a Portfolio's option, specified Municipal Obligations at a specified price. The Portfolios will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The Portfolios expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield otherwise available for the same securities). Stand-by commitments acquired by a Portfolio will be valued at zero in determining the Portfolio's net asset value.

     TAX-EXEMPT DERIVATIVES. Each of the Tax-Exempt Portfolios may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of each Tax-Exempt Portfolio's assets will be invested in such securities during the current year. See the Statement of Additional Information under "Investment Objectives and
Policies -- Tax-Exempt Derivatives."

     DEPOSITORY RECEIPTS. The Bond Index and Equity Index Portfolios may invest in receipts issued by banks or brokerage firms that are created by depositing securities listed in each Portfolio's respective index into a special account at a custodian bank. The custodian holds such securities for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. The Portfolios may invest in index-based depository receipts in lieu of investment in the actual securities that are listed in the respective indexes.

     THE INDEXING APPROACH. The Bond Index and Equity Index Portfolios seek to approximate the investment performance of their respective market segments, as represented by their respective indexes, i.e. the Lehman Aggregate in the case of the Bond Index Portfolio and the S&P 500 in the case of the Equity Index Portfolio. While there can be no guarantee that a Portfolio's investment results will precisely match the results of its corresponding index, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Portfolios and their respective indexes. Each Portfolio will attempt to achieve a correlation between its performance and its respective index of at least 0.95 before deduction of operating expenses. A correlation of 1.00 would indicate a perfect correlation, which would be achieved when a Portfolio's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in its respective index. Each Portfolio's ability to correlate its performance with its respective index, however, may be affected by, among other things, transaction costs, changes in securities markets, the manner in which S&P or Lehman Brothers, Inc. ("Lehman") calculate their respective indexes, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Portfolios in relation to their indexes under the supervision of the Board of Directors. In the unlikely event that a high correlation is not achieved, the Board of Directors will take appropriate steps to correct the reason for the lower correlation.

     THE INCLUSION OF A SECURITY IN EITHER OF THE PORTFOLIOS' INDEXES IN NO WAY IMPLIES AN OPINION BY S&P OR LEHMAN AS TO ITS ATTRACTIVENESS AS AN INVESTMENT. S&P AND LEHMAN ARE NOT SPONSORS OF, OR IN ANY WAY AFFILIATED WITH, THE PORTFOLIOS.

     The Adviser believes that the indexing approach should involve less portfolio turnover, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. Ordinarily, a Portfolio will buy or sell securities only to reflect changes in an index (including mergers or changes in the composition of an index) or to accommodate cash flows into and out of the Portfolio. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of a Portfolio and that of its respective index, may cause the return of a Portfolio to be lower than the return of its respective index. The Portfolios may invest in less than all of the securities included in their respective indexes, which may result in a return that does not correspond with that of the indexes, after taking expenses into account.

     ILLIQUID SECURITIES. A Portfolio will not invest more than 15% (10% for each of the Money Market Portfolios) of the value of its net assets in illiquid securities. Repurchase agreements that do not provide for settlement within seven days, time deposits maturing in more than seven days, and securities that are not registered under the Securities Act of 1933, as amended (the "1933 Act") but that may be purchased by institutional buyers pursuant to SEC Rule 144A are subject to the applicable limit (unless the Adviser or Sub-Adviser, pursuant to guidelines established by the Board of Directors, determines that a liquid market exists). The purchase of securities which can be sold under Rule 144A could have the effect of increasing the level of illiquidity in the Portfolios to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these restricted securities.

     PORTFOLIO TURNOVER AND TRANSACTIONS. Although the Equity and Bond Portfolios will not normally engage in short-term trading, each Portfolio (except the Bond Index and Equity Index Portfolios) reserves the right to do so if the Adviser (or Sub-Adviser) believes that selling a particular security is appropriate in light of the Portfolio's investment objective. Investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by the Portfolio involved and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains; distributions derived from such gains may be treated as ordinary income for federal income tax purposes. See "Taxes" in this Prospectus and the Statement of Additional Information.

     Although the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios cannot accurately predict their respective annual portfolio turnover rates, such rates are not expected to exceed 100%.

     All orders for transactions in securities or options on behalf of the Portfolios are placed by the Adviser (or Sub-Adviser) with broker-dealers that it selects. To the extent permitted by the 1940 Act and guidelines adopted by the Fund's Board of Directors, a Portfolio may utilize the Distributor or one or more of its affiliates as a broker in connection with the purchase or sale of securities when the Adviser believes the charge for the transaction does not exceed the usual and customary broker's commission.

INVESTMENT LIMITATIONS

     Except as otherwise noted, each Portfolio's investment policies discussed above are not fundamental and may be changed by the Fund's Board of Directors without shareholder approval. However, each Portfolio also has in place certain fundamental investment limitations, some of which are set forth below, which may be changed only by a vote of a majority of the outstanding Shares of a Portfolio. Other investment limitations that also cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objectives and Policies."

THE TREASURY MONEY MARKET AND MONEY MARKET PORTFOLIOS

     A Portfolio may not:

          1. Make loans, except that a Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies and may enter into repurchase agreements with respect to securities (together with any cash collateral) that are consistent with the Portfolio's permitted investments and that equal at all times at least 100% of the value of the repurchase price.

          2. Borrow money or issue senior securities, except that a Portfolio may borrow from banks and the Money Market Portfolio may enter into reverse repurchase agreements, for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of a Portfolio's total assets at the time of such borrowing. A Portfolio will not purchase securities while its borrowings (including reverse repurchase agreements) are outstanding.

          3. With respect to the Treasury Money Market Portfolio, purchase securities other than obligations of the U.S. Government, its agencies and instrumentalities, some of which may be subject to repurchase agreements, except that the Portfolio may purchase securities of other investment companies that seek to maintain a constant net asset value per Share and that are permitted themselves only to invest in securities which may be acquired by the Portfolio.

          4. With respect to the Money Market Portfolio, purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, domestic bank certificates of deposit, bankers' acceptances and repurchase agreements secured by domestic bank instruments or obligations of the U.S. Government, its agencies or instrumentalities;
     (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

     In accordance with current regulations of the SEC, the Money Market Portfolio intends to limit investments in the securities of any single issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) to not more than 5% of the Portfolio's total assets at the time of purchase, provided that the Portfolio may invest up to 25% of its total assets in the securities of any one issuer for a period of up to three business days. This intention is not, however, a fundamental policy of the Money Market Portfolio. The Portfolio would have the ability to invest more than five percent of its assets in any one issuer in accordance with its fundamental policy only in the event that Rule 2a-7 of the 1940 Act is amended in the future.

THE U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, NATIONAL MUNICIPAL BOND, EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY, SMALL CAP EQUITY, INTERNATIONAL EQUITY AND BALANCED PORTFOLIOS

     A Portfolio may not:

          1. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the Portfolio's total assets may be invested without regard to such limitations.

          2. Purchase any securities which would cause 25% or more of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that (a) with respect to each Portfolio except the Short-Intermediate Municipal and National Municipal Bond Portfolios, (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and
     (b) with respect to the Short-Intermediate Municipal and National Municipal Bond Portfolios, there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

          3. Borrow money or issue senior securities, except that each Portfolio may borrow from banks and each Portfolio other than the National Municipal Bond Portfolio may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Portfolio's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Portfolio's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Portfolio's transactions in futures and related options (including the margin posted by a Portfolio in connection with such transactions), and securities held in escrow or separate accounts in connection with a Portfolio's investment practices described in this Prospectus or the Statement of Additional Information are not subject to this limitation.

          4. Make loans, except that (a) each Portfolio may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies, and (b) each Portfolio except the National Municipal Bond Portfolio may enter into repurchase agreements.

          5. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Portfolio's transactions in options, and futures contracts and related options, and (b) a Portfolio may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

THE TAX-EXEMPT MONEY MARKET AND MISSOURI TAX-EXEMPT BOND PORTFOLIOS

     A Portfolio may not:

          1. Purchase securities of any one issuer if, immediately after and as a result of such purchase, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, except that (a) up to 50% of the Portfolio's total assets may be invested without regard to this 5% limitation provided that no more than 25% of the Portfolio's total assets are invested in the securities of any one issuer and (b) this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to an industrial development bond (in the case of the Tax-Exempt Money Market Portfolio) or a private activity bond (in the case of the Missouri Tax-Exempt Bond Portfolio) that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the Portfolio's total assets.

          2. Borrow money or issue senior securities, except that each Portfolio may borrow from banks, and the Missouri Tax-Exempt Bond Portfolio may enter into reverse repurchase agreements, for temporary defensive purposes in amounts not in excess of 10% of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of its total assets at the time of such borrowing (including any reverse repurchase agreements); or purchase securities while borrowings exceed 5% of Tax-Exempt Money Market Portfolio's net assets or 5% of the Missouri Tax-Exempt Bond Portfolio's total assets. Securities held in escrow or separate accounts in connection with the Portfolios' investment practices described in this Prospectus or the Statement of Additional Information are not subject to this limitation.

THE MISSOURI TAX-EXEMPT BOND PORTFOLIO

     The Portfolio may not:

          1. Purchase any securities, except securities issued (as defined in Investment Limitation No. 1 above with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Portfolio's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

          2. Make loans except that the Portfolio may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies.

     In addition, under normal market conditions or when the Adviser deems that suitable tax-exempt obligations are available, at least 80% of the Tax-Exempt Money Market Portfolio's assets must be invested in obligations the interest on which is exempt from federal income tax and stand-by commitments with respect to such obligations.

     Notwithstanding the Investment Limitation in the preceding paragraph, the Tax-Exempt Money Market Portfolio may invest in securities of other investment companies that (a) invest in securities that are substantially similar to those the Portfolio may acquire, and (b) distribute income that is exempt from regular federal income tax.

     The following additional investment policies with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolio are not fundamental and may be changed by the Board of Directors without shareholder approval:

          The Portfolios may not purchase securities which are not readily marketable, enter into repurchase agreements providing for settlement in more than seven days after notice, or purchase other illiquid securities if, as a result of such purchase, illiquid securities would exceed 15% (10% with respect to the Tax-Exempt Money Market Portfolio) of the Portfolios' respective net assets.

     The Tax-Exempt Money Market Portfolio has an operating policy to comply with the requirements of Rule 2a-7 of the 1940 Act. To the extent that Rule 2a-7 is more restrictive than the Portfolio's fundamental limitations, the Portfolio will operate in accordance with Rule 2a-7.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the Portfolio's securities will not constitute a violation of such limitation.

                               PRICING OF SHARES

THE MONEY MARKET PORTFOLIOS

     The Money Market Portfolios' respective net asset values per Share are determined by the Administrator as of 12:00 noon (Eastern time) and as of the close of regular trading hours on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m. Eastern time) on each weekday, with the exception of those holidays on which the New York Stock Exchange or the Federal Reserve Bank of St. Louis are closed (a "Business Day"). Currently one or both of these institutions are closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day (observed).

     Each Portfolio's assets are valued based upon the amortized cost method. Although each Portfolio seeks to maintain its net asset value per Share at $1.00, there can be no assurance that the net asset value per Share will not vary. See the Statement of Additional Information under "Net Asset Value" for further information.

THE EQUITY AND BOND PORTFOLIOS

     The Equity and Bond Portfolios' respective net asset values per Share are determined by the Administrator as of the close of regular trading hours on the Exchange on each Business Day (currently 4:00 p.m. Eastern time).

     Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of market values when available. Securities for which there are no transactions are valued at the average of the current bid and asked prices. Other securities, including restricted and other securities for which market quotations are not readily available, and other assets are valued at fair value by the Adviser (or Sub-Adviser) under the supervision of the Board of Directors. Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method. For further information about valuation of investments, see "Net Asset Value" in the Statement of Additional Information.

OTHER INFORMATION

     The public offering price for each class of Shares of a Portfolio is based upon net asset value per Share plus, in the case of Investor A Shares of each Portfolio except the Money Market Portfolios, a front-end sales charge. A class will calculate its net asset value per Share by adding the value of a Portfolio's investments, cash and other assets attributable to the class, subtracting the Portfolio's liabilities attributable to that class, and then dividing the result by the total number of Shares in the class that are outstanding. Because the operating expenses of Investor B Shares are higher than those associated with the other classes of Shares, the net asset value per Share of Investor B Shares of a Portfolio which declares its net investment income quarterly will generally be lower than the net asset value per Share of Trust, Institutional or Investor A Shares of the same Portfolio.

                       HOW TO PURCHASE AND REDEEM SHARES

PURCHASE OF SHARES

     Investor A Shares of each Portfolio are sold subject to a front-end sales charge, except for Investor A Shares of the Money Market Portfolios which are sold without any sales charge. Investor B Shares of each Portfolio except for the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios which do not offer Investor B Shares, are sold subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge." Before choosing between Investor A Shares or Investor B Shares of a Portfolio, investors should read "Characteristics of Investor A Shares and Investor B Shares" and "Factors to Consider When Selecting Investor A Shares or Investor b Shares" below.

     Except as provided below with respect to Investor B Shares of the Money Market Portfolio, Investor A Shares and Investor B Shares are sold through broker-dealers or other organizations acting on behalf of their customers. Generally, investors purchase Investor A Shares or Investor B Shares through a broker-dealer organization which has a sales agreement with the Distributor or through an organization which has entered into a servicing agreement with the Fund with respect to Investor A Shares and/or Investor B Shares. The organization is responsible for transmitting purchase orders directly to the Fund. Investors purchasing Shares of a Portfolio which offers both Investor A and Investor B Shares must specify at the time of investment whether they are purchasing Investor A Shares or Investor B Shares.

     Investor B Shares of the Money Market Portfolio are available for purchase only by those investors participating in the ARCH Asset Adviser Program. Otherwise, Investor B Shares of the Money Market Portfolio are available only to the holders of Investor B Shares of another Portfolio who wish to exchange their Investor B Shares of such other Portfolio for Investor B Shares of the Money Market Portfolio. For further information on the ARCH Asset Adviser Program, investors should, contact their investment representatives or the ARCH Funds' Service Center at 1-800-452-ARCH(2724).

     The minimum initial investment in each Portfolio is $1,000 and the minimum for each subsequent investment is $100, except for investments made through (a) the Automatic Investment Program, in which case the initial minimum and subsequent minimum investments are $50, (b) a sweep program available through an investor's financial institution, in which case there are no minimum investments, (c) a payroll deduction program, in which case there is no minimum initial investment and minimum subsequent investments are $25 per month, or (d) a wrap fee program, in which case there are no minimum investments. The minimum initial investment to participate in the Automatic Exchange program is $5,000. See "How to Purchase and Redeem Shares--Exchange Privileges--Automatic Exchange Program" below for additional requirements.

     Purchases may be effected on Business Days when the Adviser, Distributor, and Mercantile (the Custodian) are open for business. The Fund reserves the right to reject any purchase order, including purchases made with foreign and third party drafts or checks. All orders for new IRAs or other retirement plan accounts placed through the transfer agent must be accompanied by an account application. Account applications may be obtained from your investment representative or the Fund at 1-800-452-ARCH(2724).

     Organizations placing orders directly or on behalf of their customers should contact the Fund at 1-800-452-ARCH(2724). Investors may also call the Fund for information on how to purchase Shares.

     EFFECTIVE TIME OF PURCHASE. A purchase order for the Money Market Portfolios received and accepted by the Fund by 12:00 noon (Eastern time) on a Business Day, is effected at the net asset value per Share next determined after receipt of the order in good form if the Fund's Custodian has received payment in federal funds or other immediately available funds by 4:00 p.m. (Eastern time) on that day. If such funds are not available for investment by 4:00 p.m. (Eastern time), the order will be cancelled. Purchase orders received after 12:00 noon (Eastern time) will be placed the following Business Day.

     If purchase orders for the Equity and Bond Portfolios are received in good form and accepted by the Fund prior to 4:00 p.m. (Eastern time) on any Business Day, Shares will be priced according to the net asset value per Share next determined on that day after receipt of the order. Immediately available funds must be received by the Custodian prior to 4:00 p.m. within three Business Days following the receipt of such order. If funds are not received by such date, the order will be cancelled, and notice thereof will be given to the person or organization placing the order.

     In the case of an order for the purchase of Shares placed through a broker-dealer, it is the responsibility of the broker-dealer to promptly transmit the order to the Distributor. If the broker-dealer fails to do so, the investor's right to that day's closing price must be settled between the investor and the broker-dealer. Payment for orders which are not received or accepted will be returned after prompt inquiry to the transmitting organization.

     PURCHASES BY MAIL. To purchase Shares of a Portfolio by mail, complete an account application and send it to the Fund along with a check (or other negotiable bank draft or money order) in at least the minimum initial purchase amount, made payable to the appropriate Portfolio. Investors purchasing Shares of a Portfolio which offers both Investor A Shares and Investor B Shares by mail must indicate whether they wish to buy Investor A Shares or Investor B Shares. Subsequent purchases of Shares of a Portfolio may be made at any time in at least the minimum subsequent purchase amount by mailing a check payable to the Portfolio.

     All shareholders of record will receive confirmations of Share purchases, exchanges, and redemptions in the mail. If Shares are held in the name of an organization, such organization is responsible for transmitting purchase, exchange, and redemption orders to the Fund on a timely basis, recording all purchase, exchange, and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners (or arranging for such services).

AUTOMATIC INVESTMENT PROGRAM (AIP)

     Shareholders may open an account or add to their investment on a monthly basis in a minimum amount of $50, on the 20th day (or the next Business Day after the 20th) of each month. Under the AIP, funds may be automatically withdrawn from the shareholder's checking account (as long as the shareholder's bank is a member of the Automated Clearing House). Such funds are invested in Investor A or Investor B Shares, as appropriate, at the net asset value plus any applicable front-end sales charge next determined on the day an order is effected by the transfer agent, BISYS Fund Services Ohio, Inc. (the "Transfer Agent"). An investor may apply for participation in the AIP through the organization servicing his or her Fund account and by completing the supplementary AIP authorization form. The AIP may be modified or terminated by a shareholder on 30 days' written notice to his or her investment representative or to the Fund, or by the Fund at any time.

     The AIP is one means by which investors may use "Dollar Cost Averaging" in making investments. Dollar Cost Averaging can be useful in investing in portfolios such as the Equity and Bond Portfolios whose price per Share fluctuates. Instead of trying to time market performance, a fixed dollar amount is invested in Portfolio Shares at predetermined intervals. This may help investors to reduce their average cost per Share because the agreed upon fixed investment amount allows more Shares to be purchased during periods of lower Share prices and fewer Shares during periods of higher prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that Shares bought using Dollar Cost Averaging are made without regard to their price on the day of investment or to market trends. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his or her Shares at a price which is lower than their purchase price.

APPLICABLE SALES CHARGES -- INVESTOR A SHARES OF THE EQUITY AND BOND PORTFOLIOS

     The public offering price for Investor A Shares of the Equity and Bond Portfolios is the sum of the net asset value of the Shares being purchased plus any applicable sales charge. No sales charge is assessed on the reinvestment of dividends and capital gain distributions. The sales charge is assessed as follows:

               THE ARCH INTERMEDIATE CORPORATE BOND, GOVERNMENT &
                   CORPORATE BOND, MISSOURI TAX-EXEMPT BOND,
            EQUITY INCOME, GROWTH & INCOME EQUITY, SMALL CAP EQUITY,
                  INTERNATIONAL EQUITY AND BALANCED PORTFOLIOS

                                                  AS A % OF                            DEALERS'
                                                  OFFERING          AS A % OF        REALLOWANCE
                     AMOUNT OF                      PRICE        NET ASSET VALUE      AS A % OF
                    TRANSACTION                   PER SHARE         PER SHARE       OFFERING PRICE
                    -----------                   ---------      ---------------    --------------
     Less than $50,000........................       4.50%             4.71%             4.00%
     $50,000 but less than $100,000...........       3.50              3.63              3.00
     $100,000 but less than $250,000..........       2.50              2.56              2.00
     $250,000 but less than $500,000..........       1.50              1.52              1.00
     $500,000 but less than $1,000,000........       1.00              1.01              0.50
     $1,000,000 and over......................        .50               .50               .40

                THE ARCH U.S. GOVERNMENT SECURITIES, BOND INDEX,
            SHORT-INTERMEDIATE MUNICIPAL AND EQUITY INDEX PORTFOLIOS

                                                  AS A % OF                            DEALERS'
                                                  OFFERING          AS A % OF        REALLOWANCE
                     AMOUNT OF                      PRICE        NET ASSET VALUE      AS A % OF
                    TRANSACTION                   PER SHARE         PER SHARE       OFFERING PRICE
                    -----------                   ---------      ---------------    --------------
     Less than $250,000.......................       2.50%             2.56%             2.00%
     $50,000 but less than $500,000...........       1.50              1.52              1.30
     $100,000 but less than $1,000,000........       1.00              1.01                85
     $1,000,000 and over......................        .50               .50               .40

The Distributor will pay the appropriate Dealers' Reallowance to broker-dealer organizations which have entered into an agreement with the Distributor. The Dealers' Reallowance may be changed from time to time. Upon notice to the Fund's shareholders, the Distributor, at its sole discretion, may reallow up to the full applicable sales charge as shown on the above schedule during periods specified in such notice. Dealers who receive 90% or more of a sales load may be deemed to be "underwriters" under the Securities Act of 1933, as amended.

     No sales charge is assessed on purchases of Investor A Shares of the Equity and Bond Portfolios by: (a) directors and officers of the Fund and the immediate family members of such individuals; (b) directors, current and retired employees and participants in employee benefit/retirement plans (future and current annuitants) of Mercantile Bancorporation Inc. or any of its affiliates or the Distributor or its affiliates and the immediate family members of such individuals; (c) brokers, dealers, and agents who have a sales agreement with the Distributor, and their employees (and the immediate family members of such individuals); (d) customers who purchase pursuant to a wrap fee program offered by any broker-dealer or other financial institution or financial planning organization; (e) individuals who purchase Investor A Shares with the proceeds of Trust Shares or Institutional Shares redeemed in connection with a rollover of benefits paid by a qualified retirement or employee benefit plan or distribution on behalf of any other qualified account administered by Mercantile or its affiliates or correspondent banks, within 60 days of receipt of such payment; (f) investors who purchase Investor A Shares through a payroll deduction program; (g) employees of any sub-adviser to the Fund; (h) former holders of Southwestern Bell Visa cards that had been issued by Mercantile Bank of Illinois, N.A. and who participated in the Automatic Investment Program (credit cards may not be used for the purchase of Fund Shares); (i) investors exchanging Trust Shares of a Portfolio received from the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks; or (j) other investment companies distributed by the Distributor or its affiliates. Investors who believe that they may qualify under any of the exemptions listed above should contact the Fund at 1-800-452-ARCH(2724) prior to making a purchase.

REDUCED SALES CHARGES--INVESTOR A SHARES OF THE EQUITY AND BOND PORTFOLIOS

     The sales charge on purchases of Investor A Shares of the Equity and Bond Portfolios may be reduced through:

     - rights of accumulation
     - quantity discounts
     - letter of intent
     - reinvestment privilege

     To qualify for a reduced sales load, an investor must so notify his or her investment representative, who in turn will notify the Distributor at the time of purchase.

     RIGHTS OF ACCUMULATION--INVESTOR A SHARES. An investor who has previously purchased Investor A Shares of a Portfolio and has paid a sales charge ("load") may be eligible for reduced sales charges when purchasing additional Investor A Shares of a Portfolio with a sales charge. An investor's aggregate investment in Shares of such load Portfolios is the total value (based on the higher of current net asset value or the public offering price originally paid) of: (a) current purchases, and (b) Shares that are already beneficially owned by the investor on which a sales charge has already been paid. If, for example, an investor beneficially owns Investor A Shares of a Portfolio with a maximum 4.50% sales load having an aggregate current value of $240,000 and subsequently purchases additional Investor A Shares of a Portfolio with a maximum 4.50% sales load having a current value of $10,000, the sales charge applicable to the subsequent purchase would be reduced to 1.50% of the offering price.

     QUANTITY DISCOUNTS--INVESTOR A SHARES. As shown in the table under "Applicable Sales Charges--Investor A Shares of the Equity and Bond Portfolios," larger purchases reduce the sales charge paid. The Fund will combine purchases made in a load Portfolio on the same day by the investor and immediate family members when calculating the applicable sales charge.

     LETTER OF INTENT--INVESTOR A SHARES. By checking the Letter of Intent box on the account application, a shareholder becomes eligible for reduced sales charges applicable to the total amount invested in Investor A Shares in a load Portfolio over a 13-month period (beginning up to 90 days prior to the date indicated on the account application). The Transfer Agent will hold in escrow 5% of the amount indicated for payment of a higher sales load if a shareholder does not purchase the full amount indicated on the account application. Upon completion of the total minimum investment specified on the account application, the escrow will be released, and an adjustment will be made to reflect any reduced sales charge applicable to Shares purchased during the 90-day period prior to submission of the account application. Additionally, if total purchases within the 13-month period exceed the amount specified, an adjustment will be made to reflect further reduced sales charges applicable to such purchases. All such adjustments will be made at the conclusion of the 13-month period and in the form of additional Shares credited to the shareholder's account at the then current public offering price applicable to a single purchase of the total amount of the total purchases. If total purchases are less than the amount specified, escrowed Shares may be involuntarily redeemed to pay the additional sales charge. Checking a Letter of Intent box does not bind an investor to purchase, or the Fund to sell, the full amount indicated at the sales load in effect at the time of signing, but an investor must complete the intended purchase to obtain the reduced sales load.

     REINVESTMENT PRIVILEGE--INVESTOR A SHARES. Upon redemption of Investor A Shares on which a sales charge was paid, a shareholder has a one-time right, to be exercised within 60 days, to reinvest the redemption proceeds at the next determined net asset value without paying any additional sales charge. The shareholder must notify his or her investment representative or the Distributor in writing of the reinvestment and provide a receipt or other evidence of the redemption in order to eliminate a sales charge.

     MISCELLANEOUS--INVESTOR A SHARES. Reduced sales charges may be modified or terminated at any time and are subject to confirmation of an investor's holdings. For more information about reduced sales charges, an investor should contact his or her investment representative or the Distributor.

APPLICABLE SALES CHARGES--INVESTOR B SHARES OF THE CDSC PORTFOLIOS

     Investor B Shares of the CDSC Portfolios are sold at their net asset value next determined after a purchase order is received in good form by the Fund's Distributor. Although investors pay no front-end sales charge on purchases of Investor B Shares, such Shares are subject to a deferred sales charge at the rates set forth in the chart below if they are redeemed within six years of purchase. Service Organizations will receive commissions from the Distributor in connection with sales of Investor B Shares. These commissions may be different than the reallowances or placement fees, if any, paid to dealers in connection with sales of Investor A Shares.

     The deferred sales charge on Investor B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is charged on any increase in the principal value of an investor's Shares. In addition, a contingent deferred sales charge will not be assessed on Investor B Shares purchased through reinvestment of dividends or capital gains distributions.

     The amount of any contingent deferred sales charge an investor must pay on Investor B Shares depends on the number of years that elapse between the purchase date and the date such Investor B Shares are redeemed. Solely for purposes of determining the number of years from the time of payment for an investor's Share purchase, all payments during a month will be aggregated and deemed to have been made on the first day of the month.

                                                                          CONTINGENT
                                                                           DEFERRED
                                                                      SALES CHARGE (AS A
                                                                        PERCENTAGE OF
                                                                            DOLLAR
                           NUMBER OF YEARS                            AMOUNT SUBJECT TO
                        ELAPSED SINCE PURCHASE                           THE CHANGE)
                        ----------------------                        ------------------
     One or less.................................................            5.0%
     More than one, but less than two............................            4.0%
     Two, but less than three....................................            3.0%
     Three, but less than four...................................            3.0%
     Four, but less than five....................................            2.0%
     Five, and up to and including six...........................            1.0%
     After six years.............................................            None

     When an investor redeems his or her Investor B Shares, the redemption order is processed to minimize the amount of the contingent deferred sales charge that will be charged. Investor B Shares are redeemed first from those Investor B Shares that are not subject to the deferred sales load (i.e., Investor B Shares that were acquired through reinvestment of dividends or capital gain distributions) and after that from the Investor B Shares that have been held the longest.

     For example, assume an investor purchased 100 Investor B Shares at $10 a Share (for a total cost of $1,000), three years later the Shares have a net asset value of $12 per Share and during that time the investor acquired 10 additional Shares through dividend reinvestment. If the investor then makes one redemption of 50 Shares (resulting in proceeds of $600, 50 Shares x $12 per share), the first 10 Shares redeemed will not be subject to the contingent deferred sales charge because they were acquired through reinvestment of dividends. With respect to the remaining 40 Shares redeemed, the contingent deferred sales charge is charged at $10 per Share (because the original purchase price of $10 per Share is lower than the current net asset value of $12 per share). Therefore, only $400 of the $600 such investor received from selling his or her Shares will be subject to the contingent deferred sales charge, at a rate of 3.0% (the applicable rate in the third year after purchase). The proceeds from the contingent deferred sales charge that the investor may pay upon redemption go to the Distributor, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Investor B Shares. The contingent deferred sales charge, along with ongoing distribution fees paid with respect to Investor B Shares, enables those Shares to be purchased without the imposition of a front-end sales charge.

     EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. The following types of redemptions qualify for an exemption from the contingent deferred sales charge: (i) exchanges described under "Exchange Privileges" below; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to Section 403(b)(7) of the Internal Revenue Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Portfolio's right to liquidate a shareholder's account if the aggregate net asset value of Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the death or disability of a shareholder; or (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Internal Revenue Code.

CHARACTERISTICS OF INVESTOR A SHARES AND INVESTOR B SHARES

     The primary difference between Investor A Shares and Investor B Shares lies in their sales charge structures and distribution arrangements. An investor should understand that the purpose and function of the sales charge structures and distribution arrangements for both Investor A Shares and Investor B Shares are the same.

     Investor A Shares are sold at their net asset value plus, in the case of the Equity and Bond Portfolios, a front-end sales charge of up to 4.50% (2.50% with respect to the U.S. Government Securities, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios). This front-end sales charge may be reduced or waived in some cases. See "Applicable Sales Charges--Investor A Shares of the Equity and Bond Portfolios." Investor A Shares are subject to ongoing distribution and service fees at an annual rate of up to 0.30% (0.25% with respect to the Money Market Portfolios) of a Portfolio's average daily net assets attributable to its Investor A Shares.

     Investor B Shares are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed within six years of investment. See "Applicable Sales Charges--Investor B Shares of the CDSC Portfolios." Investor B Shares are subject to ongoing distribution and service fees at an annual rate of up to 1.00% of a Portfolio's average daily net assets attributable to its Investor B Shares. These ongoing fees, which are higher than those charged on Investor A Shares, will cause Investor B Shares to have a higher expense ratio and pay lower dividends than Investor A Shares.

     Eight years after purchase, Investor B Shares will convert automatically to Investor A Shares. The purpose of the conversion is to relieve a holder of Investor B Shares of the higher ongoing expenses charged to those Shares, after enough time has passed to allow the Distributor to recover approximately the amount it would have received if a front-end sales charge had been charged. The conversion from Investor B Shares to Investor A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Investor A Shares as he or she had of Investor B Shares. The conversion occurs eight years after the beginning of the calendar month in which the Shares are purchased. As a result of the conversion, the converted Shares are relieved of the distribution and service fees borne by Investor B Shares, although they are subject to the distribution and service fees borne by Investor A Shares.

     Investor B Shares acquired through a reinvestment of dividends or distributions are also converted at the earlier of two dates--eight years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Investor B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Investor B Shares of a particular Portfolio, and subsequently acquires additional Investor B Shares of that Portfolio only through reinvestment of dividends and/or distributions, all of such investor's Investor B Shares in that Portfolio, including those acquired through reinvestment, will convert to Investor A Shares of that Portfolio on the same date.

FACTORS TO CONSIDER WHEN SELECTING INVESTOR A SHARES OR INVESTOR B SHARES

     Before purchasing Shares of a Portfolio which offers both Investor A Shares and Investor B Shares, investors should consider whether, during the anticipated life of their investment in the Portfolio, the accumulated distribution fees and potential contingent deferred sales charges on Investor B Shares prior to conversion would be less than the initial sales charge and accumulated distribution fees on Investor A Shares purchased at the same time (note that Investor A Shares of the Money Market Portfolio are sold without a sales charge), and to what extent such differential would be offset by the higher yield of Investor A Shares. In this regard, to the extent that there is no sales charge for Investor A Shares, in the case of the Money Market Portfolio, or the sales charge for Investor A Shares is waived or reduced by one of the methods described above, in the case of the Equity and Bond Portfolios, investments in Investor A Shares become more desirable. The Fund will refuse all purchase orders for Investor B Shares of over $100,000.

     Although Investor A Shares are subject to a distribution and service fee, they are not subject to the higher distribution and service fee applicable to Investor B Shares. For this reason, Investor A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Investor A Shares of the Equity and Bond Portfolios that do not qualify for waivers of or reductions in the initial sales charge would have less of their purchase price initially invested in a Portfolio than purchasers of Investor B Shares of the same Portfolio.

     As described above, purchasers of Investor B Shares of the Equity and Bond Portfolios will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Investor B Shares of those Portfolios. Because the Portfolios' future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Investor B Shares would, however, own Shares that are subject to higher annual expenses and, for a six-year period, such Shares would be subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during this six-year period should compare the cost of the contingent deferred sales charge plus the aggregate annual Investor B Shares' distribution and service fees to the cost of the initial sales charge and distribution and service fees on the Investor A Shares (note that Investor A Shares of the Money Market Portfolio are sold without a sales charge). Over time, the expense of the annual distribution and service fees on the Investor B Shares may equal or exceed the initial sales charge, if any, and annual distribution and service fees applicable to Investor A Shares. For example, if net asset value remains constant, the aggregate distribution and service fees with respect to Investor B Shares of the Equity and Bond Portfolios would equal or exceed the initial sales charge and aggregate distribution fees of Investor

A Shares of those Portfolios approximately eight years after the purchase. In order to reduce such fees of investors that hold Investor B Shares for more than eight years, Investor B Shares will be automatically converted to Investor A Shares as described above at the end of such eight-year period.

EXCHANGE PRIVILEGES

     The exchange privilege enables shareholders to exchange (i) Investor A Shares of a Portfolio for Investor A Shares of another Portfolio offered by the Fund or, under certain circumstances described below, for Trust Shares or Institutional Shares of the same Portfolio, and (ii) Investor B Shares of a Portfolio for Investor B Shares of another Portfolio offered by the Fund. The exchange privilege may be exercised only in those states where the class of shares of such other Portfolios may be legally sold.

     EXCHANGES--INVESTOR A SHARES. Shareholders who have purchased Investor A Shares of a Portfolio and who have paid any applicable sales charge ("load") (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor A Shares of another load Portfolio without paying an additional sales load. Shareholders who have purchased Investor A Shares of a Portfolio (other than through a previous exchange from another load Portfolio on which any applicable sales load has been paid) with a lower sales load may be charged an additional sales load on exchanges of Shares of such Portfolio for Shares of a Portfolio with a higher sales load. Shareholders may also exchange Investor A Shares of a no-load Portfolio for Investor A Shares of another no-load Portfolio without paying a sales load. When Investor A Shares of a no-load Portfolio are exchanged for Investor A Shares of a load Portfolio, the applicable sales load (if any) will be assessed. However, shareholders exchanging Investor A Shares of a no-load Portfolio that were acquired through a previous exchange involving Shares on which a load was paid will not be required to pay an additional sales load upon the reinvestment of the equivalent investment into a load Portfolio within a twelve month period. Under such circumstances, the shareholder must notify the Distributor that a sales load was originally paid and provide the Distributor with sufficient information to permit confirmation of the shareholder's right not to pay a sales load.

     In addition, shareholders who have a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks, and whose Shares are to be held in that account, may also exchange Investor A Shares of a Portfolio for Trust Shares or Institutional Shares in the same Portfolio.

     EXCHANGES--INVESTOR B SHARES. Shareholders who have purchased Investor B Shares of a Portfolio (including Shares acquired through reinvestment of dividends or distributions on such Shares) may exchange those Shares for Investor B Shares of another Portfolio without the payment of any contingent deferred sales charge at the time the exchange is made. In determining the holding period for calculating the contingent deferred sales charge payable on redemptions of Investor B Shares, the holding period of the Investor B Shares originally held will be added to the holding period of the Investor B Shares acquired through the exchange. No exchange fee is imposed by the Fund.

     OTHER INFORMATION CONCERNING EXCHANGES. The Shares exchanged must have a current value at least equal to the minimum initial or subsequent investment required by the particular Portfolio into which the exchange is being made. The Fund reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time upon 60 days' written notice to shareholders. An investor may telephone an exchange request by calling his or her investment representative, which is responsible for transmitting such exchange request to the Fund. See "Other Exchange or Redemption Information" below. Investors who want to telephone an exchange request directly to the Fund, and, have elected this privilege on the account application may follow the procedures described below under "Redemption by Telephone." An investor should consult his or her investment representative or the Fund for further information regarding procedures for exchanging Shares.

     AUTOMATIC EXCHANGE PROGRAM. The Automatic Exchange Program enables shareholders to make regular, automatic withdrawals from an Investor A Share or Investor B Share account in a Portfolio and use those proceeds to benefit from Dollar Cost Averaging by automatically making purchases of the same class of Shares in another Portfolio. With shareholder authorization, the Fund's Transfer Agent will withdraw the amount specified (subject to the applicable minimums) from the shareholder's account and will automatically invest that amount in Shares of the Portfolio designated by the shareholder on the date of such deduction.

     In order to participate in the Automatic Exchange Program, shareholders must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. Additionally, shareholders must complete the supplementary authorization form which may be obtained from their investment representative or the Fund. To change instructions with respect to the Automatic Exchange Program or to discontinue this feature, shareholders must send a written request to their investment representative or to the Fund. The Automatic Exchange Program may be amended or terminated without notice at any time by the Fund.

REDEMPTION OF SHARES

     Redemption orders should be placed with or through the same broker-dealer organization that placed the original purchase order. Redemption orders are effected at a Portfolio's net asset value per Share next determined after receipt of the order by the Fund. Proceeds from the redemptions of Investor B Shares will be reduced by the amount of any applicable contingent deferred sales charge. The organization through which the investor placed the order is responsible for transmitting redemption orders to the Fund on a timely basis. No charge for sending redemption payments electronically is currently imposed by the Fund, although a charge may be imposed in the future. The Fund reserves the right to send redemption proceeds electronically within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect a Portfolio.

REDEMPTION BY MAIL

     A written redemption request must be accompanied by any Share certificates which are properly endorsed for transfer. The Transfer Agent may require a signature guarantee by an eligible guarantor institution. For purposes of this policy, the term "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption check is payable to the shareholder(s) of record and (2) the redemption check is mailed to the shareholder(s) at the address of record or the proceeds are either mailed or sent electronically to a commercial bank account previously designated on the account application. An investor with questions or needing assistance should contact his or her investment representative or the Fund. Additional documentation may be required if the redemption is requested by a corporation, partnership, trust, fiduciary, executor, or administrator.

REDEMPTION BY TELEPHONE

     Shares may be redeemed by telephone if the shareholder selected that option on the account application. The shareholder may have the proceeds mailed to his or her address or mailed or sent electronically to a bank account previously designated on the account application. It is not necessary for shareholders to confirm telephone redemption requests in writing. If a shareholder did not originally select the telephone redemption privilege, the shareholder must provide written instructions to the Transfer Agent to add this feature. Neither the Fund nor its service contractors will be liable for any loss, damage, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurance that instructions by telephone are genuine; if these procedures are not followed the Fund or its service contractors may be liable for any losses due to unauthorized or fraudulent instructions. If Share certificates are outstanding with respect to an account, the telephone redemption and telephone exchange privilege is not available. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, investors are encouraged to follow the procedures described in "Other Exchange or Redemption Information" below.

     Proceeds from redemptions of Investor A Shares and/or Investor B Shares of the MONEY MARKET PORTFOLIOS with respect to redemption orders received by the Fund before 12:00 noon (Eastern time) on a Business Day normally will be sent electronically the same day (or mailed by check the next Business Day) to the organization that placed the redemption order in good form. Proceeds for redemption orders that are received after 12:00 noon (Eastern time) or on a non-business Day normally will be sent electronically on the next Business Day (or mailed by check on the second Business Day thereafter).

     Proceeds from redemptions of Investor A Shares and/or Investor B Shares of the EQUITY AND BOND PORTFOLIOS with respect to redemption orders received by the Fund before 4:00 p.m. (Eastern time) on a Business Day normally are sent electronically or mailed by check to the organization that placed the redemption order within three Business Days after the Distributor's receipt of the order in good form.

CHECKWRITING--MONEY MARKET PORTFOLIOS

     Checkwriting is available from certain institutions with respect to each of the Money Market Portfolios. No charge for use of the checkwriting privilege is currently imposed by the Fund, although a charge may be imposed in the future. With this service, a shareholder may write up to six checks per month in an amount per check of $250 or more. To obtain checks, a shareholder must complete the signature card that accompanies the account application. To establish this checkwriting service after opening an account in a Money Market Portfolio, the shareholder must contact his or her investment representative by telephone or mail to obtain an account application. A signature guarantee may be required. A SHAREHOLDER WILL RECEIVE THE DAILY DIVIDENDS DECLARED ON THE SHARES TO BE REDEEMED UP TO THE DAY THAT A CHECK IS PRESENTED TO THE CUSTODIAN FOR PAYMENT. Upon 30 days' written notice to shareholders, the checkwriting privilege may be modified or terminated. An investor cannot close an account in a Money Market Portfolio by writing a check. The checkwriting privilege may be disadvantageous for holders of Investor B Shares of the Money Market Portfolio due to the effect of the contingent deferred sales charge.

AUTOMATIC WITHDRAWAL PLAN (AWP)

     An Automatic Withdrawal Plan may be established by a new or existing shareholder of any Portfolio if the value of his or her account (valued at the net asset value at the time of the establishment of the AWP) equals $10,000 or more. Shareholders who elect to establish an AWP may receive a monthly, quarterly, semi-annual, or annual check in a stated amount of not less than $50 on or about the 25th day of the applicable month of withdrawal. Periodic payments will be reduced by any applicable contingent deferred sales charge. Portfolio Shares will be redeemed as necessary to meet withdrawal payments. Withdrawals may reduce principal and eventually deplete the shareholder's account. The maintenance of an AWP may be disadvantageous for holders of Investor B Shares due to the effect of the contingent deferred sales charge. A shareholder who desires to establish an AWP after opening an account should complete the AWP form in the back of the Prospectus or contact his or her investment representative or the Fund for an AWP application. A signature guarantee will be required. An AWP may be terminated by a shareholder on 30 days' written notice to his or her investment representative or to the Fund or by the Fund at any time.

PURCHASE OF INVESTOR A SHARES AT NET ASSET VALUE

     From time to time the Distributor may offer special concessions to enable investors to purchase Investor A Shares of the Equity and Bond Portfolios at net asset value without payment of a front-end sales charge. To qualify for a net asset value the investor must pay for such purchase with the proceeds from the redemption of shares of a non-affiliated mutual fund on which a front-end sales charge was paid. A qualifying purchase of Investor A Shares must occur within 30 days of the prior redemption and must be evidenced by a confirmation of the redemption transaction. At the time of purchase, the investment representative must notify the Fund that the purchase qualifies for a purchase at net asset value. Proceeds from the redemption of Shares on which no front-end sales charge was paid do not qualify for a purchase at net asset value.

OTHER EXCHANGE OR REDEMPTION INFORMATION

     WHEN REDEEMING SHARES IN A PORTFOLIO THAT OFFERS BOTH INVESTOR A SHARES AND INVESTOR B SHARES, SHAREHOLDERS SHOULD INDICATE WHETHER THEY ARE REDEEMING INVESTOR A SHARES OR INVESTOR B SHARES. In the event a redeeming shareholder owns both Investor A Shares and Investor B Shares in a Portfolio, the Investor A Shares will be redeemed first unless the shareholder indicates otherwise.

     During periods of substantial economic or market change or activity, telephone redemptions or exchanges may be difficult to complete. In such event, Shares may be redeemed or exchanged by mailing the request directly to the organization through which the original Shares were purchased or directly to the Fund at P.O. Box 78069, St. Louis, Missouri 63178.

     At various times, the Fund may be requested to redeem Shares for which it has not yet received good payment. In such circumstances, the Fund may delay the forwarding of proceeds until payment has been collected for the purchase of such Shares which may take up to 15 days or more. To avoid delay in payment upon redemption shortly after purchasing Shares, investors should purchase Shares by certified or bank check or by electronic transfer. The Fund intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, the Fund may make payment wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

     A shareholder may be required to redeem Shares in a Portfolio upon 60 days' written notice if the balance in the shareholder's account drops below $500. The Fund will not require a shareholder to redeem Portfolio Shares if the value of the shareholder's account drops below $500 due to fluctuations in net asset value. Share balances may also be redeemed pursuant to arrangements between broker-dealer organizations and their investors.

                            YIELDS AND TOTAL RETURNS

     Yield and total return quotations are computed separately for Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares of a Portfolio. TOTAL RETURN AND YIELD FIGURES WILL FLUCTUATE, ARE BASED ON HISTORICAL EARNINGS, AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE.

The methods used to compute each Portfolio's yields and total returns are described below and in the Statement of Additional Information.

THE MONEY MARKET PORTFOLIOS

     From time to time, performance information such as total return, "yield," and "effective yield" for the Money Market Portfolios' Investor A Shares and/or Investor B Shares may be quoted in advertisements or in communications to shareholders. The "yield" quoted in advertisements refers to the income generated by an investment in a particular class of Shares of a Portfolio over a specified period (such as a seven-day period) identified in connection with the particular yield quotation. This income is then "annualized." That is, the amount of income generated by the investment during that period is assumed to be generated for each such period over a 52-week or one-year period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a particular class of Shares of a Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

     In addition, the Treasury Money Market Portfolio's "state tax-equivalent yield" may also be quoted. The "state tax-equivalent yield" shows the level of taxable yield needed to produce an after-tax yield that is equivalent to a particular state's tax-exempt yield achieved by the Portfolio. The "state tax-equivalent yield" refers to the portion of income that is derived from interest income on direct obligations of the U.S. Government, its agencies or instrumentalities that qualifies for exemption from state income tax. The yield calculation assumes that 100% of the interest income is exempt from state income tax. The "state tax-equivalent yield" is computed by dividing the tax-exempt portion of the Portfolio's yield by a denominator consisting of one minus a stated income tax rate.

     The Tax-Exempt Money Market Portfolio may also quote its "tax-equivalent yield" and "tax-equivalent effective yield," which demonstrate the level of taxable yield need to produce an after-tax yield that is equivalent to the Portfolio's yield and effective yield. Each are calculated by increasing the Portfolio's yield and effective yield by the amount necessary to reflect the payment of federal (and/or state) tax at a stated tax rate. The "tax equivalent yield" and "tax-equivalent effective yield" will always be higher than the Portfolio's yield and effective yield, respectively. The Tax-Exempt Money Market Portfolio may also compute its "tax-equivalent yield" and "tax-equivalent effective yield" with respect to certain states, which shows the level of taxable yield and effective yield, respectively, needed to produce an after-tax equivalent to the federal and state tax-exempt yield of the Portfolio's particular class of Shares, assuming payment of federal income tax and state personal income tax each at a stated rate and based upon a specified percentage of the Portfolio's income which is exempt from state income tax as well as federal income tax.

THE EQUITY AND BOND PORTFOLIOS

     From time to time, performance information such as total return and yield data for the Equity and Bond Portfolios' Investor A Shares and/or Investor B Shares may be quoted in advertisements, sales literature or in communications to shareholders. The yield is computed based on the net income of a particular class of Shares in the particular Portfolio during a 30-day (or one-month) period identified in connection with the particular yield quotation. More specifically, the yield is computed by dividing the Portfolio's net income per Share during a 30-day (or one-month) period by the maximum public offering price per Share on the last day of the period and annualizing the result. The Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' "tax equivalent" yields, which show the level of taxable yield needed to produce an after-tax equivalent to each Portfolio's tax-free yield, may also be quoted from time to time. This is done by increasing a Portfolio's yield (calculated as above) by the amount necessary to reflect the payment of federal income tax at a stated tax rate. The Missouri Tax-Exempt Bond Portfolio may also compute its "Missouri tax-equivalent" yield which shows the amount of taxable yield needed to

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

produce an after-tax equivalent to the federal and Missouri tax-exempt yield of the Portfolio's Shares, assuming payment of federal income tax and Missouri income tax each at a stated rate.

     The Portfolios' total returns may be calculated on an average annual total return basis, and may also be calculated on an aggregate total return basis, for various periods. Average annual total returns with respect to a particular class of Shares reflect the average annual percentage change in value of an investment in such Shares of a Portfolio over the particular measuring period. Aggregate total returns reflect the cumulative percentage change in value over the measuring period. Both methods of calculating total returns assume that dividends and capital gain distributions made by a Portfolio during the period are reinvested in the same class of Shares of the Portfolio and that the maximum sales load in effect during the period has been charged by the Portfolio. The Portfolios' total return figures may also be calculated without the deduction of the maximum sales charge in effect during the period. The effect of not deducting the sales charge will be to increase the total return reflected. When considering average annual total return figures for periods longer than one year, it is important to note that a Portfolio's annual total return for any one year in the period might have been more or less than the average for the entire period.

INFORMATION APPLICABLE TO ALL PORTFOLIOS

     Performance data of the Portfolios' Investor A Shares and/or Investor B Shares may be compared to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices and data such as that provided by Lehman Brothers, Inc. or any of its affiliates, Ibbotson Associates, Inc., Lipper Analytical Services, Inc., Mutual Fund Forecaster and IBC/Donoghue's MONEY FUND REPORT(R) published by IBC/Donoghue. References may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Institutional Investor, Pensions and Investments, U.S.A. Today, Fortune, CDA/Wiesenberger, Morningstar, Inc. and publications of a local or regional nature. In addition to performance information, general information about the Portfolios that appears in a publication such as those mentioned above may be included in advertisements and in reports to Shareholders.

     Performance quotations of a class of Shares in a Portfolio represent that Portfolio's past performance and should not be considered as representative of future results. Any account fees charged by an investment representative will not be included in the calculations of the Portfolios' yields and total returns. Such fees, if any, will reduce the investor's net return on an investment in a Portfolio. Investors may call 1-800-452-ARCH(2724) to obtain current yield and total return information.

                          DIVIDENDS AND DISTRIBUTIONS

THE TREASURY MONEY MARKET, MONEY MARKET, TAX-EXEMPT MONEY MARKET, U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, MISSOURI TAX-EXEMPT BOND AND NATIONAL MUNICIPAL BOND PORTFOLIOS

     Dividends from net investment income of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios are declared daily and paid monthly not later than five Business Days after the end of each month. Investor A Shares and/or Investor B Shares of the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios earn dividends from the day the purchase order is received by the Fund through the day before the redemption order for such Shares is received. Investor A Shares and/or Investor B Shares of the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios earn dividends from the day after the purchase order is received by the Transfer Agent through the day the redemption order for such Shares is received. Shares of a Portfolio purchased by check begin earning dividends when payment for Shares purchased are converted into federal funds and are available for investment. For purchases by check, this normally will be the second Business Day following receipt of the check.

     Dividends on each Share of such Portfolios are determined in the same manner and are paid in the same amounts, irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares (other than the Tax-Exempt Portfolios which do not offer Institutional Shares) bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares (other than the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index and Short-Intermediate Municipal Portfolios which do not offer Investor B Shares) bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund" and "Other Information Concerning the Fund and Its Shares" below.

THE EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY AND BALANCED PORTFOLIOS

     Net investment income for the Equity Income, Equity Index, Growth & Income Equity and Balanced Portfolios is declared and paid monthly as a dividend to shareholders of record. Dividends on each Share of each of these Portfolios are determined in the same manner and are paid in the same amount, irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares (other than the Equity Index Portfolio which does not offer Investor B Shares) bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund" and "Other Information Concerning the Fund and Its Shares" below.

THE SMALL CAP EQUITY AND INTERNATIONAL EQUITY PORTFOLIOS

     Net investment income for the Small Cap Equity and International Equity Portfolios is declared and paid quarterly as a dividend to shareholders of record. Dividends on each Share of each of these Portfolios are determined in the same manner and are paid in the same amount, irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund" and "Other Information Concerning the Fund and Its Shares."

OTHER DIVIDEND AND DISTRIBUTION INFORMATION

     The Money Market Portfolios do not expect to realize capital gains. Net realized capital gains of a Portfolio, if any, are distributed at least annually. All dividends and distributions paid on a Portfolio's Shares are automatically reinvested (without a sales load) in additional Shares of the same class unless the investor has (i) otherwise indicated in the account application, or (ii) redeemed all the Shares held in a Portfolio, in which case a distribution will be paid in cash. Reinvested dividends and distributions will be taxed in the same manner as those paid in cash.

                                     TAXES

FEDERAL TAXES

     Each Portfolio of the Fund intends to qualify as a "regulated investment company" for the current taxable year. It is intended that each Portfolio will continue to so qualify as long as such qualification is in the best interests of shareholders. A regulated investment company is generally exempt from federal income tax on amounts distributed to shareholders.

     Qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), for a taxable year requires, among other things, that each Portfolio distribute to its shareholders an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its net exempt-interest income (if any). In general, a Portfolio's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net longterm capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain over net short-term capital loss, if any, for such taxable year. The Treasury Money Market, Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios intend to distribute as dividends substantially all of their respective investment company taxable income and any net tax-exempt interest income each year. Such dividends will be taxable as ordinary income to a Portfolio's shareholders who are not currently exempt from federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to an IRA are deferred under the Code.) In the case of the Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, such dividends will qualify for the dividends received deduction for corporations to the extent of the total qualifying dividends received by the Portfolios from domestic corporations for the taxable year. Because all of the Treasury Money Market, Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index and Government & Corporate Bond Portfolios' net investment income is expected to be derived from earned interest, it is not expected that any distributions from such Portfolios will be eligible for the dividends received deduction.

     It is the policy of each Tax-Exempt Portfolio to distribute as dividends substantially all of its net tax-exempt interest income and any investment company taxable income each year. Dividends derived from interest on Municipal Obligations (known as exempt-interest dividends) may be treated by shareholders as items of interest excludable from their gross income under Section 103(a) of the Code, unless under the circumstances applicable to the particular shareholder the exclusion would be disallowed. See the Statement of Additional Information under "Additional Information Concerning Taxes." Distributions of net income may be taxable to investors under state or local law as dividend income even though a substantial portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income tax.

     If a Tax-Exempt Portfolio should hold certain private activity bonds issued after August 7, 1986, shareholders must include, as an item of tax preference, the portion of dividends paid by the Portfolio that is attributable to interest on such bonds in their federal alternative minimum taxable income for purposes of determining liability (if any) for the 26-28% alternative minimum tax applicable to individuals and the 20% alternative minimum tax and the environmental tax applicable to corporations. Corporate shareholders also must take all exempt-interest dividends into account in determining certain adjustments for federal alternative minimum and environmental tax purposes. The environmental tax applicable to corporations is imposed at the rate of .12% on the excess of the corporation's modified federal alternative minimum taxable income over $2,000,000.

     Substantially all of each Portfolio's net realized long-term capital gains, if any, will be distributed at least annually to its shareholders. A Portfolio will generally have no tax liability with respect to such gains and the distributions will be taxable to shareholders who are not currently exempt from federal income taxes as long-term capital gains, regardless of how long the shareholders have held the Shares and whether such gains are received in cash or reinvested in additional Shares.

     To the extent dividends paid to shareholders of a Tax-Exempt Portfolio are derived from taxable income or from long-term or short-term capital gains, such dividends will be subject to federal income tax, whether such dividends are paid in the form of cash or additional Shares.

     An investor considering purchasing Shares of a Money Market Portfolio on or just before the record date of any capital gains distribution (or in the case of the Equity and Bond Portfolios, the record date of any dividend or capital gains distribution) should be aware that the amount of the forthcoming distribution, although in effect a return of capital, will be taxable.

     Dividends declared by a Portfolio in October, November, or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by the Fund on December 31 of such year, if such dividends are actually paid during January of the following year.

     Each Portfolio may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure properly to include on their return payments of taxable interest or dividends, or who have failed to certify to the Portfolio that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

     A taxable gain or loss may be realized by an investor upon redemption, transfer or exchange of Shares of the Equity and Bond Portfolios, depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange. If an investor holds Shares for six months or less and during that time receives an exempt-interest dividend on those Shares, any loss realized on the sale or exchange of those Shares will be disallowed to the extent of the exempt-interest dividend.

     Certain interest income and dividends earned by the International Equity Portfolio from foreign securities is expected to be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of the Portfolio's total assets at the close of any taxable year consists of stock or securities of foreign corporations, the Portfolio may elect, for U.S. federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding taxes and other foreign income taxes, as paid by its shareholders. The Portfolio may make this election. As a consequence, the amount of these foreign taxes paid by the Portfolio will be included in its shareholders' taxable income pro rata (in addition to taxable distributions actually received by them), and each shareholder may elect either (a) to credit his or her proportionate amount of such taxes against his or her U.S. federal income tax liabilities (subject to certain limitations), or (b) if he or she itemizes his or her deductions, to deduct such proportionate amounts from his or her U.S. taxable income.

     MISSOURI TAX CONSIDERATIONS. For each year in which a Portfolio qualifies as a regulated investment company for federal income tax purposes, shareholders of such Portfolio who are Missouri resident individuals, trusts or estates resident in Missouri, or corporations subject to Missouri taxing jurisdiction (collectively, "Missouri Taxpayers") will not be subject to Missouri income taxation on dividends distributed to them to the extent that such dividends (a) qualify as exempt-interest dividends of a regulated investment company under Code section 852(b)(5), (b) are the subject of the written notice to shareholders required by 12 C.S.R. section 10-2.155(2), (c) are attributable to interest on (1) obligations issued by the State of Missouri or any of its political subdivisions or authorities, or (2) certain obligations of the United States, any territory or possession of the United States, or any authority, commission, or instrumentality of the United States, to the extent exempted from Missouri income tax under Federal Law, and (d) are properly reported on the Missouri income tax returns of the shareholder in the respective Portfolio. In connection with these exclusions from Missouri taxable income, the State also denies any deduction for interest on debt incurred to carry the obligation or securities and any expenses incurred in the production of the excluded interest or dividend income.

     To the extent possible, the Missouri Tax-Exempt Bond Portfolio intends to invest in obligations which will permit distributions attributable to interest to be excludable by Missouri Taxpayers. Despite this intention, Missouri Taxpayers generally will be subject to Missouri income tax on other types of distributions received from the Missouri Tax-Exempt Bond Portfolio, including distributions of interest on obligations of other issuers and all long-term and short-term capital gains.

     Except as noted above with respect to Missouri income taxation, distributions from a Portfolio may be taxable to shareholders under other state and local laws imposing taxes on or measured by net income, even though such distribution were derived, in whole or in part, from interest on obligations which, if realized directly by the shareholder, or by a shareholder of another type, would be nontaxable.

     The foregoing discussion of Missouri law does not apply to shareholders that are subject to the Missouri bank tax or other comparable forms of specialized Missouri taxation.

     All shareholders of the Portfolios should consult with their tax advisors with respect to the state and local tax consequences of the purchase, ownership, and disposition of Shares in the Portfolios, the receipt of distributions from the Portfolios, and the proper method in which to report Portfolio-related items on a shareholder's Missouri tax returns.

STATE AND LOCAL TAXES

     Shareholders should note that dividends paid by a Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations that, if realized directly, would be exempt from such income taxes.

     The Treasury Money Market Portfolio is structured to provide investors, to the extent permissible by federal and state law, with income that is exempt or excluded from taxation at the state and local level. Shareholders should note that many, but not all, states permit all or a portion of a regulated investment company's dividends which are derived from interest on U.S. Treasury obligations (and obligations of certain U.S. Government agencies)("Treasury Obligations") to be exempt or excluded from state and local taxation. In addition, only certain states allow dividends of a regulated investment company that are derived from dividends of other regulated investment companies investing directly in Treasury Obligations to be exempt or excluded from state and local taxation. Some states reduce a shareholder's allowable deductions by interest on debt incurred to carry obligations producing state tax-exempt interest and by other expenses related to such obligations. Income earned by the Portfolio from repurchase agreements generally is not exempt from state or local income tax. Shareholders should consult their own tax advisors about the status of distributions from the Treasury Money Market Portfolio under state and local law.

MISCELLANEOUS

     The foregoing summarizes some of the important federal and state tax considerations generally affecting the Portfolios and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Portfolios should consult their tax advisers with specific reference to their own tax situation. Shareholders will be advised at least annually as to the federal and, for the Treasury Money Market Portfolio, the state income tax consequences, and for the Missouri Tax-Exempt Bond Portfolio, the Missouri state income tax consequences, of distributions made each year.

                             MANAGEMENT OF THE FUND

     The Fund is managed under the direction of its Board of Directors. The Statement of Additional Information contains the names of and general background information concerning each director.

INVESTMENT ADVISER AND SUB-ADVISER

     Mississippi Valley Advisors Inc. ("MVA") serves as the investment adviser to each Portfolio. MVA's principal office is located at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101. MVA is a wholly-owned subsidiary of Mercantile. As of December 31, 1996, MVA had approximately $7.9 billion in assets under investment management, including the assets of the Fund, which were approximately $2.5 billion.

     Subject to the general supervision of the Fund's Board of Directors and in accordance with the Fund's investment policies, MVA manages the Portfolios, makes investment decisions with respect to and places orders for all purchases and sales of the Portfolios' securities and other investments, and directs the maintenance of each Portfolio's records relating to such purchases and sales.

     For the services provided and expenses assumed pursuant to the investment advisory agreement, MVA is entitled to receive fees, computed daily and payable monthly, with respect to the Treasury Money Market and Money Market Portfolios, at the annual rates of .40% of the first $1.5 billion of each such Portfolio's average daily net assets, .35% of the next $1.0 billion of net assets and .25% of net assets in excess of $2.5 billion, and with respect to the Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, at the annual rates of .40%, .45%, .55%, .30%, .45%, .55%, .45%, .55%, .75%,
 .30%, .55%, .75%, 1.00% and .75%, respectively, of the average daily net assets of each Portfolio, respectively. For the fiscal year ended November 30, 1996, MVA received advisory fees (net of waivers) at the effective annual rates of
 .35%, .35%, .35%, .45%, .45%, .00%, .45%, .00%, .55%, .75%, 1.00% and .75% of
the respective average daily net assets of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios. The Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios had not commenced operations as of November 30, 1996.

     MVA may from time to time voluntarily reduce all or a portion of its advisory fee to increase the net income of one or more Portfolios available for distributions as dividends. The voluntary fee reduction will cause the return of any such Portfolio to be higher than it would otherwise be in the absence of such reduction.

     David A. Bethke, CFA, is the person primarily responsible for the day-to-day management of the U.S. Government Securities, Intermediate Corporate Bond and Government & Corporate Bond Portfolios and has managed each of the Portfolios since inception. Mr. Bethke, Senior Associate, joined MVA in 1987 and has seven years of prior investment experience.

     Peter Merzian, is the person primarily responsible for the day-to-day management of the Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond and Balanced Portfolios. Mr. Merzian, a Senior Associate of MVA, has been with MVA since 1993 and prior thereto was employed as a portfolio manager of another financial institution. Mr. Merzian has served as portfolio manager of the Short-Intermediate Municipal and National Municipal Bond Portfolios since their respective dates of inception and of the Balanced Portfolio since May 1996. Mr. Merzian has served as portfolio manager of the Missouri Tax-Exempt Bond Portfolio (including the Predecessor Missouri Tax-Exempt Bond Portfolio) since 1993.

     Gregory A. Glidden is the person primarily responsible for the day-to-day management of the Equity Income Portfolio. Mr. Glidden, Senior Associate, has been with MVA since 1983. For the past 13 years, he has served as a stock analyst and has managed several of Mercantile's common funds. Mr. Glidden has managed the Equity Income Portfolio since its inception.

     Timothy S. Engelbrecht, is the person primarily responsible for the day-to-day management of the Growth & Income Equity Portfolio. Mr. Engelbrecht, a Senior Associate, has been employed by MVA for the past sixteen years and has had portfolio management and other responsibilities for MVA for the past fifteen years. Mr. Engelbrecht has managed the Growth & Income Equity Portfolio since May 1996.

     Robert J. Anthony is the person primarily responsible for the day-to-day management of the Small Cap Equity Portfolio. Mr. Anthony, Senior Associate, has been with MVA for 21 years and has managed the Small Cap Equity Portfolio since its inception.

     MVA has entered into a sub-advisory agreement with Clay Finlay Inc. Pursuant to the terms of such sub-investment advisory agreement, Clay Finlay has been retained by MVA to manage the investment and reinvestment of the assets of the International Equity Portfolio and to provide analytical and investment research services to it, subject to the supervision of MVA and to the direction and control of the Fund's Board of Directors.

     Under this arrangement, Clay Finlay is responsible for the day-to-day management of the International Equity Portfolio's assets. MVA reviews investment performance policies and guidelines, maintains certain books and records, is responsible for selecting and monitoring the performance of Clay Finlay, and for reporting the activities of Clay Finlay in managing the Portfolio to the Fund's Board of Directors.

     Clay Finlay is registered as an investment adviser with the SEC and is a wholly-owned subsidiary of United Asset Management Corporation, a financial services holding company. Clay Finlay's principal office is located at 200 Park Avenue, 56th Floor, New York, New York 10166. Clay Finlay, founded in 1982, has extensive experience in international investments and as of December 31, 1996 had approximately $6.5 billion in assets under management.

     Frances Dakers is the person primarily responsible for the day-to-day management of the International Equity Portfolio's investments. Ms. Dakers, a Principal and Senior Portfolio Manager of Clay Finlay, has been associated with Clay Finlay since January, 1982 and has managed the International Equity Portfolio since its inception.

     For the services provided and expenses assumed pursuant to its sub-advisory agreement with MVA, Clay Finlay receives from MVA a fee, computed daily and payable monthly, at the annual rate of .75% of the first $50 million of the International Equity Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million. Prior to August 29, 1996, Clay Finlay received from MVA a fee, computed daily and paid monthly, at the annual rate of .75% of the International Equity Portfolio's average daily net assets. For the fiscal year ended November 30, 1996, Clay Finlay received sub-advisory fees at the effective annual rate of .75% of the International Equity Portfolio's average daily net assets. Clay Finlay bears all expenses incurred by it in connection with its services under the sub-advisory agreement.

ADMINISTRATOR

     BISYS Fund Services Ohio, Inc., located at 3435 Stelzer Road, Columbus, Ohio 43219, acts as the Portfolios' Administrator.

     The Administrator generally assists in all aspects of each Portfolio's administration and operation and also monitors and performs other services pertaining to the Portfolios' arrangements with Service Organizations. See "Service Organizations" below. For its services, the Administrator is entitled to receive a fee, computed daily and payable monthly, at the annual rate of .20% (.10% for the Tax-Exempt Money Market Portfolio) of each Portfolio's average daily net assets. For the fiscal year ended November 30, 1996, the Administrator received administration fees (net of waivers) at the effective annual rate of
 .10% (.05% with respect to the National Municipal Bond Portfolio) of the average daily net assets of each Portfolio other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30, 1996. From time to time, the Administrator may voluntarily waive all or a portion of the administration fees otherwise payable by a Portfolio in order to increase the net income available for distribution to shareholders.

DISTRIBUTOR

     Investor A Shares and/or Investor B Shares in each Portfolio are sold continuously by the Distributor, BISYS Fund Services, an affiliate of the Administrator. The Distributor also monitors the Fund's arrangements under the Distribution and Services Plans described below. The Distributor is a registered broker-dealer with principal offices at 3435 Stelzer Road, Columbus, Ohio 43219.

     The Distributor may, at its expense, provide compensation to dealers in connection with sales of Shares of any of the Portfolios. Such compensation may include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Portfolios, and/or other dealer-sponsored special events. In some instances, this compensation will be made available only to certain dealers whose representatives have sold a significant amount of such Shares. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Compensation will also include the following types of non-cash compensation offered through sales contests: (1) business and vacation trips, including the provision of travel arrangements and lodging at resorts, (2) tickets for entertainment events (such as concerts, cruises and sporting events) and (3) merchandise (such as clothing, trophies, clocks and pens). Dealers may not use sales of a Portfolio's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. None of the aforementioned compensation is paid for by the Portfolios or their shareholders.

DISTRIBUTION AND SERVICES PLANS

     The Fund has adopted separate Distribution and Services Plans pursuant to Rule 12b-1 under the 1940 Act with respect to Investor A Shares of the Portfolios and Investor B Shares of the CDSC Portfolios. Under the Distribution and Services Plans, the Fund may pay (i) the Distributor or another person for distribution services provided and expenses assumed and (ii) Service Organizations for shareholder administrative services provided pursuant to servicing agreements in connection with Investor A Shares or Investor B Shares of a Portfolio. Payments to the Distributor are to compensate it for distribution assistance and expenses assumed and activities primarily intended to result in the sale of Investor A Shares or Investor B Shares, including compensating dealers and other sales personnel (which may include affiliates of the Fund's Adviser), direct advertising and marketing expenses and expenses incurred in connection with preparing, printing, mailing and distributing or publishing advertisements and sales literature, for printing and mailing Prospectuses and Statements of Additional Information (except those used for regulatory purposes or for distribution to existing shareholders), and costs associated with implementing and operating the Distribution and Services Plan. In addition, payments under the Distribution and Services Plan for Investor B Shares will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker-dealers who sell Investor B Shares. See "Management of the Fund--Service Organizations" below for a description of the servicing agreements and the services provided by Service Organizations.

     Under the Distribution and Services Plan for Investor A Shares, payments by the Fund for distribution expenses may not exceed .10% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor A Shares and payments for shareholder administrative servicing expenses may not exceed .20% (.15% with respect to the Money Market Portfolios) (annualized) of the average daily net asset value of a Portfolio's outstanding Investor A Shares.

     Under the Distribution and Services Plan for Investor B Shares, payments by the Fund for distribution expenses may not exceed .75% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor B Shares and payments for shareholder administrative servicing expenses may not exceed .25% (annualized) of the average daily net asset value of a Portfolio's outstanding Investor B Shares.

     Actual distribution expenses paid by the Distributor with respect to Investor B Shares for any given year may exceed the distribution fees and contingent deferred sales charges received with respect to those Shares. These excess expenses may be reimbursed by Investor B shareholders out of contingent deferred sales charges and distribution payments in future years as long as the Distribution and Services Plan for Investor B Shares is in effect.

SERVICE ORGANIZATIONS

     The servicing agreements adopted under the Distribution and Services Plans (the "Servicing Agreements") require the Service Organizations receiving such compensation (which may include Mercantile and its affiliates) to perform certain services, including providing administrative services with respect to the beneficial owners of Investor A Shares or Investor B Shares of a Portfolio, such as establishing and maintaining accounts and records for their customers who invest in such Shares, assisting customers in processing purchase, exchange and redemption requests, and responding to customer inquiries concerning their investments.

     Under the Servicing Agreements and upon notice to the Fund, a Service Organization may subcontract with one or more entities for the performance of certain services provided under its Servicing Agreement with the Fund. Such Service Organization shall be as fully responsible to the Fund for the acts or omissions of any subcontractor as it would be for its own acts or omissions. The fees payable to any sub-contractor are paid by the Service Organization out of the fees it receives from the Fund.

     The Fund understands that Service Organizations providing such administrative services may also charge fees to their customers beneficially owning such Shares. These fees would be in addition to any amounts which may be received by such a Service Organization under its Servicing Agreement with the Fund. The Fund's Servicing Agreements require a Service Organization to disclose to its customers any compensation payable to the Service Organization by a Portfolio and any other compensation payable by its customers in connection with their investment in such Shares. Customers of such a Service Organization receiving servicing fees should read this Prospectus in light of the terms governing their accounts with their Service Organization.

CUSTODIAN, SUB-CUSTODIAN AND TRANSFER AGENT

     Mercantile Bank National Association, an affiliate of the Fund and a wholly-owned subsidiary of Mercantile Bancorporation, Inc., with principal offices located at One Mercantile Center, 8th and Locust Streets, St. Louis, Missouri 63101, serves as Custodian of each Portfolio's assets. In addition, Bankers Trust Company of New York, with principal offices at 16 Wall Street, New York, New York 10005, serves as the Sub-Custodian for the International Equity Portfolio. BISYS Fund Services Ohio, Inc. also serves as the Fund's transfer agent and dividend disbursing agent. Its address is 3435 Stelzer Road, Columbus, Ohio 43219.

REGULATORY MATTERS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling the Shares of a registered, open-end investment company continuously engaged in the issuance of its Shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as Shares of the Portfolios. Such banking laws and regulations do not prohibit such a holding company or affiliate, or banks, from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing Shares of such a company as agent for and upon the order of customers. Mercantile, MVA, Service Organizations that are banks or bank affiliates, and broker-dealers that are bank affiliates are subject to such laws and regulations, but believe they may perform the services for the Portfolios contemplated by their respective agreements, this Prospectus and the Statement of Additional Information without violating applicable banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretation of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial, or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Portfolios and the shareholders, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is not expected that investors would suffer any adverse financial consequences as a result of any of these occurrences.

     If current restrictions preventing a bank from legally sponsoring, organizing, controlling, or distributing Shares of an investment company were relaxed, Mercantile, or an affiliate of Mercantile, would consider the possibility of offering to perform additional services for the Portfolios. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which Mercantile, or such an affiliate, might offer to provide such services.

     Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by a Portfolio to a financial intermediary in connection with the investment of fiduciary funds in a Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

EXPENSES

     Except as noted above and in the Statement of Additional Information under "Investment Advisory and Administrative Contracts" and "Custodian and Transfer Agent," the Fund's service contractors bear all expenses in connection with the performance of their services, except that the Distributor is compensated pursuant to the Distribution and Services Plans as described under "Distribution and Services Plans" above. Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to the Adviser and Administrator, transfer agency fees, fees and expenses of officers and directors who are not affiliated with the Adviser or the Distributor, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying a Portfolio and its Shares for distribution under Federal and state securities laws, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and directors and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by the Adviser, Distributor or Administrator under their respective agreements with the Fund. The Fund also pays for brokerage fees, commissions and other transaction charges, if any, in connection with the purchase and sale of portfolio securities. Any general expenses of the Fund that are not readily identifiable as belonging to a particular Portfolio will be allocated among all Portfolios by or under the direction of the Board of Directors in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of Shares within a Portfolio will be borne solely by such class. See "Certain Financial Information" and "Management of the Fund" above for additional information regarding expenses of each Portfolio.

                 INFORMATION CONCERNING THE FUND AND ITS SHARES

DESCRIPTION OF SHARES

     The Fund was organized on September 9, 1982 as a Maryland corporation, and is a mutual fund of the type known as an "open-end management investment company." The Fund's principal office is located at 3435 Stelzer Road, Columbus, Ohio 43219.

     The Fund's Charter authorizes the Board of Directors to issue up to seven billion full and fractional Shares of common stock, and to classify and reclassify any unauthorized and unissued Shares into one or more classes of Shares. The Board of Directors may similarly classify or reclassify any class of Shares into one or more series.

     Pursuant to such authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Portfolios, each of which (except the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) is classified as a diversified company under the 1940 Act: 1 billion Trust Shares, 300 million Institutional Shares and 100 million Investor A Shares, representing interests in the Treasury Money Market Portfolio; 1.8 billion Trust Shares, 300 million Institutional Shares, 550 million Investor A Shares and 50 million Investor B Shares, representing interests in the Money Market Portfolio; 300 million Trust Shares and 50 million Investor A Shares, representing interests in the Tax-Exempt Money Market Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the U.S. Government Securities Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares, representing interests in the Intermediate Corporate Bond Portfolio; 25 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Bond Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Government & Corporate Bond Portfolio; 25 million Trust Shares and 25 million Investor A Shares, representing interests in the Short-Intermediate Municipal Portfolio; 25 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares, representing interests in the Missouri Tax-Exempt Bond Portfolio; 50 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares representing interests in the National Municipal Bond Portfolio; 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares representing interests in the Equity Income Portfolio; 25 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Equity Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Growth & Income Equity Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares and 50 million Investor B Shares, representing interests in the Small Cap Equity Portfolio; 10 million Trust Shares, 10 million Institutional Shares, 10 million Investor A Shares and 50 million Investor B Shares, representing interests in the International Equity Portfolio; and 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Balanced Portfolio. Trust and Institutional Shares of the Portfolios are described in separate prospectuses which are available from the Distributor at the telephone number on the cover of this Prospectus. Shares in the Fund's Portfolios will be issued without Share certificates.

     The Investor A Shares and/or Investor B Shares of the Portfolios are described in this Prospectus. The Portfolios also offer Trust Shares and, in addition, each Portfolio except the Tax-Exempt Portfolios offers Institutional Shares. Institutional Shares, which are offered to financial institutions acting on behalf of accounts for which they do not exercise investment discretion, and Trust Shares, which are offered to financial institutions acting on their own behalf or on behalf of certain qualified accounts, are sold without a sales charge. Trust, Institutional, Investor A and/or Investor B Shares bear their pro rata portion of all operating expenses paid by a Portfolio, except that Trust Shares and Institutional Shares bear all payments under the Portfolio's respective

Administrative Services Plans adopted for such Shares and Investor A Shares and Investor B Shares bear all payments under the Portfolio's respective Distribution and Services Plans adopted for such Shares. In addition, Institutional Shares of a Portfolio bear the expense of certain sub-transfer agency fees.

     Payments under the Administrative Services Plans for Trust Shares and Institutional Shares are made to Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Trust Shares or Institutional Shares. Payments under the Administrative Services Plans may not exceed .25% (on an annual basis) of the average daily net asset value of outstanding Trust or Institutional Shares of the Money Market Portfolios or .30% (on an annual basis) of the average daily net asset value of outstanding Trust or Institutional Shares of the Equity and Bond Portfolios.

     The Fund offers various services and privileges in connection with its Investor A Shares and Investor B Shares that are not offered in connection with its Trust or Institutional Shares, including an automatic investment program and automatic withdrawal plan. In addition, each class of Shares offers different exchange privileges.

     Shareholders are entitled to one vote for each full Share held and proportionate fractional votes for fractional Shares held. Shares of all Portfolios will vote together and not by class unless otherwise required by law or permitted by the Board of Directors. All shareholders of a particular Portfolio will vote together as a single class on matters relating to the Portfolio's investment advisory (or sub-advisory) agreement and investment objective and fundamental policies. Only holders of Trust Shares, however, will vote on matters relating to the Administrative Services Plan for Trust Shares and only holders of Institutional Shares will vote on matters pertaining to the Administrative Services Plan for Institutional Shares. Similarly, only holders of Investor A Shares will vote on matters pertaining to the Distribution and Services Plan for Investor A Shares and only holders of Investor B Shares will vote on matters pertaining to the Distribution and Services Plan for Investor B Shares.

     The Fund is not required, and currently does not intend, to hold annual meetings except as required by the 1940 Act or other applicable law. Upon the written request of the holders of 10% or more of the outstanding Shares, the Fund will call a special meeting to vote on the question of removal of a director.

     Shares of the Portfolios have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding Shares (irrespective of Portfolio or class) may elect all of the Directors. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in this Prospectus, Shares will be fully paid and nonassessable.

MISCELLANEOUS

     As used in this Prospectus, a "vote of a majority of the outstanding Shares" of a Portfolio or a particular class of Shares means, with respect to the approval of an investment advisory agreement or distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of such Portfolio or class of Shares, or (b) 67% or more of the Shares of such Portfolio or class of Shares present at a meeting if more than 50% of the outstanding Shares of such Portfolio or class of Shares are represented at the meeting in person or by proxy.

     As of January 1, 1997, Mercantile and its affiliates possessed, of record on behalf of their underlying customer accounts, voting or investment power with respect to more than 25% of the Fund's outstanding Shares. Therefore, Mercantile may be deemed to be a controlling person of the Fund within the meaning of the 1940 Act.

     Inquiries regarding the Portfolios may be directed to the Fund at 1-800-452-ARCH(2724).

                      ------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE PORTFOLIOS' STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PORTFOLIOS, THE FUND, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE PORTFOLIOS, THE FUND OR THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

INVESTMENT ADVISER
Mississippi Valley Advisors Inc.
One Mercantile Center
Seventh & Washington Streets
St. Louis, Missouri 63101


DISTRIBUTOR
BISYS Fund Services
3435 Stelzer Road
Columbus, OH 43219-3035


LEGAL COUNSEL
Drinker Biddle & Reath
Philadelphia National Bank Building
1345 Chestnut Street
Philadelphia, Pennsylvania 19107-3496


AUDITORS
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, Ohio 43215


TRANSFER AGENT
BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, OH 43219-3035

                             THE ARCH FUND(R), INC.
                                  (THE "FUND")

                               TRUST SHARES OF THE

                    ARCH MONEY MARKET, TREASURY MONEY MARKET,
              TAX-EXEMPT MONEY MARKET, U.S. GOVERNMENT SECURITIES,
                    INTERMEDIATE CORPORATE BOND, BOND INDEX,
                 GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE
                      MUNICIPAL, MISSOURI TAX-EXEMPT BOND,
                     NATIONAL MUNICIPAL BOND, EQUITY INCOME,
                      EQUITY INDEX, GROWTH & INCOME EQUITY,
                   SMALL CAP EQUITY, INTERNATIONAL EQUITY AND
                               BALANCED PORTFOLIOS

                          SUPPLEMENT DATED MAY 28, 1997

                       TO PROSPECTUS DATED MARCH 31, 1997


FINANCIAL HIGHLIGHTS - NATIONAL MUNICIPAL BOND PORTFOLIO
--------------------------------------------------------

                  The "Financial Highlights" in the following table (which replaces the table on page 15 of the Prospectus) supplements the financial statements for the Fund's National Municipal Bond Portfolio (the "Portfolio") which (i) with respect to the period November 18, 1996 through November 30, 1996, appear in the Fund's Annual Report to Shareholders dated November 30, 1996 and are incorporated by reference into the Statement of Additional Information, and (ii) with respect to the period December 1, 1996 through March 31, 1997, are included in the Statement of Additional Information. The data for the period November 18, 1996 through November 30, 1996 has been audited by KPMG Peat Marwick LLP, independent accountants, whose unqualified report on the financial statements containing such information is also incorporated into the Statement of Additional Information. The data for the period December 1, 1996 through March 31, 1997 is unaudited. Further information about the performance of the Portfolio is contained in the Fund's Annual Report to Shareholders. Both the Annual Report and the Statement of Additional Information may be obtained free of charge by contacting the Fund at the address or telephone number provided on page 2 of the Prospectus.

                        National Municipal Bond Portfolio
                (For a Share outstanding throughout each period)


                                       December 1, 1996
                                              to            November 18, 1996
                                         March 31,1997              to
                                          (Unaudited)       November 30, 1996(a)
                                          -----------       --------------------
                                          Trust Shares          Trust Shares
                                          ------------          ------------
Net Asset Value,
  Beginning of Period .............             $10.05               $10.00
                                           -----------          -----------
Investment Activities
  Net Investment income (loss) ....               0.19                 0.02
  Net realized and unrealized gains
    (losses) from investments .....              (0.25)                0.05
                                           -----------          -----------
Total from Investment Activities ..              (0.06)                0.07
                                           -----------          -----------
Distributions
  Net investment income ...........              (0.19)               (0.02)
                                           -----------          -----------
  Total Distributions .............              (0.19)               (0.02)
                                           -----------          -----------
Net Asset Value, End of Period ....              $9.80               $10.05
                                           ===========          ===========
Total Return ......................              (0.64)%(b)            0.74%(b)
Ratios/Supplemental Data:
  Net Assets at end of period (000)           $313,793             $310,413
  Ratio of expenses to average net
    assets (including waivers) ....               0.13%(c)             0.12%(c)
  Ratio of net investment income to
    average net assets (including
    waivers) ......................               5.65%(c)             5.77%(c)
  Ratio of expenses to average net
    assets (before waivers)* ......               0.73%(c)             0.82%(c)
  Ratio of net investment income to
    average net assets (before
    waivers)* .....................               5.06%(c)             5.07%(c)
  Portfolio turnover ..............              34.96%                0.0%

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)      Period from commencement of operations.
(b)      Not annualized.
(c)      Annualized.

                Trust Shares


                THE ARCH FUND(R), INC.

                PROSPECTUS

                MARCH 31, 1997


                Money Market Portfolios
                  Treasury Money Market Portfolio
                  Money Market Portfolio
                  Tax-Exempt Money Market Portfolio

                Taxable Bond Portfolios
                  U.S. Government Securities Portfolio
                  Intermediate Corporate Bond Portfolio
                  Bond Index Portfolio
                  Government & Corporate Bond Portfolio

                Tax-Exempt Bond Portfolios
                  Short-Intermediate Municipal Portfolio
                  Missouri Tax-Exempt Bond Portfolio
                  National Municipal Bond Portfolio

                Stock Portfolios
                  Equity Income Portfolio
                  Equity Index Portfolio
                  Growth & Income Equity Portfolio
                  Small Cap Equity Portfolio
                  International Equity Portfolio
                  Balanced Portfolio


                                                      [ARCH MUTUAL FUNDS LOGO]

                                                                The ARCH Funds

                                 TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Highlights............................................................................     3
Certain Financial Information.........................................................     5
Expense Summary for Trust Shares......................................................     5
Financial Highlights..................................................................     8
Investment Objectives, Policies and Risk Considerations...............................    19
Pricing of Shares.....................................................................    45
  The Money Market Portfolios.........................................................    45
  The Equity and Bond Portfolios......................................................    46
How to Purchase and Redeem Shares.....................................................    46
  Purchase of Shares..................................................................    46
  Purchase of Shares--The Money Market Portfolios.....................................    47
  Purchase of Shares--The Equity and Bond Portfolios..................................    47
  Exchanges...........................................................................    47
  Redemption of Shares................................................................    47
Yields and Total Returns..............................................................    49
Dividends and Distributions...........................................................    51
Taxes.................................................................................    52
Management of the Fund................................................................    55
Other Information Concerning the Fund and its Shares..................................    59

                     TRUST SHARES -- THE ARCH FUND(R), INC.

MARCH 31, 1997

    The ARCH Fund, Inc. is an open-end, management investment company that currently offers Shares in sixteen investment portfolios. This Prospectus describes the Trust Shares in each of those portfolios. Trust Shares are offered to financial institutions acting on their own behalf or on behalf of certain qualified accounts.

    THE ARCH TREASURY MONEY MARKET PORTFOLIO'S investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal.

    THE ARCH MONEY MARKET PORTFOLIO'S investment objective is to seek current income with liquidity and stability of principal.

    THE ARCH TAX-EXEMPT MONEY MARKET PORTFOLIO'S investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal.

    THE ARCH U.S. GOVERNMENT SECURITIES PORTFOLIO'S investment objective is to seek a high rate of current income that is consistent with relative stability of principal.

    THE ARCH INTERMEDIATE CORPORATE BOND PORTFOLIO'S investment objective is to seek as high a level of current income as is consistent with preservation of capital.

    THE ARCH BOND INDEX PORTFOLIO'S investment objective is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Brothers Aggregate Bond Index.

    THE ARCH GOVERNMENT & CORPORATE BOND PORTFOLIO'S investment objective is to seek the highest level of current income consistent with conservation of capital.

    THE ARCH SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO'S investment objective is to seek as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital.

    THE ARCH MISSOURI TAX-EXEMPT BOND PORTFOLIO'S investment objective is to seek as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. Under normal market conditions, substantially all of the Portfolio's assets are expected to be invested in municipal obligations that are also exempt from Missouri income tax.

    THE ARCH NATIONAL MUNICIPAL BOND PORTFOLIO'S investment objective is to seek as high a level of current income exempt from regular federal income tax as is consistent with conservation of capital.

    THE ARCH EQUITY INCOME PORTFOLIO'S investment objective is to seek to provide an above-average level of income consistent with long-term capital appreciation.

    THE ARCH EQUITY INDEX PORTFOLIO'S investment objective is to seek to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index.

    THE ARCH GROWTH & INCOME EQUITY PORTFOLIO'S investment objective is to provide long-term capital growth, with income a secondary consideration.

    THE ARCH SMALL CAP EQUITY PORTFOLIO'S investment objective is capital appreciation. Current income is an incidental consideration in the selection of portfolio securities. The Portfolio was formerly known as the ARCH Emerging Growth Portfolio.

    THE ARCH INTERNATIONAL EQUITY PORTFOLIO'S investment objective is to provide capital growth consistent with reasonable investment risk by investing primarily in foreign equity securities, most of which will be denominated in foreign currencies.

    THE ARCH BALANCED PORTFOLIO'S investment objective is to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Mississippi Valley Advisors Inc. ("MVA" or the "Adviser"), a wholly-owned subsidiary of Mercantile Bank National Association ("Mercantile"), acts as investment adviser for the Portfolios. Mercantile serves as custodian; BISYS Fund Services Ohio, Inc. (the "Administrator") serves as administrator; and BISYS Fund Services (the "Distributor") serves as sponsor and distributor. In addition, Clay Finlay Inc. ("Clay Finlay" or the "Sub-Adviser") serves as sub-adviser for the International Equity Portfolio.

    This Prospectus sets forth concisely certain information about the Portfolios that prospective investors should know before investing. Investors should read this Prospectus and retain it for future reference. Additional information about the Portfolios, contained in a Statement of Additional Information dated March 31, 1997, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this Prospectus. An investor may obtain the Statement of Additional Information without charge by writing the Fund at P.O. Box 78069, St. Louis, Missouri 63178 or by calling 1-800-452-4015.

    AN INVESTMENT IN THE TREASURY MONEY MARKET PORTFOLIO, MONEY MARKET PORTFOLIO OR TAX-EXEMPT MONEY MARKET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT ANY OF THESE PORTFOLIOS WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

    Portfolio Shares are not bank deposits, are not federally insured or guaranteed by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency, and are not the obligations of or guaranteed or otherwise supported by any bank. An investment in the Portfolios involves investment risk, including the possible loss of principal.

                                   HIGHLIGHTS

     The ARCH Fund, Inc. (the "Fund") is an open-end, management investment company (commonly known as a mutual fund) registered under the Investment Company Act of 1940, as amended. The Fund offers investment opportunities in sixteen investment portfolios: the ARCH TREASURY MONEY MARKET, MONEY MARKET and TAX-EXEMPT MONEY MARKET PORTFOLIOS (the "Money Market Portfolios") and the ARCH U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, MISSOURI TAX-EXEMPT BOND, NATIONAL MUNICIPAL BOND, EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY, SMALL CAP EQUITY, INTERNATIONAL EQUITY and BALANCED PORTFOLIOS (the "Equity and Bond Portfolios" and, together with the Money Market Portfolios, the "Portfolios"). Each Portfolio represents a separate pool of assets with different investment objectives and policies (as described below under "Investment Objectives, Policies and Risk Considerations"). MVA serves as adviser, Mercantile as custodian, BISYS Fund Services Ohio, Inc. as administrator and BISYS Fund Services as sponsor and distributor. In addition, Clay Finlay serves as sub-adviser for the International Equity Portfolio. For information on expenses, fee waivers, and services, see "Certain Financial Information," "Financial Highlights" and "Management of the Fund."

     The following information generally describes the Portfolios and their investment objectives. There can be no assurance that the Portfolios will be able to achieve their respective investment objectives.

     The Money Market Portfolios each seek to maintain a net asset value of $1.00 per Share. Each Money Market Portfolio's assets are invested in dollar-denominated debt securities with remaining maturities of 397 days (13 months) or less as defined by the Securities and Exchange Commission, and each Money Market Portfolio's dollar-weighted average portfolio maturity will not exceed 90 days. All securities acquired by the Money Market Portfolios will be determined by MVA, under guidelines approved by the Fund's Board of Directors, to present minimal credit risks and to be rated in the highest category (or deemed comparable in quality) at the time of purchase. There can be no assurance that the Money Market Portfolios will be able to achieve a stable net asset value on a continuous basis.

     The U.S. Government Securities and Government & Corporate Bond Portfolios are designed for investors who seek higher current income than is typically offered by money market funds and who are willing to accept a variable Share value to achieve that objective.

     The Intermediate Corporate Bond Portfolio is designed for investors who seek higher current income than is typically offered by money market funds with less principal volatility than is normally associated with a long-term bond fund.

     The Bond Index Portfolio is designed for investors who are willing to accept the risks associated with an investment in fixed income securities, and who seek investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Brothers Aggregate Bond Index.

     The Short-Intermediate Municipal Portfolio is designed for investors who seek a yield that is higher than a municipal money market fund with less principal volatility than is normally associated with a long-term municipal bond fund.

     The Missouri Tax-Exempt Bond Portfolio is designed for investors who seek a higher rate of return than that typically offered by tax-exempt money market funds and who are willing to accept a variable Share value to achieve that objective.

     The National Municipal Bond Portfolio is designed for investors who seek current income that is exempt from regular federal income tax and relative stability of principal.

     The Equity Income Portfolio is designed for investors who seek an above-average level of income consistent with long-term capital appreciation, and who are prepared to accept the risks associated with an investment in equity securities.

     The Equity Index Portfolio is designed for investors who are willing to accept the risks associated with an investment in equity securities, and who seek investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Composite Stock Price Index.

     The Growth & Income Equity, Small Cap Equity and Balanced Portfolios are designed for investors who seek capital growth, and who are prepared to accept the risks associated with equity securities.

     The International Equity Portfolio is designed for investors who seek capital growth, wish to diversify their investments beyond the United States, and are prepared to accept the risks entailed in such investments. These risks may be greater than those associated with investments in the equity securities of companies located in the United States.

     The Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios seek to provide income exempt from federal tax. In addition, the Missouri Tax-Exempt Bond Portfolio seeks to provide income that is also exempt from Missouri income tax.

     Investors should note that one or more of the Portfolios may, subject to their investment policies and limitations, purchase variable and floating rate instruments, enter into repurchase agreements and reverse repurchase agreements, make securities loans, invest in options, futures and index-based depository receipts, and make limited investments in illiquid securities and securities issued by other investment companies. These investment practices involve investment risks of varying degrees. For example, the absence of a secondary market for a particular variable or floating rate instrument could make it difficult for a Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. Default by a counterparty to a repurchase agreement or securities lending transaction could expose a Portfolio to loss because of adverse market action or possible delay in disposing of the underlying collateral. Reverse repurchase agreements are subject to the risk that the market value of the securities sold by a Portfolio will decline below the repurchase price which the Portfolio is obligated to pay. Purchasing options is a specialized investment technique which entails a substantial risk of loss of amounts paid as premiums to option writers. Investments in futures and related options are subject to the ability of the Adviser to correctly predict movements in the direction of the market and there is no assurance that a liquid market will exist for a particular futures contract at any particular time.

     The Equity and Bond Portfolios, other than the Bond Index and Equity Index Portfolios, may engage in short-term trading, which may also involve greater risk and increase such Portfolios' expenses. The International Equity Portfolio will invest principally in foreign equity securities, most of which will be denominated in foreign currencies. The other Portfolios do not invest in instruments denominated in foreign currencies (except that the Growth & Income Equity, Small Cap Equity, and Balanced Portfolios may invest in certain Canadian securities and the Intermediate Corporate Bond Portfolio may invest in debt securities issued by foreign corporations and governments). Foreign securities entail certain inherent risks, such as future political and economic developments and the adoption of foreign government restrictions, that might adversely affect payment of dividends or principal and interest.

     The Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios may, under certain conditions, make limited investments in securities the income from which may be subject to federal income tax. See "Investment Objectives, Policies and Risk Considerations" below and the Statement of Additional Information under "Investment Objectives and Policies."

     The Fund offers investors the opportunity to invest in a variety of professionally managed investments without having to become involved with detailed management, accounting and safekeeping procedures normally related to direct investments in securities. The Portfolios also offer the economic advantages of block trading in securities and the availability of a family of sixteen mutual funds should an investor's investment goals change.

     For information on purchasing, exchanging or redeeming Trust Shares of the Portfolios, please see "How to Purchase and Redeem Shares" below.

                         CERTAIN FINANCIAL INFORMATION

    Shares of the Money Market, U.S. Government Securities, Government & Corporate Bond, Equity Income, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios have been classified into four classes of Shares--Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares. Shares of the Treasury Money Market, Intermediate Corporate Bond, Bond Index and Equity Index Portfolios have been classified into three classes of Shares--Trust Shares, Institutional Shares and Investor A Shares. Shares of the Missouri Tax-Exempt Bond and National Municipal Bond Portfolios have been classified into three classes of Shares--Trust Shares, Investor A Shares and Investor B Shares. Shares of the Tax-Exempt Money Market and Short-Intermediate Municipal Portfolios have been classified into two classes of Shares--Trust Shares and Investor A Shares. Shares of each class in a Portfolio represent equal, pro rata interests in the investments held by that Portfolio and are identical in all respects, except that Shares of each class bear separate distribution and/or shareholder administrative servicing fees and certain other operating expenses, and enjoy certain exclusive voting rights on matters relating to these fees. See "Other Information Concerning the Fund and Its Shares," "Management of the Fund--Administrative Services Plan," and "Management of the Fund--Custodian, Sub-Custodian and Transfer Agent" below. As a result of payments for distribution and/or shareholder administrative servicing fees and certain other operating expenses that may be made in differing amounts, the net investment income of Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares in a Portfolio can be expected, at any given time, to be different.

    The Tax-Exempt Money Market Portfolio and Missouri Tax-Exempt Bond Portfolio commenced operations on July 10, 1986 and July 15, 1988, respectively, as separate investment portfolios (the "Predecessor Tax-Exempt Money Market Portfolio" and "Predecessor Missouri Tax-Exempt Bond Portfolio," respectively) of The ARCH Tax-Exempt Trust (the "Trust"), which was organized as a Massachusetts business trust. On October 2, 1995, the Predecessor Tax-Exempt Money Market Portfolio and the Predecessor Missouri Tax-Exempt Bond Portfolio were reorganized as new portfolios of the Fund. Prior to the reorganization, these Predecessor Portfolios offered and sold shares of beneficial interest that were similar to the Fund's Trust Shares, Investor A Shares and Investor B Shares.

                        EXPENSE SUMMARY FOR TRUST SHARES

                          TREASURY                TAX-EXEMPT      U.S.      INTERMEDIATE               GOVERNMENT       SHORT-
                            MONEY       MONEY       MONEY      GOVERNMENT    CORPORATE       BOND      & CORPORATE   INTERMEDIATE
                           MARKET      MARKET       MARKET     SECURITIES       BOND         INDEX        BOND        MUNICIPAL
                          PORTFOLIO   PORTFOLIO   PORTFOLIO    PORTFOLIO     PORTFOLIO     PORTFOLIO    PORTFOLIO     PORTFOLIO
                          ---------   ---------   ----------   ----------   ------------   ---------   -----------   ------------
ANNUAL PORTFOLIO OPERATING
  EXPENSES (as a
  percentage of average
  net assets)
  Investment Advisory Fees
    (net of fee
    waivers)1.............    .35%       .35%         .35%         .45%          .00%         .00%         .45%           .00%

  12b-1 Fees..............    .00%       .00%         .00%         .00%          .00%         .00%         .00%           .00%

  Other Expenses
    (including
    administration fees,
    administrative
    services fees and
    other expenses) (net
    of fee waivers and
    expense
    reimbursements)2,3....    .26%       .26%         .18%         .22%          .23%         .20%         .20%           .31%
                              ---        ---          ---          ---           ---          ---          ---            ---
  Total Portfolio
    Operating Expenses
    (net of fee waivers
    and expense
    reimbursements)3......    .61%       .61%         .53%         .67%          .23%         .20%         .65%           .31%
                              ===        ===          ===          ===           ===          ===          ===            ===

---------------

1 Without fee waivers, investment advisory fees would be .40%, .40%, .40%, .45%, .55%, .30%, .45% and .55% for the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Short-Intermediate Municipal Portfolios, respectively.

2 Without fee waivers, administration fees would be .10% for the Tax-Exempt
  Money Market Portfolio and .20% for each other Portfolio. Administrative services fees are payable at an annual rate not to exceed .25% for the Money Market Portfolios and .30% for the Equity and Bond Portfolios.

3 Without fee waivers and/or expense reimbursements, Other Expenses would be .61%, .61%, .43%, .62%, .67%, .60%, .30% and .71% and Total Portfolio
  Operating Expenses would be 1.01%, 1.01%, .83%, 1.07%, 1.22%, .90%, 1.05% and
  1.26% for the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Short-Intermediate Municipal Portfolios, respectively.

                                  MISSOURI    NATIONAL                            GROWTH &
                                 TAX-EXEMPT   MUNICIPAL    EQUITY      EQUITY      INCOME    SMALL CAP   INTERNATIONAL
                                    BOND        BOND       INCOME       INDEX      EQUITY     EQUITY        EQUITY       BALANCED
                                 PORTFOLIO    PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO  PORTFOLIO     PORTFOLIO     PORTFOLIO
                                 ----------   ---------   ---------   ---------   --------   ---------   -------------   --------
ANNUAL PORTFOLIO OPERATING
  EXPENSES (as a percentage of
  average net assets)
  Investment Advisory Fees (net
    of fee waivers)1.............     .45%       .00%        .00%        .00%        .55%       .75%          1.00%         .75%

  12b-1 Fees.....................     .00%       .00%        .00%        .00%        .00%       .00%           .00%         .00%

  Other Expenses (including
    administration fees,
    administrative services fees
    and other expenses) (net of
    fee waivers and expense
    reimbursements)2,3...........     .20%       .12%        .18%        .28%        .20%       .21%           .34%         .22%
                                      ---        ---         ---         ---         ---        ---           ----          ---
  Total Portfolio Operating
    Expenses (net of fee waivers
    and expense
    reimbursements)3.............     .65%       .12%        .18%        .28%        .75%       .96%          1.34%         .97%
                                      ===        ===         ===         ===         ===        ===           ====          ===

---------------

1 Without fee waivers, investment advisory fees would be .45%, .55%, .75%, .30%, .55%, .75%, 1.00% and .75% for the Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, respectively.

2 Without fee waivers, administration fees would be .20% for each Portfolio.
  Administrative services fees are payable at an annual rate not to exceed .25% for the Money Market Portfolios and .30% for the Equity and Bond Portfolios.

3 Without fee waivers and/or expense reimbursements, Other Expenses would be .60%. .57%, .62%, .68%, .55%, .61%, .74% and .62% and Total Portfolio
  Operating Expenses would be 1.05%, 1.12%, 1.37%, .98%, 1.10%, 1.36%, 1.74% and
  1.37% for the Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, respectively.

                                                        1 YEAR      3 YEARS      5 YEARS      10 YEARS
                                                        ------      -------      -------      --------
You would pay the following expenses on a $1,000
  investment, assuming (1) a 5% annual return and (2)
  redemption at the end of each period:

  Treasury Money Market Portfolio....................    $  6         $20          $34          $ 76
  Money Market Portfolio.............................    $  6         $20          $34          $ 76
  Tax-Exempt Money Market Portfolio..................    $  5         $17          $30          $ 66
  U.S. Government Securities Portfolio...............    $  7         $21          $37          $ 83
  Intermediate Corporate Bond Portfolio..............    $  2         $ 7          N/A           N/A
  Bond Index Portfolio...............................    $  2         $ 7          N/A           N/A
  Government & Corporate Bond Portfolio..............    $  7         $21          $36          $ 81
  Short-Intermediate Municipal Portfolio.............    $  3         $10          $17          $ 39
  Missouri Tax-Exempt Bond Portfolio.................    $  7         $21          $36          $ 81
  National Municipal Bond Portfolio..................    $  1         $ 4          N/A           N/A
  Equity Income Portfolio............................    $  2         $ 6          N/A           N/A
  Equity Index Portfolio.............................    $  3         $ 9          N/A           N/A
  Growth & Income Equity Portfolio...................    $  8         $24          $42          $ 93
  Small Cap Equity Portfolio.........................    $ 10         $31          $53          $118
  International Equity Portfolio.....................    $ 14         $42          $73          $161
  Balanced Portfolio.................................    $ 10         $31          $54          $119

     THE FOREGOING SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATES OF RETURN. ACTUAL EXPENSES AND RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN. Information about the actual performance of all of the Portfolios is contained in the Fund's Annual Report to Shareholders dated November 30, 1996 which may be obtained without charge by contacting the Fund at the address or telephone number provided on page 2 of this Prospectus.

     The purpose of the foregoing tables is to assist in understanding the various costs and expenses that an investor in a Portfolio's Trust Shares will bear directly or indirectly. The information contained in such tables with respect to the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios is based on expenses incurred by each of these Portfolios during the last fiscal year with respect to its Trust Shares. Such information with respect to the National Municipal Bond Portfolio is based on expenses incurred by such Portfolio during the last fiscal year, restated to reflect the expenses that the Portfolio expects to incur during the current fiscal year with respect to its Trust Shares. Such information with respect to the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios is based on expenses each such Portfolio expects to incur during the current fiscal year with respect to its Trust Shares. (For more complete descriptions of the various costs and expenses, see "Management of the Fund" in this Prospectus and the Statement of Additional Information.) The Tables and Examples have not been audited by the Fund's independent auditors and do not reflect any charges that may be imposed by financial institutions on their customers.

                              FINANCIAL HIGHLIGHTS

     The Financial Highlights in the following tables supplement the Fund's financial statements, which are contained in the Fund's Annual Report to Shareholders dated November 30, 1996 and incorporated by reference into the Statement of Additional Information. The Financial Highlights set forth certain historic results for Trust Shares of each Portfolio other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced investment operations as of November 30, 1996. The data for the years ended November 30, 1989 through 1996, and with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios (and their Predecessor Portfolios), for the year ended November 30, 1996, the six-month period ended November 30, 1995 and each of the years or periods ended May 31, 1990 through 1995, has been audited by KPMG Peat Marwick LLP, independent auditors, whose unqualified report insofar as it relates to each of the years or periods in the five-year period ended November 30, 1996 (the year ended November 30, 1996, the six-month period ended November 30, 1995 and each of the years or periods in the four-year period ended May 31, 1995 with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios (and their Predecessor Portfolios)) on the financial statements containing such information is incorporated by reference into the Statement of Additional Information. The data for the years ended November 30, 1987 and 1988 and with respect to the Predecessor Tax-Exempt Money Market and Predecessor Missouri Tax-Exempt Bond Portfolios, for the years ended May 31, 1989 and 1988 and the period ended May 31, 1987, were derived from financial statements audited by the Fund's and the Trust's prior auditors. Further information about the performance of the Portfolios is available in the Fund's Annual Report. Both the Statement of Additional Information and the Annual Report may be obtained free of charge by contacting the Fund at the address or telephone number provided on page 2 of this Prospectus.

                        TREASURY MONEY MARKET PORTFOLIO
              (For a Share(b) outstanding throughout each period)

                                                       YEAR ENDED NOVEMBER 30,
                                             --------------------------------------------   DECEMBER 2, 1991
                                               1996        1995        1994        1993      TO NOVEMBER 30,
                                             --------    --------    --------    --------       1992(A)(B)
                                              TRUST       TRUST       TRUST       TRUST      ----------------
                                              SHARES      SHARES      SHARES      SHARES       TRUST SHARES
                                             --------    --------    --------    --------    ----------------
Net Asset Value, Beginning of Period.......  $   1.00    $   1.00    $   1.00    $   1.00        $   1.00
                                             --------    --------    --------    --------        --------
Investment Activities
  Net investment income....................     0.045       0.050       0.033       0.026           0.034
                                             --------    --------    --------    --------        --------
    Total from Investment Activities.......     0.045       0.050       0.033       0.026           0.034
                                             --------    --------    --------    --------        --------
Distributions
  Net investment income....................    (0.045)     (0.050)     (0.033)     (0.026)        (0.034)
                                             --------    --------    --------    --------        --------
    Total Distributions....................    (0.045)     (0.050)     (0.033)     (0.026)        (0.034)
                                             --------    --------    --------    --------        --------
Net Asset Value, End of Period.............  $   1.00    $   1.00    $   1.00    $   1.00        $   1.00
                                             ========    ========    ========    ========        ========
Total Return...............................      4.64%       5.12%       3.38%       2.67%           3.16%(c)

Ratios/Supplemental Data:
  Net Assets at end of period (000)........  $131,322    $252,780    $242,099    $256,503        $229,288
  Ratio of expenses to average net assets
    (including waivers)....................      0.61%       0.60%       0.49%       0.41%           0.28%(d)
  Ratio of net investment income to average
    net assets (including waivers).........      4.55%       5.01%       3.26%       2.64%           3.35%(d)
  Ratio of expenses to average net assets
    (before waivers)*......................      0.76%       0.75%       0.94%       0.85%           0.72%(d)
  Ratio of net investment income to average
    net assets (before waivers)*...........      4.40%       4.86%       2.82%       2.21%           2.91%(d)

---------------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) On December 2, 1991, the Portfolio issued a series of Shares which were designated as "Trust" Shares. In addition, on April 20, 1992, the Portfolio issued a second series of Shares which were designated as "Investor" Shares. On September 27, 1994, the Portfolio redesignated Investor Shares as "Investor A" Shares.

(c) Not Annualized.

(d) Annualized.

                             MONEY MARKET PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                                               YEAR ENDED NOVEMBER 30,
                                                   --------------------------------------------------------------------------------
                                                     1996        1995        1994        1993        1992      1991(A)
                                                   --------    --------    --------    --------    --------    --------
                                                    TRUST       TRUST       TRUST       TRUST       TRUST       TRUST
                                                    SHARES      SHARES      SHARES      SHARES      SHARES      SHARES       1990
                                                   --------    --------    --------    --------    --------    --------    --------
Net Asset Value, Beginning of Period.............. $   1.00    $   1.00    $   1.00    $   1.00    $   1.00    $   1.00    $   1.00
                                                   --------    --------    --------    --------    --------    --------    --------
Investment Activities
  Net investment income...........................    0.049       0.054       0.035       0.026       0.034       0.058       0.078
                                                   --------    --------    --------    --------    --------    --------    --------
    Total from Investment Activities..............    0.049       0.054       0.035       0.026       0.034       0.058       0.078
                                                   --------    --------    --------    --------    --------    --------    --------
Distributions
  Net investment income...........................   (0.049)     (0.054)     (0.035)     (0.026)     (0.034)     (0.058)     (0.078)
                                                   --------    --------    --------    --------    --------    --------    --------
    Total Distributions...........................   (0.049)     (0.054)     (0.035)     (0.026)     (0.034)     (0.058)     (0.078)
                                                   --------    --------    --------    --------    --------    --------    --------
Net Asset Value, End of Period.................... $   1.00    $   1.00    $   1.00    $   1.00    $   1.00    $   1.00    $   1.00
                                                   ========    ========    ========    ========    ========    ========    ========
Total Return......................................     4.99%       5.52%       3.55%       2.72%       3.44%       5.95%       8.08%
Ratios/Supplemental Data:
  Net Assets at end of period (000)............... $717,265    $698,131    $544,952    $621,717    $574,941    $700,474    $896,903
  Ratio of expenses to average net assets
    (including waivers)...........................     0.61%       0.59%       0.61%       0.59%       0.57%       0.59%       0.55%
  Ratio of net investment income to average net
    assets (including waivers)....................     4.88%       5.38%       3.45%       2.70%       3.44%       5.81%       7.77%
  Ratio of expenses to average net assets (before
    waivers)*.....................................     0.76%       0.74%       0.93%       0.80%       0.71%       0.67%       0.60%
  Ratio of net investment income to average net
    assets (before waivers)*......................     4.73%       5.23%       3.13%       2.49%       3.30%       5.73%       7.72%



                                                      1989        1988        1987
                                                    --------    --------    --------
Net Asset Value, Beginning of Period..............  $   1.00    $   1.00    $   1.00
                                                    --------    --------    --------
Investment Activities
  Net investment income...........................     0.088       0.071       0.062
                                                    --------    --------    --------
    Total from Investment Activities..............     0.088       0.071       0.062
                                                    --------    --------    --------
Distributions
  Net investment income...........................    (0.088)     (0.071)     (0.062)
                                                    --------    --------    --------
    Total Distributions...........................    (0.088)     (0.071)     (0.062)
                                                    --------    --------    --------
Net Asset Value, End of Period....................  $   1.00    $   1.00    $   1.00
                                                    ========    ========    ========
Total Return......................................      9.21%       7.33%(b)     6.40%(b)
Ratios/Supplemental Data:
  Net Assets at end of period (000)...............  $661,145    $289,764    $220,944
  Ratio of expenses to average net assets
    (including waivers)...........................      0.45%       0.45%       0.45%
  Ratio of net investment income to average net
    assets (including waivers)....................      8.82%       7.12%       6.22%
  Ratio of expenses to average net assets (before
    waivers)*.....................................      0.60%       0.58%       0.68%
  Ratio of net investment income to average net
    assets (before waivers)*......................      8.67%       6.99%       5.99%

---------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) As of December 1, 1990, the Portfolio designated existing Shares as "Investor" Shares. In addition, on December 1, 1990, the Portfolio issued a second series of Shares which were designated as "Trust" Shares. The financial highlights presented for periods prior to December 1, 1990 are the financial highlights applicable to Investor Shares. On September 27, 1994 the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Unaudited.

                      TAX-EXEMPT MONEY MARKET PORTFOLIO(A)
              (For a Share(b) outstanding throughout each period)

                                                     SIX MONTHS                       YEAR ENDED MAY 31,
                                     YEAR ENDED        ENDED        -------------------------------------------------------
                                    NOVEMBER 30,    NOVEMBER 30,
                                        1996          1995(F)        1995        1994        1993        1992      1991(B)
                                    ------------    ------------    -------    --------    --------    --------    --------
                                       TRUST           TRUST         TRUST      TRUST       TRUST       TRUST       TRUST
                                       SHARES          SHARES       SHARES      SHARES      SHARES      SHARES      SHARES
                                    ------------    ------------    -------    --------    --------    --------    --------
Net Asset Value, Beginning of
  Period............................   $   1.00       $   1.00      $  1.00    $   1.00    $   1.00    $   1.00    $   1.00
                                       -------         -------      -------    --------    --------    --------    --------
Investment Activities
  Net investment income.............      0.030          0.016        0.029       0.020       0.021       0.034       0.031
                                       -------         -------      -------    --------    --------    --------    --------
    Total from Investment
      Activities....................      0.030          0.016        0.029       0.020       0.021       0.034       0.031
                                       -------         -------      -------    --------    --------    --------    --------
Distributions
  Net investment income.............     (0.030)        (0.016)      (0.029)     (0.020)     (0.021)     (0.034)     (0.031)
                                       -------         -------      -------    --------    --------    --------    --------
    Total Distributions.............     (0.030)        (0.016)      (0.029)     (0.020)     (0.021)     (0.034)     (0.031)
                                       -------         -------      -------    --------    --------    --------    --------
Net Asset Value, End of Period......   $   1.00       $   1.00      $  1.00    $   1.00    $   1.00    $   1.00    $   1.00
                                       =======         =======      =======    ========    ========    ========    ========
Total Return........................       3.06%          1.57%(d)     2.93%       1.97%       2.16%       3.44%       2.25%
Ratios/Supplemental Data:
  Net Assets at end of period
    (000)...........................   $ 95,726       $ 78,031      $85,324    $112,594     137,602    $126,079    $137,847
  Ratio of expenses to average net
    assets (including waivers)......       0.53%          0.70%(e)     0.61%       0.52%       0.52%       0.59%       0.58%
  Ratio of net investment income to
    average net assets (including
    waivers)........................       3.01%          3.10%(e)     2.87%       1.95%       2.13%       3.38%       4.65%
  Ratio of expenses to average net
    assets (before waivers)*........       0.58%          0.75%(e)     0.70%       0.86%       0.62%       0.69%       0.68%
  Ratio of net investment income to
    average net assets (before
    waivers)*.......................       2.96%          3.05%(e)     2.78%       1.61%       2.03%       3.28%       4.55%

                                                                         PERIOD
                                                                          ENDED
                                                                         MAY 31,
                                      1990(B)     1989(B)    1988(B)    1987(A)(B)
                                      --------    -------    -------    ---------
                                       TRUST       TRUST      TRUST     PORTFOLIO
                                       SHARES     SHARES     SHARES      SHARES
                                      --------    -------    -------    ---------
Net Asset Value, Beginning of
  Period............................  $   1.00    $  1.00    $  1.00      $  1.00
                                      --------    -------    -------      -------
Investment Activities
  Net investment income.............     0.056      0.056      0.043        0.036
                                      --------    -------    -------      -------
    Total from Investment
      Activities....................     0.056      0.056      0.043        0.036
                                      --------    -------    -------      -------
Distributions
  Net investment income.............    (0.056)    (0.056)    (0.043)      (0.036)
                                      --------    -------    -------      -------
    Total Distributions.............    (0.056)    (0.056)    (0.043)      (0.036)
                                      --------    -------    -------      -------
Net Asset Value, End of Period......  $   1.00    $  1.00    $  1.00      $  1.00
                                      ========    =======    =======      =======
Total Return........................      5.71%      5.74%      4.35%        3.80%(d)
Ratios/Supplemental Data:
  Net Assets at end of period
    (000)...........................  $132,407    $70,153    $72,120    $ 147,799
  Ratio of expenses to average net
    assets (including waivers)......      0.51%      0.45%      0.45%        0.37%(c)(e)
  Ratio of net investment income to
    average net assets (including
    waivers)........................      5.57%      5.59%      4.27%        4.02%(c)(e)
  Ratio of expenses to average net
    assets (before waivers)*........      0.61%      0.63%      0.60%        0.62%(c)(e)
  Ratio of net investment income to
    average net assets (before
    waivers)*.......................      5.47%      5.41%      4.12%        3.77%(c)(e)

---------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) The Portfolio commenced operations on July 10, 1986 as a portfolio of The ARCH Tax-Exempt Trust. On October 2, 1995, it was reorganized as a new portfolio of the Fund.

(b) "Trust" Shares were originally issued as "Money" Shares. As of September 28, 1990, the Portfolio issued a second series of Shares which were designated as "Trust" Shares. The financial highlights presented for periods prior to September 28, 1990 are the financial highlights applicable to Money Shares.

(c) Includes waiver of sub-advisory fees for the period ended May 31, 1987.

(d) Not Annualized.

(e) Annualized.

(f) Upon its reorganization as a portfolio of the Fund, the Portfolio changed its fiscal year-end from May 31 to November 30.

                      U.S. GOVERNMENT SECURITIES PORTFOLIO
               (For a Share(a)outstanding throughout each period)

                                                                                    YEAR ENDED NOVEMBER 30,
                                                              -------------------------------------------------------------------
                                                               1996        1995        1994        1993        1992       1991(A)
                                                              -------     -------     -------     -------     -------     -------
                                                               TRUST       TRUST       TRUST       TRUST       TRUST       TRUST
                                                              SHARES      SHARES      SHARES      SHARES      SHARES      SHARES
                                                              -------     -------     -------     -------     -------     -------
Net Asset Value, Beginning of Period........................  $ 10.85     $ 10.05     $ 11.20     $ 10.80     $ 10.68     $ 10.42
                                                              -------     -------     -------     -------     -------     -------
Investment Activities
  Net investment income.....................................     0.66        0.67        0.66        0.62        0.66        0.64
  Net realized and unrealized gains (losses) from
    investments.............................................    (0.15)       0.80       (0.97)       0.47        0.13        0.26
                                                              -------     -------     -------     -------     -------     -------
    Total from Investment Activities........................     0.51        1.47       (0.31)       1.09        0.79        0.90
                                                              -------     -------     -------     -------     -------     -------
Distributions
  Net investment income.....................................    (0.66)      (0.67)      (0.66)      (0.62)      (0.66)      (0.64)
  Net realized gains........................................       --          --          --       (0.07)      (0.01)         --
  In excess of net realized gains...........................    (0.03)         --       (0.18)         --          --          --
                                                              -------     -------     -------     -------     -------     -------
    Total Distributions.....................................    (0.69)      (0.67)      (0.84)      (0.69)      (0.67)      (0.64)
                                                              -------     -------     -------     -------     -------     -------
Net Asset Value, End of Period..............................  $ 10.67     $ 10.85     $ 10.05     $ 11.20     $ 10.80     $ 10.68
                                                              =======     =======     =======     =======     =======     =======
Total Return................................................     4.88%      15.00%      (2.85%)     10.36%       7.52%      12.62%
Ratios/Supplemental Data:
  Net Assets at end of period (000).........................  $60,079     $45,513     $33,166     $35,121     $31,106     $21,484
  Ratio of expenses to average net assets...................     0.67%       0.67%       0.66%       0.67%       0.65%       0.56%
  Ratio of net investment income to average net assets......     6.10%       6.36%       6.25%       5.57%       6.02%       7.26%
  Ratio of expenses to average net assets (before
    waivers)*...............................................     0.77%       0.77%       1.06%       0.91%       0.79%       1.11%
  Ratio of net investment income to average net assets
    (before waivers)*.......................................     6.00%       6.26%       5.85%       5.33%       5.88%       6.71%
  Portfolio turnover........................................    53.76%      93.76%         50%         24%         74%         36%


                                                                                      JUNE 2,
                                                                                      1988 TO
                                                                                    NOVEMBER 30,
                                                               1990       1989        1988(B)
                                                              ------     ------     ------------
Net Asset Value, Beginning of Period........................  $10.06     $ 9.94        $10.00
                                                              ------     ------        ------
Investment Activities
  Net investment income.....................................    0.76       0.85          0.36
  Net realized and unrealized gains (losses) from
    investments.............................................    0.16       0.11         (0.06)
                                                              ------     ------        ------
    Total from Investment Activities........................    0.92       0.96          0.30
                                                              ------     ------        ------
Distributions
  Net investment income.....................................   (0.77)     (0.84)        (0.36)
  Net realized gains........................................      --         --            --
  In excess of net realized gains...........................      --         --            --
                                                              ------     ------        ------
    Total Distributions.....................................   (0.77)     (0.84)        (0.36)
                                                              ------     ------        ------
Net Asset Value, End of Period..............................  $10.21     $10.06        $ 9.94
                                                              ======     ======        ======
Total Return................................................    9.66%     10.04%         3.05%(c)(d)
Ratios/Supplemental Data:
  Net Assets at end of period (000).........................  $6,856     $5,954        $4,335
  Ratio of expenses to average net assets...................    0.73%      0.74%         0.79%(e)
  Ratio of net investment income to average net assets......    7.80%      8.50%         7.26%(e)
  Ratio of expenses to average net assets (before
    waivers)*...............................................    1.28%      1.29%         1.40%(e)
  Ratio of net investment income to average net assets
    (before waivers)*.......................................    7.25%      7.95%         6.65%(e)
  Portfolio turnover........................................      53%        84%          215%

---------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. In addition, on February 1, 1991, the Portfolio issued a second series of Shares which were designated as "Trust" Shares. The financial highlights presented for the periods prior to February 1, 1991 are the financial highlights applicable to Investor Shares. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Period from commencement of operations.

(c) Unaudited.

(d) Not Annualized.

(e) Annualized.

                       GOVERNMENT & CORPORATE BOND PORTFOLIO
                (For a Share(a) outstanding throughout each period)

                                                                                   YEAR ENDED NOVEMBER 30,
                                                             -------------------------------------------------------------------
                                                               1996        1995        1994        1993        1992      1991(A)
                                                             --------    --------    --------    --------    --------    -------
                                                              TRUST       TRUST       TRUST       TRUST       TRUST       TRUST
                                                              SHARES      SHARES      SHARES      SHARES      SHARES     SHARES
                                                             --------    --------    --------    --------    --------    -------
Net Asset Value, Beginning of Period.......................  $  10.53    $   9.64    $  10.65    $  10.26    $  10.15    $  9.84
                                                             --------    --------    --------    --------    --------    -------
Investment Activities
  Net investment income....................................      0.67        0.64        0.63        0.68        0.70       0.64
  Net realized and unrealized gains (losses) from
    investments............................................     (0.19)       0.89       (0.94)       0.39        0.11       0.31
                                                             --------    --------    --------    --------    --------    -------
    Total from Investment Activities.......................      0.48        1.53       (0.31)       1.07        0.81       0.95
                                                             --------    --------    --------    --------    --------    -------
Distributions
  Net investment income....................................     (0.67)      (0.64)      (0.63)      (0.68)      (0.70)     (0.64)
  In excess of net realized gains..........................        --          --       (0.07)         --          --         --
                                                             --------    --------    --------    --------    --------    -------
    Total Distributions....................................     (0.67)      (0.64)      (0.70)      (0.68)      (0.70)     (0.64)
                                                             --------    --------    --------    --------    --------    -------
Net Asset Value, End of Period.............................  $  10.34    $  10.53    $   9.64    $  10.65    $  10.26    $ 10.15
                                                             ========    ========    ========    ========    ========    =======
Total Return...............................................      4.82%      16.31%      (3.03)%     10.55%       8.14%     13.04%
Ratios/Supplemental Data:
  Net Assets at end of period (000)........................  $141,440    $127,741    $132,577    $149,674    $135,404    $89,975
  Ratio of expenses to average net assets (including
    waivers)...............................................      0.65%       0.65%       0.65%       0.65%       0.63%      0.36%
  Ratio of net investment income to average net assets
    (including waivers)....................................      6.36%       6.32%       6.25%       6.32%       6.73%      7.51%
  Ratio of expenses to average net assets (before
    waivers)*..............................................      0.75%       0.75%       1.05%       0.88%       0.76%      0.91%
  Ratio of net investment income to average net assets
    (before waivers)*......................................      6.26%       6.22%       5.85%       6.09%       6.60%      6.96%
  Portfolio turnover.......................................    149.20%      59.32%         50%         31%         52%       105%


                                                                                     JUNE 15,
                                                                                     1988 TO
                                                                                   NOVEMBER 30,
                                                              1990       1989        1988(B)
                                                             -------    -------    ------------
Net Asset Value, Beginning of Period.......................  $ 10.12    $  9.91        $10.00
                                                             -------    -------        ------
Investment Activities
  Net investment income....................................     0.84       0.89          0.39
  Net realized and unrealized gains (losses) from
    investments............................................    (0.41)      0.22         (0.13)
                                                             -------    -------        ------
    Total from Investment Activities.......................     0.43       1.11          0.26
                                                             -------    -------        ------
Distributions
  Net investment income....................................    (0.84)     (0.90)        (0.35)
  In excess of net realized gains..........................       --         --            --
                                                             -------    -------        ------
    Total Distributions....................................    (0.84)     (0.90)        (0.35)
                                                             -------    -------        ------
Net Asset Value, End of Period.............................  $  9.71    $ 10.12        $ 9.91
                                                             =======    =======        ======
Total Return...............................................     4.96%     11.79%         2.66%(c)(d)
Ratios/Supplemental Data:
  Net Assets at end of period (000)........................  $11,005    $10,327        $7,483
  Ratio of expenses to average net assets (including
    waivers)...............................................     0.53%      0.44%         0.56%(e)
  Ratio of net investment income to average net assets
    (including waivers)....................................     8.69%      8.97%         8.47%(e)
  Ratio of expenses to average net assets (before
    waivers)*..............................................     1.08%      0.99%         1.17%(e)
  Ratio of net investment income to average net assets
    (before waivers)*......................................     8.14%      8.42%         7.86%(e)
  Portfolio turnover.......................................       75%       148%           22%

---------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. In addition, on February 1, 1991, the Portfolio issued a second series of Shares which were designated as "Trust" Shares. The financial highlights presented for periods prior to February 1, 1991 are the financial highlights applicable to Investor Shares. On September 27, 1994 the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Period from commencement of operations.

(c) Unaudited.

(d) Not Annualized.

(e) Annualized.

                     SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO
                (For a Share outstanding throughout each period)

                                                                                           JULY 10, 1995
                                                                       YEAR ENDED         TO NOVEMBER 30,
                                                                    NOVEMBER 30, 1996         1995(A)
                                                                    -----------------     ---------------
                                                                      TRUST SHARES         TRUST SHARES
                                                                    -----------------     ---------------
Net Asset Value, Beginning of Period.............................        $ 10.07              $ 10.00
                                                                         -------              -------
Investment Activities Net investment income (loss)...............           0.41                 0.14
  Net realized and unrealized gains (losses) from investments....             --                 0.07
                                                                         -------              -------
    Total from Investment Activities.............................           0.41                 0.21
                                                                         -------              -------
Distributions
  Net investment income..........................................          (0.41)               (0.14)
                                                                         -------              -------
    Total Distributions..........................................          (0.41)               (0.14)
                                                                         -------              -------
Net Asset Value, End of Period...................................        $ 10.07              $ 10.07
                                                                         =======              =======
Total Return.....................................................           4.15%                2.15%(b)
Ratios/Supplemental Data:
  Net Assets at end of period (000)..............................        $29,472              $23,754
  Ratio of expenses to average net assets (including waivers)....           0.31%                0.47%(c)
  Ratio of net investment income to average net assets (including
    waivers).....................................................           4.07%                3.81%
  Ratio of expenses to average net assets (before waivers)*......           0.96%                1.12%(c)
  Ratio of net investment income to average net assets (before
    waivers)*....................................................           3.42%                3.16%(c)
  Portfolio turnover.............................................           0.00%                0.00%

---------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from commencement of operations.

(b) Not annualized.

(c) Annualized.

                     MISSOURI TAX-EXEMPT BOND PORTFOLIO(A)
              (For a Share(b) outstanding throughout each period)

                          YEAR       SIX MONTHS                          YEAR ENDED MAY 31,                              PERIOD
                         ENDED         ENDED      -----------------------------------------------------------------      ENDED
                      NOVEMBER 30,  NOVEMBER 30,                                                                        MAY 31,
                          1996        1995(C)      1995       1994       1993       1992      1991(B)      1990(B)     1989(A)(B)
                      ------------  ------------  -------    -------    -------    ------    ---------    ---------    ----------
                         TRUST         TRUST       TRUST      TRUST      TRUST     TRUST     PORTFOLIO    PORTFOLIO    PORTFOLIO
                         SHARES        SHARES     SHARES     SHARES     SHARES     SHARES     SHARES       SHARES        SHARES
                      ------------  ------------  -------    -------    -------    ------    ---------    ---------    ----------
Net Asset Value,
 Beginning of
 Period...............    $ 11.74      $ 11.52    $11.13     $11.54     $10.97     $10.62     $ 10.50      $ 10.56       $10.00
                          -------      -------    ------     ------     ------     ------     -------      -------       ------
Investment Activities:
 Net investment
   income.............       0.57         0.28      0.57       0.58       0.60      0.64         0.67         0.68         0.58
 Net realized and
   unrealized gains
   (losses) on
   investments........      (0.05)        0.22      0.40      (0.37)      0.64      0.43         0.24        (0.09)        0.58
                          -------      -------    ------     ------     ------     ------     -------      -------       ------
 Total from Investment
   Activities.........       0.52         0.50      0.97       0.21       1.24      1.07         0.91         0.59         1.16
                          -------      -------    ------     ------     ------     ------     -------      -------       ------
Distributions
 Net investment
   income.............      (0.57)       (0.28)    (0.57)     (0.58)     (0.60)    (0.64)       (0.70)       (0.65)       (0.60)
 Net realized gains...         --           --     (0.01)     (0.04)     (0.07)    (0.08)       (0.09)        0.00         0.00
                          -------      -------    ------     ------     ------     ------     -------      -------       ------
 Total
   Distributions......      (0.57)       (0.28)    (0.58)     (0.62)     (0.67)    (0.72)       (0.79)       (0.65)        0.00
                          -------      -------    ------     ------     ------     ------     -------      -------       ------
Net Asset Value, End
 of Period............    $ 11.69      $ 11.74    $11.52     $11.13     $11.54     $10.97     $ 10.62      $ 10.50       $10.56
                          =======      =======    ======     ======     ======     ======     =======      =======       ======
Total Return..........       4.62%        4.41%(d)   9.12%     1.73%     11.70%    10.37%        9.08%        5.50%       12.08%(d)
Ratios/Supplemental Data:
 Net Assets at end of
   period (000).......    $55,905      $47,773    $44,336    $47,743    $32,777    $6,609     $ 4,735      $ 4,568       $4,053
 Ratio of expenses to
   average net assets
   (including
   waivers)...........       0.65%        0.78%(e)   0.64%     0.45%      0.43%     0.73%        0.70%(e)     0.70%        0.81%(e)
 Ratio of net
   investment income
   to average net
   assets (including
   waivers)...........       4.95%        4.83%(e)   5.22%     4.96%      5.30%     5.87%        6.37%(e)     6.38%        6.36%(e)
 Ratio of expenses to
   average net assets
   (before
   waivers)*..........       0.75%        0.88%(e)   1.16%     1.13%      0.98%     1.38%        1.66%        1.70%        1.38%(e)
 Ratio of net
   investment income
   to average net
   assets (before
   waivers)*..........       4.85%        4.73%(e)   4.70%     4.28%      4.75%     5.22%        5.41%        5.38%        5.79%(e)
 Portfolio turnover
   rate...............       3.66%        1.55%       --         20%        15%       21%          71%          41%          73%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) The Portfolio (formerly, the Long-Term Tax-Exempt Portfolio) commenced operations on July 15, 1988 as a portfolio of The ARCH Tax-Exempt Trust. On October 2, 1995, it was reorganized as a new portfolio of the Fund.

(b) The Portfolio had one class of Shares outstanding ("Portfolio Shares") through September 27, 1990. As of September 28, 1990 the Portfolio issued a second class of Shares and designated such Shares as "Trust" Shares. The financial highlights presented for periods prior to September 28, 1990 represent the financial highlights applicable to Portfolio Shares.

(c) Upon its reorganization as a portfolio of the Fund, the Portfolio changed its fiscal-year end from May 31 to November 30.

(d) Not Annualized.

(e) Annualized.

                       NATIONAL MUNICIPAL BOND PORTFOLIO
                (For a Share outstanding throughout each period)

                                                                             NOVEMBER 18, 1996
                                                                                    TO
                                                                               NOVEMBER 30,
                                                                                  1996(A)
                                                                            -------------------
                                                                               TRUST SHARES
                                                                            -------------------
Net Asset Value, Beginning of Period.....................................         $  10.00
                                                                                  --------
Investment Activities
  Net Investment income (loss)...........................................             0.02
  Net realized and unrealized gains (losses) from investments............             0.05
                                                                                  --------
Total from Investment Activities.........................................             0.07
                                                                                  --------
Distributions
  Net investment income..................................................            (0.02)
                                                                                  --------
  Total Distributions....................................................            (0.02)
                                                                                  --------
Net Asset Value, End of Period...........................................         $  10.05
                                                                                  ========
Total Return.............................................................             0.74%(b)
Ratios/Supplemental Data:
  Net Assets at end of period (000)......................................         $310,413
  Ratio of expenses to average net assets (including waivers)............             0.12%(c)
  Ratio of net investment income to average net assets (including
     waivers)............................................................             5.77%(c)
  Ratio of expenses to average net assets (before waivers)*..............             0.82%(c)
  Ratio of net investment income to average net assets (before
     waivers)*...........................................................             5.07%(c)
  Portfolio turnover.....................................................              0.0%

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                        GROWTH & INCOME EQUITY PORTFOLIO
              (For a Share(a) outstanding throughout each period)

                                                                                                                       JUNE 2,
                                                          YEAR ENDED NOVEMBER 30,                                      1988 TO
                        -------------------------------------------------------------------------------------------  NOVEMBER 30,
                          1996        1995        1994        1993        1992      1991(A)      1990        1989      1988(B)
                        --------    --------    --------    --------    --------    --------    -------     -------  ------------
                         TRUST       TRUST       TRUST       TRUST       TRUST       TRUST
                         SHARES      SHARES      SHARES      SHARES      SHARES      SHARES
                        --------    --------    --------    --------    --------    --------
Net Asset Value,
 Beginning of Period.... $ 16.32    $  12.72    $  14.74    $  14.49    $  12.33    $ 12.24     $ 12.41     $ 10.25    $  10.00
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
Investment Activities
 Net investment
   income...............    0.24        0.27        0.22        0.25        0.24       0.22        0.39        0.41        0.28
 Net realized and
   unrealized gains
   (losses) from
   investments..........    3.34        3.74       (0.17)       1.06        2.25       0.03       (0.56)       2.29        0.06
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
 Total from Investment
   Activities...........    3.58        4.01        0.05        1.31        2.49       0.25       (0.17)       2.70        0.34
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
Distributions
 Net investment
   income...............   (0.24)      (0.27)      (0.21)      (0.25)      (0.26)     (0.16)      (0.39)      (0.51)      (0.09)
In excess of net
 investment income......   (0.01)         --          --          --          --         --          --          --          --
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
Net realized gains......   (0.94)      (0.14)      (0.18)      (0.81)      (0.07)                 (0.63)      (0.03)
 In excess of net
   realized gains.......      --          --       (1.68)         --          --         --          --          --          --
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
   Total
     Distributions......   (1.19)      (0.41)      (2.07)      (1.06)      (0.33)     (0.16)      (1.02)      (0.54)      (0.09)
                         -------    --------    --------    --------    --------    --------    -------     -------     -------
Net Asset Value, End of
 Period................. $ 18.71    $  16.32    $  12.72    $  14.74    $  14.49    $ 12.33     $ 11.22     $ 12.41    $  10.25
                         =======    ========    ========    ========    ========    ========    =======     =======     =======
Total Return............  23.45%     32.27%       0.36%       9.65%      20.59%     17.39%      (1.36)%     27.11%       3.45%(c)(d)
Ratios/Supplemental Data:
 Net Assets at end of
   period (000).........$348,183    $286,546    $235,955    $238,771    $232,967    $139,021    $20,116     $17,892    $ 10,890
 Ratio of expenses to
   average net assets...    0.75%       0.75%       0.75%       0.74%       0.71%      0.27%       0.35%       0.42%       0.41%(e)
 Ratio of net investment
   income to average net
   assets...............    1.50%       1.89%       1.72%       1.74%       1.94%      2.56%       3.42%       3.69%       5.62%(e)
 Ratio of expenses to
   average net assets
   (before waivers)*....    0.85%       0.85%       1.15%       0.96%       0.85%      0.91%       1.00%       1.07%       1.12%(e)
 Ratio of net investment
   income to average net
   assets (before
   waivers)*............    1.40%       1.79%       1.32%       1.52%       1.80%      1.92%       2.77%       3.04%       4.91%(e)
 Portfolio turnover.....   63.90%      58.50%         65%         41%         79%        78%        227%        133%         30%
Average commission rate
 paid (f)............... $ 0.0598         --          --          --          --         --          --          --          --

------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) As of December 1, 1990, the Portfolio designated the existing series of Shares as "Investor" Shares. In addition, on April 1, 1991, the Portfolio issued a second series of Shares which were designated as "Trust" Shares. The financial highlights presented for the periods prior to December 1, 1990 are the financial highlights applicable to Investor Shares. On September 27, 1994, the Portfolio redesignated the Investor Shares as "Investor A" Shares.

(b) Period from commencement of operations.

(c) Unaudited.

(d) Not Annualized.

(e) Annualized.

(f) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                       SMALL CAP EQUITY PORTFOLIO(A)                        INTERNATIONAL EQUITY PORTFOLIO
                        ------------------------------------------------------------     -------------------------------------
                          YEAR        YEAR        YEAR        YEAR      MAY 1, 1992        YEAR        YEAR      APRIL 4, 1994
                         ENDED       ENDED       ENDED       ENDED           TO           ENDED       ENDED           TO
                        NOV. 30,    NOV. 30,    NOV. 30,    NOV. 30,      NOV. 30,       NOV. 30,    NOV. 30,      NOV. 30,
                          1996        1995        1994        1993        1992(B)          1996        1995         1994(B)
                        --------    --------    --------    --------    ------------     --------    --------    -------------
                         TRUST       TRUST       TRUST       TRUST         TRUST          TRUST       TRUST          TRUST
                         SHARES      SHARES      SHARES      SHARES        SHARES         SHARES      SHARES        SHARES
                        --------    --------    --------    --------    ------------     --------    --------    -------------
Net Asset Value,
  Beginning of Period... $  13.49   $  12.01    $ 13.14     $ 11.23       $  10.00       $ 10.79     $  9.92        $ 10.00
                         --------   --------    -------     -------        -------       -------     -------        -------
Investment Activities
  Net investment income
    (loss)..............     0.02       0.03      (0.01)       0.03           0.04          0.06        0.03           0.01
  Net realized and
    unrealized gains
    (losses) from
    investments and
    foreign currency....     1.05       2.36       0.89        2.14           1.21          1.27        0.86          (0.09)
                          -------   --------    -------     -------        -------       -------     -------        -------
  Total from Investment
    Activities..........     1.07       2.39       0.88        2.17           1.25          1.33       (0.89)         (0.08)
                          -------   --------    -------     -------        -------       -------     -------        -------
Distributions
  Net investment
    income..............    (0.02)        --         --       (0.05)         (0.02)           --          --             --
  Net realized gains....    (1.05)     (0.91)     (1.78)      (0.21)            --            --       (0.01)            --
  In excess of realized
    gains...............       --         --      (0.23)         --             --            --       (0.01)            --
                         --------   --------    -------     -------        -------       -------     -------        -------
    Total
      Distributions.....    (1.07)     (0.91)     (2.01)      (0.26)         (0.02)           --       (0.02)            --
                         --------   --------    -------     -------        -------       -------     -------        -------
Net Asset Value, End of
  Period................ $  13.49   $  13.49    $ 12.01     $ 13.14       $  11.23       $ 12.12     $ 10.79        $  9.92
                         ========   ========    =======     =======        =======       =======     =======        =======
Total Return............     8.72%     21.70%      7.56%      19.75%         12.55%(c)     12.33%       8.97%        (0.80%)(c)
Ratios/Supplemental Data:
  Net Assets at end of
    period (000)........ $171,295   $139,681    $77,690     $47,473       $ 26,829       $52,181     $36,096        $23,746
  Ratio of expenses to
    average net assets
    (including
    waivers)............     0.96%      0.96%      0.95%       0.61%          0.30%(d)      1.14%       1.16%          1.23%(d)
  Ratio of net
    investment income to
    average net assets
    (including
    waivers)............     0.17%      0.18%     (0.16)%      0.19%          0.78%(d)      0.51%       0.39%          0.23%(d)
  Ratio of expenses to
    average net assets
    (before waivers)*...     1.06%      1.06%      1.36%       1.23%          1.12%(d)      1.45%       1.46%          1.95%(d)
  Ratio of net
    investment income to
    average net assets
    (before waivers)*...     0.07%      0.08%     (0.56)%     (0.43)%        (0.04)%(d)     0.20%       0.09%        (0.49%)(d)
  Portfolio turnover....    65.85%     83.13%        85%         65%            56%        77.63%      62.78%            21%
  Average commission
    rate paid(e)........ $ 0.0582         --         --          --             --       $0.0251          --             --

------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Emerging Growth Portfolio changed its name to Small Cap Equity Portfolio on December 1, 1996.
(b) Period from commencement of operations.
(c) Not Annualized.
(d) Annualized.
(e) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

                               BALANCED PORTFOLIO
                (For a Share outstanding throughout each period)

                                       YEAR              YEAR              YEAR
                                      ENDED             ENDED             ENDED           APRIL 1, 1993
                                   NOVEMBER 30,      NOVEMBER 30,      NOVEMBER 30,      TO NOVEMBER 30,
                                       1996              1995              1994              1993(A)
                                   ------------      ------------      ------------      ---------------
                                   TRUST SHARES      TRUST SHARES      TRUST SHARES       TRUST SHARES
                                   ------------      ------------      ------------      ---------------
Net Asset Value, Beginning of
  Period........................     $  11.64          $   9.62          $  10.22            $ 10.00
                                      -------           -------           -------            -------
Investment Activities
  Net Investment income (loss)..         0.37              0.34              0.29               0.23
  Net realized and unrealized
     gains (losses) from
     investments................         1.34              2.02             (0.47)              0.15
                                      -------           -------           -------            -------
  Total from Investment
     Activities.................         1.71              2.36             (0.18)              0.38
                                      -------           -------           -------            -------
Distributions
  Net investment income.........        (0.35)            (0.34)            (0.29)             (0.16)
  Net realized gains............        (0.42)               --                --                 --
  In excess of realized gains...           --                --             (0.13)                --
                                      -------           -------           -------            -------
  Total Distributions...........        (0.77)            (0.34)            (0.42)             (0.16)
                                      -------           -------           -------            -------
Net Asset Value, End of
  Period........................     $  12.58          $  11.64          $   9.62            $ 10.22
                                      =======           =======           =======            =======
Total Return....................        15.56%            24.97%            (1.81%)             3.86%(b)
Ratios/Supplemental Data:
  Net Assets at end of period
     (000)......................     $ 61,821          $ 72,669          $ 65,288            $69,720
  Ratio of expenses to average
     net assets (including
     waivers)...................         0.97%             0.98%             0.97%              0.56%(c)
  Ratio of net investment income
     to average net assets
     (including waivers)........         3.08%             3.29%             3.04%              3.42%(c)
  Ratio of expenses to average
     net assets (before
     waivers)*..................         1.07%             1.08%             1.39%              1.21%(c)
  Ratio of net investment income
     to average net assets
     (before waivers)*..........         2.98%             3.19%             2.63%              2.77%(c)
  Portfolio turnover............        85.16%            58.16%               49%                26%
  Average commission rate
     paid(d)....................     $ 0.0599                --                --                 --

------------
  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Represents the total dollar amount of commissions paid on portfolio transactions divided by total number of portfolio shares purchased and sold for which commissions were charged.

            INVESTMENT OBJECTIVES, POLICIES AND RISK CONSIDERATIONS

     Although management will use its best efforts to achieve the investment objective of each Portfolio, there can be no assurance that it will be able to do so. The investment objective of each Portfolio may be changed only with the affirmative vote of a majority of the outstanding Shares of the Portfolio, except that the investment objectives of the Bond Index and Equity Index Portfolios may be changed by the Fund's Board of Directors without shareholder approval. Shareholders of the latter Portfolios will be given at least 30 days' written notice before any such change occurs. The Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios are "money market" funds that invest in instruments with remaining maturities of 397 days or less (with certain exceptions) and with dollar-weighted average portfolio maturities of 90 days or less, subject to the quality, diversification and other requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, (the "1940 Act") and other rules of the Securities and Exchange Commission (the "SEC").

THE TREASURY MONEY MARKET PORTFOLIO

     The Treasury Money Market Portfolio's investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal. In pursuing its investment objective, the Portfolio invests in selected money market obligations issued by the U.S. Government (or its agencies and instrumentalities) that are guaranteed as to principal and interest by the U.S. Government, the interest on which is generally exempt from state income tax. Securities that are generally eligible for this exemption include those issued by the U.S. Treasury (bills, certificates of indebtedness, notes and certain bonds) and certain U.S. Government agencies and instrumentalities, including the General Services Administration and Small Business Administration. Each investor should consult his or her tax advisor to determine whether distributions from the Portfolio are exempt from state income tax in the investor's home state. Under normal market conditions, the Portfolio intends to invest substantially all (but not less than 65%) of its total assets in securities with the above characteristics and (except to the extent discussed below) will not enter into repurchase agreements or purchase any U.S. Government security that the Adviser believes is subject to state income tax.

     Under extraordinary circumstances, such as when appropriate exempt securities are unavailable or pending investment, the Treasury Money Market Portfolio may temporarily hold cash or invest in repurchase agreements collateralized by U.S. Government securities, other U.S. Government agency or instrumentality securities, securities of other investment companies that invest in securities in which the Portfolio is permitted to invest, or cash equivalents.

THE MONEY MARKET PORTFOLIO

     The Money Market Portfolio's investment objective is to seek current income with liquidity and stability of principal. In pursuing its investment objective, the Portfolio invests substantially all of its assets in a broad range of money market instruments. These instruments include obligations of the U.S. Government, U.S. dollar-denominated foreign securities, obligations of U.S. and foreign banks and savings and loan institutions and commercial obligations that meet the applicable quality requirements described below.

     The Money Market Portfolio will purchase only "First Tier Eligible Securities" (as defined by the SEC) that present minimal credit risks as determined by the Adviser pursuant to guidelines approved by the Fund's Board of Directors. First Tier Eligible Securities consist of (i) securities that either
(a) have short-term debt ratings at the time of purchase in the highest rating category by at least two unaffiliated nationally recognized statistical rating organizations ("Rating Agencies") (or one Rating Agency if the security was rated by only one Rating Agency), or (b) are issued by issuers with such ratings, and (ii) certain securities that are unrated (including securities of issuers that have long-term but not short-term ratings) but are of comparable quality as determined in accordance with guidelines approved by the Board of Directors. The applicable ratings by Rating Agencies are described in Appendix A to the Statement of Additional Information. The following descriptions illustrate the types of instruments in which the Portfolio invests.

     Banking Obligations. The Money Market Portfolio may purchase obligations of issuers in the banking industry, such as certificates of deposit, letters of credit, bankers' acceptances and time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The Portfolio may invest in obligations of foreign banks or foreign branches of U.S. banks in amounts not in excess of 25% of its assets where the Adviser deems the instrument to present minimal credit risks. (See "Risk Factors -- Risks Associated with Foreign Securities and Currencies" below.) The Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of the value of its total assets.

     Commercial Paper and Variable and Floating Rate Instruments. The Portfolio may invest in commercial paper, including asset-backed commercial paper representing interests in a pool of corporate receivables, dollar-denominated obligations issued by domestic and foreign bank holding companies, and corporate bonds that meet the quality and maturity requirements described above. The Portfolio may also invest in variable or floating rate notes that may have a stated maturity in excess of thirteen months but will, in any event, permit the Portfolio to demand payment of the principal of the instrument at least once every thirteen months upon no more than 30 days' notice (unless the instrument is guaranteed by the U.S. Government or an agency or instrumentality thereof). Such instruments may include variable amount master demand notes, which are unsecured instruments that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated variable and floating rate instruments will be determined by the Adviser (under the supervision of the Board of Directors) to be of comparable quality at the time of purchase to First Tier Eligible Securities. There may be no active secondary market in the instruments, which could make it difficult for the Portfolio to dispose of an instrument in the event the issuer were to default on its payment obligation or during periods that the Portfolio could not exercise its demand rights. The Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. Variable and floating rate instruments held by the Portfolio will be subject to the Portfolio's 10% limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a liquid trading market is absent.

     Government Obligations. The Money Market Portfolio may invest in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. In addition, the Portfolio may, when deemed appropriate by the Adviser, invest in short-term obligations issued by state and local governmental issuers that meet the quality requirements described above and, as a result of the Tax Reform Act of 1986, carry yields that are competitive with those of other types of money market instruments of comparable quality.

THE TAX-EXEMPT MONEY MARKET PORTFOLIO

     The Tax-Exempt Money Market Portfolio's investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal. The Portfolio seeks to achieve its objective by investing substantially all of its assets in short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their respective political subdivisions, agencies, instrumentalities and authorities the interest on which, in the opinion of bond counsel or counsel to the issuer, is exempt from regular federal income tax (collectively, "Municipal Obligations"). The Portfolio my also hold tax-exempt derivative securities such as tender option bonds, participations, beneficial interests in trusts and partnership interests.

     The Tax-Exempt Money Market Portfolio will purchase only "First Tier Eligible Securities" (as defined by the SEC) that present minimal credit risks as determined by the Adviser pursuant to guidelines approved by the Board of Directors. See "The Money Market Portfolio" above for a description of "First Tier Eligible Securities."

     Dividends paid by the Tax-Exempt Money Market Portfolio that are derived from interest attributable to tax-exempt obligations of a particular state and its political subdivisions as well as of certain other governmental issuers including Puerto Rico, Guam and the Virgin Islands may be exempt from federal and state income tax. Dividends derived from interest on obligations of other governmental issuers are exempt from federal income tax but may be subject to state income tax.

     As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt Municipal Obligations to be available, at least 80% of the Tax-Exempt Money Market Portfolio's total assets will be invested in Municipal Obligations. The Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested during temporary defensive periods.

     In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable and subject to the quality standards described above, the Tax-Exempt Money Market Portfolio may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the highest rating category by a Rating Agency; certificates of deposit or bankers' acceptances of domestic branches of U.S. banks with total assets at the time of purchase of $1 billion or more; or repurchase agreements with respect to such obligations.

THE U.S. GOVERNMENT SECURITIES PORTFOLIO

     The U.S. Government Securities Portfolio's investment objective is to seek a high rate of current income that is consistent with relative stability of principal. In pursuing its investment objective, the Portfolio invests in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities normally having remaining maturities of 1 to 30 years and repurchase agreements relating to such obligations. (For further information, see "Other Applicable Policies -- U.S. Government Obligations" below.)

     Consistent with its investment policies, the U.S. Government Securities Portfolio may invest in mortgage-backed securities, including those representing an undivided ownership interest in a pool of mortgage loans, such as certificates issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") and collateralized mortgage obligations ("CMOs"). For further information regarding these instruments, see "Other Applicable Policies -- Asset-Backed Securities" below.

THE INTERMEDIATE CORPORATE BOND PORTFOLIO

     The Intermediate Corporate Bond Portfolio's investment objective is to seek as high a level of current income as is consistent with preservation of capital. In pursuing its investment objective, the Portfolio will invest, under normal market and economic conditions, at least 65% of its total assets in non-convertible corporate debt obligations, which shall mean obligations of (i) domestic or foreign business corporations, or (ii) agencies, instrumentalities or authorities which are organized in corporate form by one or more states or political subdivisions in the United States or one or more foreign governments. The Portfolio may also invest in obligations issued or guaranteed by the U.S. or foreign governments, their agencies or instrumentalities, and asset-backed securities, including various collateralized mortgage obligations and other mortgage-related securities. For further information regarding these instruments, see "Other Applicable Policies -- Asset-Backed

Securities" below. In making investment decisions, the Adviser will consider a number of factors including current yield, maturity, yield to maturity, anticipated changes in interest rates, and the overall quality of the investment. The Portfolio seeks to provide a current yield greater than that generally available from money market instruments.

     The Portfolio may purchase debt securities which are rated at the time of purchase in one of the four highest rating categories assigned by one or more Rating Agencies or in unrated debt securities deemed by the Adviser to be of comparable quality. Under normal market and economic conditions, however, the Portfolio intends to invest at least 65% of its total assets in debt obligations rated in one of the three highest rating categories assigned by one or more Rating Agencies (or unrated debt obligations determined to be of comparable quality). Securities that are rated in the lowest of the four highest rating categories have speculative characteristics, even though they are of investment grade quality, and such securities will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Unrated debt securities will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Debt securities purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     The Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations in which the Portfolio may invest include (i) money market instruments, such as commercial paper, including variable and floating rate instruments, rated at the time of purchase in one of the two highest rating categories assigned by a Rating Agency or, if unrated, deemed to be of comparable quality by the Adviser at the time of purchase, and bank obligations, including bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits of U.S. and foreign banks having total assets at the time of purchase in excess of $1 billion, (ii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (iii) repurchase agreements. For further information regarding variable and floating rate instruments, see "The Money Market Portfolio -- Commercial Paper and Variable and Floating Rate Instruments" above. Although the Portfolio will invest in obligations of foreign banks or foreign branches of U.S. banks only when the Adviser determines that the instrument presents minimal credit risks, such investments nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks. See "Risk Factors -- Risks Associated with Foreign Securities and Currencies" below. Investments in the obligations of foreign banks or foreign branches of U.S. banks will not exceed 25% of the Portfolio's total assets at the time of purchase.

     The Portfolio's average weighted maturity will be between three and ten years and will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE BOND INDEX PORTFOLIO

     The Bond Index Portfolio seeks to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. Government, mortgage-backed, asset-backed and corporate debt securities as represented by the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate").

     The Portfolio is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Instead, the Portfolio uses an investment strategy called "indexing" whereby it seeks to approximate the investment performance of the market segment comprised of U.S. Government, mortgage-backed, asset-backed and corporate debt securities, as represented by the Lehman Aggregate, through the use of sophisticated computer models to determine which securities should be purchased or sold, while keeping transaction and administrative costs to a minimum. The Portfolio will invest substantially all of its total assets in securities listed in the Lehman Aggregate, including without limitation, asset-backed securities. For further information regarding asset-backed securities see "Other Applicable Policies -- Asset-Backed Securities" below. The Adviser generally selects securities for the Portfolio on the basis of their weightings in the Lehman Aggregate and will only purchase a security for the Portfolio that is included in the Lehman Aggregate at the time of such purchase. The Portfolio should exhibit price and yield volatility similar to that of the Lehman Aggregate. For further information, see "Other Investment Policies -- The Indexing Approach" below and the Statement of Additional Information under "Investment Objectives and Policies -- The Indexing Approach."

     With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. See "The Intermediate Corporate Bond Portfolio" above for a description of the types of money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments. If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

     The Lehman Aggregate. The Lehman Aggregate is composed of U.S. Government, mortgage-backed, asset-backed and non-convertible corporate debt securities that meet the following criteria: the securities have at least $100 million par amount outstanding; the securities are rated investment grade (at least Baa or BBB) by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") (if not rated by Moody's); have at least one year until maturity; and have coupons with fixed rates. The Lehman Aggregate excludes collateralized mortgage obligations ("CMOs"), adjustable rate mortgages, manufactured homes, non-agency bonds, buydowns, graduated equity mortgages, project loans and non-conforming (i.e., "jumbo") mortgages. As of December 31, 1996, over 5,727 issues were included in the Lehman Aggregate, representing approximately $4.5 trillion in market value. U.S. Treasury and agency securities represented approximately 51.6% of the total market value, asset-backed and mortgage-backed securities represented approximately 30.6% of the total market value, with corporate debt securities representing the balance of approximately 17.82%. The average maturity of the Lehman Aggregate was approximately 8.7 years. The Adviser believes that the Lehman Aggregate is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to investors, and it is widely accepted as a reference for bonds and other fixed income investments.

     Because of the large number of issues included in the Lehman Aggregate, the Portfolio cannot invest in all such issues. Instead, the Portfolio will hold a representative sample of approximately 100 of the securities in the Lehman Aggregate, selecting one or two issues to represent an entire "class" or type of securities in the Lehman Aggregate. At a minimum, the Portfolio seeks to hold securities which reflect the major asset classes in the Lehman Aggregate -- U.S. Treasury and agency issues, mortgage-backed securities, asset-backed securities and non-convertible corporate debt securities. As the Portfolio's assets increase, these classes will be further delineated along the lines of sector, term-to-maturity, coupon and credit ratings. This sampling technique is expected to be an effective means of substantially duplicating the price and performance provided by the securities comprising the Lehman Aggregate.

     Securities rated Baa by Moody's or BBB by S&P have speculative characteristics even though they are of investment-grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade securities.

THE GOVERNMENT & CORPORATE BOND PORTFOLIO

     The Government & Corporate Bond Portfolio's investment objective is to seek the highest level of current income consistent with conservation of capital. In pursuing its investment objective, the Portfolio intends to invest at least 65% of its assets in fixed-income and related debt securities rated in one of the three highest rating categories assigned by a Rating Agency at the time of purchase or in unrated investments deemed by the Adviser to be of comparable quality pursuant to guidelines approved by the Fund's Board of Directors. Debt securities may include a broad range of fixed and variable rate bonds, debentures, notes, and securities convertible into or exchangeable for common stock; dollar-denominated debt obligations of foreign issuers, including foreign corporations and governments; and first mortgage loans, income participation loans, participation certificates in pools of mortgages, including mortgages issued or guaranteed by the U.S. Government, its agencies or instrumentalities, CMOs and other mortgage-related securities, and other asset-backed securities. For further information regarding asset-backed securities, see "Other Applicable Policies -- Asset-Backed Securities" below. The Portfolio may invest up to 10% of its total assets at the time of purchase in dollar-denominated debt obligations of foreign issuers, either directly or through American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"), and up to 25% of its total assets at the time of purchase in non-mortgage asset-backed securities, respectively. See "Other Applicable Policies -- Foreign Securities" below and the Statement of Additional Information under "Investment Objectives and Policies -- ADRs and EDRs."

     The Government & Corporate Bond Portfolio may purchase debt securities which are rated at the time of purchase within the four highest rating categories assigned by Rating Agencies or unrated debt securities (including convertible securities) which the Adviser believes present attractive opportunities and are of at least comparable quality to instruments so rated. The Portfolio's dollar-weighted average portfolio quality is expected to be at least "A" or higher. Securities rated in the lowest of the above four rating categories have speculative characteristics, even though they are of investment-grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade securities. Such securities will be purchased (and retained) only when the Adviser believes the issuers have an adequate capacity to pay interest and repay principal. (For a description of the rating categories of Rating Agencies, see Appendix A to the Statement of Additional Information.) In making investment decisions, the Adviser will consider a number of factors including current yield, maturity, yield to maturity, anticipated changes in interest rates, and the overall quality of the investment. The Portfolio seeks to provide a current yield greater than that generally available from money market instruments.

     The Government & Corporate Bond Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Short-term obligations include, but are not limited to, commercial paper, bankers' acceptances, certificates of deposit, demand and time deposits of domestic and foreign banks and savings and loan associations, repurchase agreements and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

THE SHORT-INTERMEDIATE MUNICIPAL PORTFOLIO

     The Short-Intermediate Municipal Portfolio's investment objective is to seek as high a level of current income, exempt from regular federal income tax, as is consistent with preservation of capital. The Portfolio seeks to achieve its objective by investing substantially all of its assets in investment grade Municipal Obligations. As a matter of fundamental policy, under normal market conditions at least 80% of the Portfolio's total assets will be invested in Municipal Obligations, primarily bonds (at least 65% under normal market conditions).

     The Short-Intermediate Municipal Portfolio invests in Municipal Obligations that are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency. The Portfolio may also invest in short-term Municipal Obligations such as municipal notes, tax-exempt commercial paper, and variable and floating rate demand obligations that are rated at the time of purchase within the two highest rating categories assigned by a Rating Agency. Municipal Obligations rated in the lowest of the four highest rating categories for bonds are considered to have speculative characteristics, even though they are of investment grade quality. Such bonds will be purchased only if the Adviser believes they have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Municipal Obligations purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30-60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     In addition, the Short-Intermediate Municipal Portfolio may from time to time during temporary defensive periods, invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities; debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories assigned by a Rating Agency; or repurchase agreements with respect to such obligations.

     During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Short-Intermediate Municipal Portfolio may also hold uninvested cash reserves which do not earn income pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods.

     The Short-Intermediate Municipal Portfolio's average dollar-weighted maturity will be between two and five years and will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE MISSOURI TAX-EXEMPT BOND PORTFOLIO

     The Missouri Tax-Exempt Bond Portfolio's investment objective is to seek as high a level of interest income exempt from federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio invests substantially all of its assets in investment-grade Missouri Municipal Obligations (which, to the extent possible, are also exempt from Missouri income tax).

     Dividends paid by the Missouri Tax-Exempt Bond Portfolio that are derived from interest attributable to tax-exempt obligations of the State of Missouri and its political subdivisions as well as of certain other governmental issuers including Puerto Rico, Guam and the Virgin Islands ("Missouri Municipal Obligations") are exempt from federal and Missouri income tax. Dividends derived from interest on obligations of other governmental issuers are exempt from federal income tax but may be subject to Missouri income tax.

     As a matter of fundamental policy, under normal market conditions, at least 65% of the Missouri Tax-Exempt Bond Portfolio's total assets will be invested in Missouri Municipal Obligations. The Portfolio will seek to maximize the proportion of its dividends which are exempt from both federal and Missouri income tax and presently expects to invest substantially all of its total assets in Missouri Municipal Obligations.

     The Missouri Tax-Exempt Bond Portfolio invests in Municipal Obligations that are rated at the time of purchase within the four highest rating categories assigned by a Rating Agency. The Portfolio may also invest in short-term Municipal Obligations such as municipal notes, tax-exempt commercial paper and variable or floating rate demand obligations that are rated at the time of purchase within the two highest rating categories assigned by a Rating Agency. Municipal Obligations rated in the lowest of the four highest rating categories for bonds are considered to have speculative characteristics, even though they are of investment grade quality. Such bonds will be purchased only if the Adviser believes the issuers have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. The applicable Municipal Obligation ratings are described in the Appendix to the Statement of Additional Information.

     As a matter of fundamental policy, under normal market conditions or when the Adviser deems suitable tax-exempt Municipal Obligations to be available, at least 80% of the Missouri Tax-Exempt Bond Portfolio's total assets will be invested in Municipal Obligations. The Portfolio may hold uninvested cash reserves pending investment during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable. There is no percentage limitation on the amount of assets which may be held uninvested during temporary defensive periods.

     In addition, during temporary defensive periods or if, in the opinion of the Adviser, suitable Municipal Obligations are unavailable and subject to the quality standards described above, the Missouri Tax-Exempt Bond Portfolio may invest up to 20% of its assets in money market instruments, the income from which is subject to federal income tax. See "The Tax-Exempt Money Market Portfolio" above for a description of the types of taxable money market instruments in which the Portfolio may invest.

     The Missouri Tax-Exempt Bond Portfolio's average weighted maturity will vary in light of market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE NATIONAL MUNICIPAL BOND PORTFOLIO

     The National Municipal Bond Portfolio's investment objective is to seek as high a level of current income exempt from regular federal income tax as is consistent with conservation of capital. In pursuing its investment objective, the Portfolio intends to invest, under normal market and economic conditions, substantially all of its assets in investment grade Municipal Obligations. As a matter of fundamental policy, under normal market and economic conditions at least 80% of the Portfolio's total assets will be invested in Municipal Obligations, primarily, bonds (at least 65% under normal market conditions).

     The Portfolio may purchase Municipal Obligations that are rated at the time of purchase in one of the four highest rating categories assigned by one or more Rating Agencies or in unrated Municipal Obligations deemed by the Adviser to be of comparable quality. Under normal market and economic conditions, however, the Portfolio intends to invest at least 65% of its assets in Municipal Obligations rated at the time of purchase in one of the three highest rating categories assigned by one or more Rating Agencies (or unrated Municipal Obligations determined to be of comparable quality). Securities that are rated in the lowest of the four highest rating categories are considered to have speculative characteristics, even though they are of investment grade quality, and will be purchased (and retained) only if the Adviser believes that the issuers have an adequate capacity to pay interest and repay principal. Unrated obligations will be purchased only if they are considered by the Adviser to be at least comparable in quality at the time of purchase to instruments within the rating categories listed above. Municipal Obligations purchased by the Portfolio whose ratings are subsequently downgraded below the four highest rating categories of a Rating Agency will be disposed of in an orderly manner, normally within 30 to 60 days. The applicable ratings issued by the Rating Agencies are described in the Appendix to the Statement of Additional Information.

     In addition, the Portfolio may from time to time during temporary defensive periods, invest in taxable obligations in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. Such instruments may include obligations of the U.S. Government, its agencies or instrumentalities and debt securities (including commercial paper) of issuers having, at the time of purchase, a quality rating within the two highest rating categories of a Rating Agency. The Portfolio does not intend to invest in taxable obligations under normal market conditions.

     During temporary defensive periods or if, in the opinion of the Adviser, suitable tax-exempt obligations are unavailable, the Portfolio may also hold uninvested cash reserves which do not earn income pending investment. There is no percentage limitation on the amount of assets that may be held uninvested during these temporary defensive periods. The Portfolio does not intend to hold uninvested cash reserves under normal market conditions.

     The Portfolio's average dollar-weighted maturity will vary in light of current market and economic conditions, the comparative yields on instruments with different maturities, and other factors.

THE EQUITY INCOME PORTFOLIO

     The Equity Income Portfolio's investment objective is to seek to provide an above-average level of income consistent with long-term capital appreciation. In pursuing its investment objective, the Portfolio intends to invest, under normal market and economic conditions, substantially all of its assets in common stock, preferred stock, rights, warrants, and securities convertible into common stock. The Adviser will select stocks based on a number of quantitative factors, including dividend yield, current and future earnings potential compared to stock prices, total return potential and other measures of value, such as cash flow, asset value or book value, if appropriate. Stocks purchased for the Portfolio generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable as compared to the price and yield of the common stock. The stocks or securities in which the Portfolio invests may be expected to produce an above average level of income (as measured by the Standard & Poor's 500 Composite Stock Price Index). Under normal market and economic conditions, at least 65% of the Portfolio's total assets will be invested in income-producing equity securities.

     The Portfolio may indirectly invest in foreign securities through the purchase of ADRs and EDRs, but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 15% of the Portfolio's total assets. For further information, see "Other Applicable Policies -- Foreign Securities" below and the Statement of Additional Information under "Investment Objectives and Policies -- ADRs and EDRs."

     The Portfolio reserves the right to hold as a temporary defensive measure during abnormal market or economic conditions up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 13 months or less) at such times and in such proportions as, in the opinion of the Adviser, such abnormal market or economic conditions warrant. See "The Intermediate Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest and the applicable limitations with respect to such investments.

THE EQUITY INDEX PORTFOLIO

     The Equity Index Portfolio, which is expected to commence operations in 1997, seeks to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500").

     Like the Bond Index Portfolio, the Equity Index Portfolio is not managed in a traditional sense, that is, by making discretionary judgments based on analysis of economic, financial and market conditions. Instead, the Portfolio uses an investment strategy called "indexing" whereby it seeks to approximate the investment performance of the market segment comprised of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the S&P 500, through the use of sophisticated computer models to determine which securities should be purchased or sold, while keeping transaction and administrative costs to a minimum. The Portfolio will invest substantially all of its total assets in securities listed in the S&P
500. The Adviser generally selects securities for the Portfolio on the basis of their weightings in the S&P 500 and will only purchase a security for the Portfolio that is included in the S&P 500 at the time of such purchase. The Portfolio should exhibit price volatility similar to that of the S&P 500. For further information, see "Other Investment Policies -- The Indexing Approach" below and the Statement of Additional Information under "Investment Objectives and Policies -- The Indexing Approach."

     With respect to the remaining portion of its total assets, the Portfolio has the ability to hold temporary cash balances which may be invested in U.S. Government obligations and money market instruments. See "The Intermediate Corporate Bond Portfolio" above for a description of the money market instruments in which the Portfolio may invest and the applicable limitations with respect to such investments. If appropriate, the Portfolio may use options, futures contracts and depository receipts to hedge its positions or for other permissible purposes. The Portfolio also may enter into reverse repurchase agreements and lend its portfolio securities.

     The S&P 500. The S&P 500 is composed of approximately 500 common stocks, most of which are listed on the New York Stock Exchange. S&P chooses the stocks for the S&P 500 on a statistical basis. As of December 31, 1996 the stocks in the S&P 500 have an average market capitalization of $5.6 trillion and account for approximately 69% of the total market value of all U.S. common stocks. Normally, the Equity Index Portfolio will hold all 500 stocks in the S&P 500 and will hold each stock approximately the same percentage as that stock represents in the S&P 500. Under certain circumstances, the Portfolio may not hold all 500 stocks in the S&P 500, for example because of changes in the S&P 500, or as a result of shareholder activity in the Portfolio. The Portfolio will rebalance its holdings monthly to reflect changes in the S&P 500. "Market capitalization" for a company is the market price per share of stock multiplied by the number of shares outstanding. The Adviser believes that the S&P 500 is an appropriate benchmark for the Portfolio because it is diversified, it is familiar to many investors and it is widely accepted as a reference for common stock investments.

THE GROWTH & INCOME EQUITY PORTFOLIO

     The Growth & Income Equity Portfolio's investment objective is to provide long-term capital growth, with income a secondary consideration. In pursuing its investment objective, the Portfolio normally invests substantially all of its assets in common stock, preferred stock, rights, warrants and securities convertible into common stock. The Adviser selects stocks based on a number of factors, including historical and projected earnings, growth and asset value, earnings compared to stock prices generally (as measured by the S&P 500, and consistency of earnings growth and earnings quality. Stocks purchased for the Portfolio generally will be listed on a national securities exchange or will be unlisted securities with an established over-the-counter market. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price and yield of the convertible security is favorable compared to the price and yield of the common stock. The stocks or securities in which the Portfolio invests may be expected to produce some income but income is not a major criterion in their selection.

     The Growth & Income Equity Portfolio may indirectly invest in foreign securities through the purchase of ADRs and EDRs but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 15% of the Portfolio's total assets. For further information, see "Other Applicable Policies -- Foreign Securities" below and the Statement of Additional Information under "Investment Objectives and Policies -- ADRs and EDRs." The Portfolio may also invest in Canadian securities listed on a national securities exchange.

     The Growth & Income Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

THE SMALL CAP EQUITY PORTFOLIO

     The Small Cap Equity Portfolio's investment objective is capital appreciation. Current income is an incidental consideration in the selection of portfolio securities. In pursuing its investment objective, the Portfolio (which was formerly known as the Emerging Growth Portfolio) normally invests at least 65% of its total assets in common stock of emerging or established small- to medium-sized companies with above-average potential for price appreciation. The market capitalization of the issuers of securities purchased by the Portfolio will normally range from $100 million to $2 billion at the time of purchase. The Portfolio may invest in preferred stock, rights, warrants, and securities convertible into common stock. It may invest a portion of its assets in established larger companies that, in the opinion of the Adviser, offer improved growth possibilities because of rejuvenated management, product changes, or other developments that might stimulate earnings or asset growth, or in companies that seem undervalued relative to their underlying assets. The Portfolio does not intend to invest more than 5% of the value of its total assets in the securities of unseasoned companies, that is, companies (or their predecessors) with less than three years' continuous operation.

     The Small Cap Equity Portfolio may also invest a portion of its assets in smaller companies that have limited specialized-product lines, markets or financial resources, or are dependent upon one-person management. The securities of such smaller companies may have limited marketability, may be subject to more abrupt or erratic market movements than securities of larger companies or the market averages in general, and may involve greater risk than is customarily associated with more established companies. To qualify for investment by the Portfolio, however, a company will be expected to have, in the opinion of the Adviser, above-average possibilities for capital appreciation (when compared with the average appreciation of companies whose securities are included in the S&P 500).

     The Small Cap Equity Portfolio uses a research intensive approach and valuation techniques that emphasize earnings and asset growth. The Adviser selects stocks based on a number of factors, including historical and projected earnings, asset value, potential for price appreciation and earnings growth, and quality of products manufactured and/or services offered. Stocks purchased for the Portfolio may be listed on a national securities exchange or may be unlisted securities with or without an established over-the-counter market. The Portfolio may also invest in initial public offerings of new companies that demonstrate the potential for price appreciation. A convertible security may be purchased for the Portfolio when, in the Adviser's opinion, the price of the convertible security is favorable compared to the price of the common stock. In general, the Portfolio's stocks and other securities will be diversified over a number of industry groups in an effort to reduce the risks inherent in such investments.

     The Small Cap Equity Portfolio may indirectly invest in foreign securities through the purchase of such obligations as ADRs and EDRs but will not do so if, immediately after and as a result of the purchase, the value of ADRs and EDRs would exceed 25% of the Portfolio's total assets. For further information, see "Other Applicable Policies -- Foreign Securities" below, and the Statement of Additional Information under "Investment Objectives and Policies -- ADRs and EDRs." The Portfolio may also invest in securities issued by Canadian corporations and Canadian counterparts of U.S. corporations, which may or may not be listed on a national securities exchange or traded in over-the-counter markets.

     The Small Cap Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

THE INTERNATIONAL EQUITY PORTFOLIO

     The International Equity Portfolio's investment objective is to provide capital growth consistent with reasonable investment risk. The Portfolio seeks to achieve this objective by investing principally in foreign equity securities, most of which will be denominated in foreign currencies. During normal market conditions, the Portfolio will invest substantially all of its assets in securities of companies which derive more than 50% of their gross revenues from, or have more than 50% of their assets outside, the United States. Additionally, under normal market conditions, the Portfolio will invest in equity securities from at least three different countries (excluding the United States). However, the Portfolio may invest all its assets in a single country during temporary defensive periods.

     The International Equity Portfolio expects to invest at least half of its assets in securities of companies located either in developed countries in Western Europe or in Japan, although it may also purchase securities of companies located in other developed countries and developing countries. For further information, see "Risk Factors -- Risks Associated with Foreign Securities and Currencies" below.

     By investing in foreign securities, the International Equity Portfolio will attempt to take advantage of differences between economic trends and the performance of securities markets in various countries, regions and geographic areas. The Portfolio will achieve diversification by investing in securities from various countries and geographic areas that offer different investment opportunities and are affected by different economic trends. The multinational character of the Portfolio's investments should reduce the effect that events in any one country or geographic area will have on its investment holdings. Of course, negative movement by one of the Portfolio's investments in one foreign market may offset gains from the Portfolio's investments in another market.

     Equity securities in which the International Equity Portfolio may invest include common stock, preferred stock, rights, warrants and securities convertible into common stock. A convertible security may be purchased for the Portfolio when, in the Adviser's or Sub-Adviser's opinion, the price and yield of the convertible security is favorable compared to the price and yield of the common stock.

     During temporary defensive periods, when deemed necessary by the Adviser or Sub-Adviser, the International Equity Portfolio may invest up to 100% of its assets in U.S. Government obligations or debt obligations of companies incorporated and having their principal business activities in the United States. The Portfolio does not intend to invest in such securities for the purpose of meeting its investment objective.

     The International Equity Portfolio may also invest, without limitation, in foreign securities through the purchase of ADRs and EDRs. For further information, see "Risk Factors -- Risks Associated with Foreign Securities and Currencies" below and the Statement of Additional Information under "Investment Objectives and Policies -- ADRs and EDRs."

     The International Equity Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser or Sub-Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

     Although investing in any mutual fund has certain inherent risks, an investment in the International Equity Portfolio may have even greater risks than investments in most other types of mutual funds. The Portfolio is not a complete investment program, and it may not be appropriate for investors who cannot financially bear the loss of at least a significant portion of their investment. The Portfolio's net asset value per Share is subject to rapid and substantial changes because greater risk is assumed in seeking the Portfolio's objective. See "Risk Factors -- Risks Associated with Foreign Securities and Currencies" below.

THE BALANCED PORTFOLIO

     The Balanced Portfolio's investment objective is to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital. The Portfolio seeks to achieve its objective by using a disciplined approach of allocating assets primarily among three major asset groups, i.e. equity securities, fixed income securities and cash equivalents. In pursuing the Portfolio's investment objective, the Adviser allocates the Portfolio's assets based upon its evaluation of the relative attractiveness of the major asset groups. In an effort to better quantify the relative attractiveness of the major asset groups over a one- to three-year period of time, the Adviser has incorporated into its asset allocation decision-making process several dynamic computer models which it has created. The purpose of these models is to show the statistical impact of the Adviser's economic outlook upon the future returns of each asset group. The models are especially sensitive to the forecasts for inflation, interest rates and long-term corporate earnings growth. Investment returns are normally heavily impacted by such variables and their expected changes over time. Therefore, the Adviser's method attempts to take advantage of changing economic conditions by increasing or decreasing the ratio of stocks to bonds in the Portfolio. For example, if the Adviser expected more rapid economic growth leading to better corporate earnings, it would increase the Portfolio's holdings of equity securities and reduce its holdings of fixed income securities and cash equivalents.

     Under normal market conditions, the Balanced Portfolio's policy is generally to invest at least 25% of the value of its total assets in fixed income securities and no more than 75% in equity securities. The actual percentage of assets invested in equity securities, fixed income securities and cash equivalents will vary from time to time, depending on the judgment of the Adviser as to general market and economic conditions, trends and yields, interest rates and fiscal and monetary developments.

     The equity securities in which the Balanced Portfolio normally invests include common stock, preferred stock, rights, warrants and securities convertible into common or preferred stock. For further information regarding these instruments, see "The Equity Income Portfolio" and "The Growth & Income Equity Portfolio" above.

     The fixed income securities in which the Balanced Portfolio invests include U.S. Government securities or other fixed income and related debt securities rated in one of the four highest rating categories assigned by a Rating Agency at the time of purchase or in unrated investments deemed by the Adviser to be of comparable quality pursuant to guidelines approved by the Fund's Board of Directors. For further information regarding these instruments, see "The Government & Corporate Bond Portfolio" above.

     The Balanced Portfolio may purchase asset-backed securities. For further information regarding these instruments, see "Other Applicable
Policies -- Asset-Backed Securities" below.

     The Balanced Portfolio reserves the right to hold as a temporary defensive measure up to 100% of its total assets in cash and short-term obligations (having remaining maturities of 12 months or less) at such times and in such proportions as, in the opinion of the Adviser, prevailing market or economic conditions warrant. See "The Government & Corporate Bond Portfolio" above for a description of the types of short-term obligations in which the Portfolio may invest.

RISK FACTORS

     MARKET RISK. The Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity and International Equity Portfolios invest primarily, and the Balanced Portfolio invests to a significant degree, in equity securities. As with other mutual funds that invest primarily or to a significant degree in equity securities, these Portfolios are subject to market risks. That is, the possibility exists that common stocks will decline over short or even extended periods of time and both the U.S. and certain foreign equity markets tend to be cyclical, experiencing both periods when stock prices generally increase and periods when stock prices generally decrease.

     INTEREST RATE RISK. Generally, the market value of fixed income securities, including Municipal Obligations, held by the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond and Balanced Portfolios can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in a Portfolio's net asset value.

     RISKS ASSOCIATED WITH FOREIGN SECURITIES AND CURRENCIES. Investments in securities of foreign issuers, whether made directly or indirectly, carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

     There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. In the event of a default by the issuer of a foreign security, it may be more difficult to obtain or enforce a judgment against such issuer than it would be against a domestic issuer. In addition, foreign banks and foreign branches of U.S. banks are subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks.

     Certain of the risks associated with international investments are heightened with respect to investments in developing countries. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets. In addition, developing countries may have economies based on only a few industries and small securities markets with a low volume of trading. Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available to the International Equity Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

     Certain countries may also impose restrictions on the International Equity Portfolio's ability to repatriate investment income or capital. Even when there is no outright restriction on repatriation of investment income or capital, the mechanics of repatriation may affect certain aspects of the operations of the International Equity Portfolio.

     Governments of many developing countries exercise substantial influence over many aspects of the private sector. In some countries, the government may own or control many companies, including the largest company or companies. As such, government actions in the future could have a significant effect on economic conditions in these countries, affecting private sector companies, the International Equity Portfolio and the value of its portfolio securities.

     Since the International Equity Portfolio will invest substantially in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the International Equity Portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets and the regulatory control of the exchanges on which the currencies trade. These forces are themselves affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Costs are incurred in connection with conversions between various currencies.

     The expense ratio of the International Equity Portfolio can be expected to be higher than that of funds investing in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

     Interest and dividends payable on the International Equity Portfolio's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the net return to the Portfolio's shareholders. For further information, see "Taxes."

     In addition to the International Equity Portfolio, other Portfolios may be subject to certain of the risks described above in connection with investment in foreign securities.

     MUNICIPAL OBLIGATIONS. The ability of the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios (collectively, the "Tax-Exempt Portfolios") to achieve their respective investment objectives are dependent upon the ability of issuers of Municipal Obligations to meet their continuing obligations for the payment of principal and interest. There are additional risks associated with investment in the Missouri Tax-Exempt Bond Portfolio because it invests its assets predominantly in Missouri Municipal Obligations. Investors in the Missouri Tax-Exempt Bond Portfolio should be aware that certain provisions of, and amendments to, the Missouri Constitution limit tax increases which could result in certain adverse consequences affecting Missouri Municipal Obligations. Some of the significant financial considerations relating to the Missouri Tax-Exempt Bond Portfolio's investments in Missouri Municipal Obligations are summarized in the Statement of Additional Information.

     ADDITIONAL RISKS AND OTHER CONSIDERATIONS. Although the Tax-Exempt Money Market, Short-Intermediate Municipal and National Municipal Bond Portfolios may invest 25% or more of their respective net assets in (i) Municipal Obligations whose issuers are in the same state, (ii) Municipal Obligations the interest on which is paid solely from revenues of similar projects, and (iii) private activity bonds, no Portfolio presently intends to do so unless in the opinion of the Adviser the investment is warranted. Although the Missouri Tax-Exempt Bond Portfolio does not presently intend to do so on a regular basis, it may invest more than 25% of its assets in industrial development bonds issued before August 7, 1986, the interest on which is not treated as a specific tax preference item under the federal alternative minimum tax, and in Municipal Obligations, the

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

interest on which is paid solely from revenues of similar projects, if such investments are deemed necessary or appropriate by the Adviser. To the extent that a Portfolio's assets are invested in Municipal Obligations the issuers of which are in the same state or that are payable from the revenues of similar projects or in private activity bonds, a Portfolio will be subject to the peculiar risks presented by the laws and economic conditions relating to such projects and bonds to a greater extent that it would be if its assets were not so invested. See "Investment Objectives and Policies -- Municipal Obligations" in the Statement on Additional Information.

     Each of the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios is classified as non-diversified under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio. In addition, a non-diversified portfolio may be more susceptible to economic, political, and regulatory developments than a diversified investment portfolio with similar objectives. The value of a Portfolio's securities can be expected to vary inversely with changes in prevailing interest rates.

     Investors in the Missouri Tax-Exempt Bond Portfolio should consider the risk inherent in such Portfolio's concentrations in Missouri Municipal Obligations versus the safety that comes with a less geographically concentrated investment portfolio, and should compare the yields and tax-equivalent yields available on portfolios of Missouri Municipal Obligations with the yields and tax-equivalent yields of more diversified portfolios with securities of comparable quality, including non-Missouri securities, before making an investment decision.

     Municipal Obligations purchased by the Tax-Exempt Portfolios may be backed by letters of credit or guarantees issued by domestic or foreign banks and other financial institutions which are not subject to federal deposit insurance. Adverse developments affecting the banking industry generally or a particular bank or financial institution that has provided its credit or a guarantee with respect to a Municipal Obligation held by a Tax-Exempt Portfolio could have an adverse effect on the Portfolio's investment portfolio and the value of its shares. Foreign letters of credit and guarantees involve certain risks in addition to those of domestic obligations, including less stringent reserve requirements and different accounting, auditing and recordkeeping requirements.

     Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income tax (and, with respect to Missouri Municipal Obligations, to the exemption from Missouri income tax) are rendered by bond counsel to the respective issuers at the time of issuance, and opinions relating to the validity and the tax-exempt status of payments received by a Portfolio from tax-exempt derivative securities are rendered by counsel to the respective sponsors of such securities. The Tax-Exempt Portfolios and their Adviser will rely on such opinions and will not review independently the underlying proceedings relating to the issuance of Municipal Obligations, the creation of any tax-exempt derivative security, or the bases for such opinions.

OTHER APPLICABLE POLICIES

     The investment policies described in this Prospectus are among those which one or more of the Portfolios have the ability to utilize. Some of these policies may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular policy, method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

     U.S. GOVERNMENT OBLIGATIONS. Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns Shares of a Portfolio. Certain U.S. Government securities held by the Treasury Money Market, Money Market or Tax-Exempt Money Market Portfolios may have remaining maturities exceeding thirteen months if such securities provide for adjustments in their

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

interest rates no less frequently than every thirteen months. Examples of the types of U.S. Government obligations that may be held by the Portfolios, subject to their respective investment objectives and policies, include, in addition to U.S. Treasury bonds, notes and bills, the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, GNMA, FNMA, FHLMC, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Resolution Trust Corporation, and Maritime Administration. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. There is no assurance that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

     STRIPPED GOVERNMENT SECURITIES. To the extent consistent with their respective investment policies, each Portfolio may invest in bills, notes and bonds (including zero coupon bonds) issued by the U.S. Treasury. In addition, each Portfolio (except the Tax-Exempt Money Market, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and Equity Index Portfolios) may also invest in "stripped" U.S. Treasury obligations offered under the Separate Trading of Registered Interest and Principal Securities ("STRIPS") program or Coupon Under Bank-Entry Safekeeping ("CUBES") program or other stripped securities issued directly by agencies or instrumentalities of the U.S. Government (and, with respect to the Treasury Money Market Portfolio only, that are also guaranteed as to principal and interest by the U.S. Government). STRIPS and CUBES represent either future interest or principal payments and are direct obligations of the U.S. Government that clear through the Federal Reserve System. The Money Market, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Growth & Income Equity, Small Cap Equity and Balanced Portfolios may also purchase U.S. Treasury and agency securities that are stripped by brokerage firms and custodian banks and sold under proprietary names. These stripped securities are resold in custodial receipt programs with a number of different names (such as TIGRs and CATS) and are not considered U.S. Government securities for purposes of the 1940 Act.

     Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. The Adviser will consider the liquidity needs of a Portfolio when any investments in zero coupon obligations or other principal-only obligations are made.

     REPURCHASE AGREEMENTS. Under certain circumstances described above and subject to their respective investment policies, each Portfolio (except the National Municipal Bond Portfolio) may agree to purchase U.S. Government securities from financial institutions such as banks and broker-dealers, subject to the seller's agreement to repurchase them at a mutually agreed-upon date and price ("repurchase agreements"). A Portfolio will enter into repurchase agreements only with financial institutions such as banks and broker-dealers that the Adviser or Sub-Adviser believes to be creditworthy. During the term of any repurchase agreement, the Adviser or Sub-Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price (including accrued interest). Default by a seller could expose a Portfolio to possible loss because of adverse market action or possible delay in disposing of the underlying obligations. Because of the seller's repurchase obligations, the securities subject to repurchase agreements do not have maturity limitations. Although no Portfolio presently intends to enter into repurchase agreements providing for settlement in more than seven days, each Portfolio does have the authority to do so subject to its limitation on the purchase of illiquid securities described below. Repurchase agreements are

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

considered to be loans under the 1940 Act. The income on repurchase agreements is taxable. See "Taxes" below.

     REVERSE REPURCHASE AGREEMENTS. Subject to their investment policies, each Portfolio (except the Treasury Money Market Portfolio and the Tax-Exempt Portfolios) may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with their respective investment limitations below. Pursuant to such agreements, a Portfolio would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at an agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Portfolio may decline below the repurchase price which the Portfolio is obligated to pay. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the 1940 Act.

     SECURITIES LENDING. To increase return or offset expenses, each Portfolio (except the Treasury Money Market, Money Market, Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) may, from time to time, lend its portfolio securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank that has at least $1.5 billion in total assets, or any combination thereof. The collateral must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the lending Portfolio. By lending its securities, a Portfolio can increase its income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in short-term instruments or obtaining yield in the form of interest paid by the borrower when U.S. Government securities are used as collateral. In accordance with current SEC policies, each Portfolio is currently limiting its securities lending to 33 1/3% of the aggregate net assets of such Portfolio. Loans are subject to termination by a Portfolio or a borrower at any time.

     SECURITIES OF OTHER INVESTMENT COMPANIES. Under certain circumstances described above and subject to their respective investment policies and limitations, each Portfolio may invest in securities issued by other investment companies which determine their net asset value per Share based on the amortized cost or penny-rounding method and which invest in securities in which the Portfolio is permitted to invest. Each Portfolio may invest in securities of other investment companies within the limits prescribed by the 1940 Act, which include, subject to certain exceptions, a prohibition on a Portfolio investing more than 10% of the value of its total assets in such securities. Investments in other investment companies will cause a Portfolio (and, indirectly, the Portfolio's shareholders) to bear proportionately the cost incurred in connection with the operations of such other investment companies. In addition, investment companies in which a Portfolio may invest may impose a sales or distribution charge in connection with the purchase or redemption of their shares as well as other types of commissions or charges (no sales charge will be paid by the Missouri Tax-Exempt Bond Portfolios in connection with such investments). Such charges will be payable by a Portfolio and, therefore, will be borne indirectly by its shareholders. See the Statement of Additional Information under "Investment Objectives and Policies -- Securities of Other Investment Companies." The income on securities of other investment companies may be taxable to investors at the state or local level. See "Taxes" below.

     WHEN-ISSUED PURCHASES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS. Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell securities at a stated price and yield with settlement beyond the normal settlement date. Such transactions permit a Portfolio to lock-in a price or yield on a security, regardless of future changes in interest rates. Additionally, the Short-Intermediate Municipal and National Municipal Bond Portfolios may purchase or sell securities on a "delayed settlement" basis. This refers to a transaction in the secondary market that will settle some time in the future. When issued purchases, forward commitments and delayed settlement transactions involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the value of the security to be sold increases prior to the settlement date. Each Portfolio expects that these transactions will not exceed 25% of the value of its total assets (at the time of purchase) under normal market conditions. No Portfolio intends to engage in such transactions for speculative purposes but only for the purpose of acquiring portfolio securities.

     OPTIONS. Each of the Equity and Bond Portfolios (except the Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios) may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not exceeding 10% of its net assets. Such options may relate to particular securities or to various stock or bond indices. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the option writer. Such transactions will be entered into only as a hedge against fluctuations in the value of securities which a Portfolio holds or intends to purchase.

     These Portfolios may also write covered call options. A covered call option is an option to acquire a security that a Portfolio owns or has the right to acquire during the option period. Such options will be listed on a national securities exchange and issued by the Options Clearing Corporation.

     The International Equity Portfolio may write covered call options, buy put options, buy call options and write secured put options for hedging (or cross-hedging) purposes or for the purpose of earning additional income. Such options may relate to particular securities, foreign or domestic stock or bond indices, financial instruments or foreign currencies; may or may not be listed on a domestic or foreign securities exchange; and may or may not be issued by the Options Clearing Corporation. The International Equity Portfolio will invest and trade in unlisted over-the-counter options only with firms deemed creditworthy by the Adviser or Sub-Adviser. However, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members which fail to perform them in connection with the purchase or sale of options. The International Equity Portfolio will not purchase put and call options in an amount that exceeds 10% of its net assets at the time of purchase.

     The aggregate value of the securities subject to covered call options written by a Portfolio will not exceed 25% of the value of its net assets. In order to close out an option position, a Portfolio may enter into a "closing purchase transaction" -- the purchase of a covered call option on the same security with the same exercise price and expiration date as the option which the Portfolio previously wrote. By writing a covered call option, a Portfolio forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit and it is not able to sell the underlying security until the option expires, is exercised, or the Portfolio effects a closing purchase transaction by purchasing an option of the same series. The use of covered call options will not be a primary investment technique of any Portfolio. For additional information relating to option trading practices, including particular risks, see the Statement of Additional Information and Appendix B thereof.

     FOREIGN CURRENCY PUT OPTIONS. The International Equity Portfolio may purchase foreign currency put options on U.S. exchanges or U.S. over-the-counter markets. A put option gives the Portfolio, upon payment of a premium, the right to sell a currency at the exercise price until the expiration of the option and serves to insure against adverse currency price movements in the underlying portfolio assets denominated in that currency.

     UNLISTED CURRENCY OPTIONS. The International Equity Portfolio may purchase unlisted currency options. A number of major investment firms trade unlisted options which are more flexible than exchange listed options with respect to strike price and maturity date. These unlisted options generally are available on a wider range of currencies. Unlisted foreign currency options are generally less liquid than listed options and involve the credit risk associated with the individual issuer. They will be deemed to be illiquid for purposes of the limitation on investments in illiquid securities.

     WRITING FOREIGN CURRENCY CALL OPTIONS. A call option written by the International Equity Portfolio gives the purchaser, upon payment of a premium, the right to purchase from the International Equity Fund a currency at the exercise price until the expiration of the option.

     FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because the International Equity Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio may from time to time enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolio may enter into currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward currency contracts to purchase or sell foreign currencies.

     A forward foreign currency contract is an obligation by the International Equity Portfolio to purchase or sell a specific currency at a future date at a price set at the time of the contract. In this respect, forward currency contracts are similar to foreign currency futures contracts described below; however, unlike futures contracts, which are traded on recognized commodities exchanges, forward currency contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Also, forward currency contracts usually involve delivery of the currency involved instead of cash payment as in the case of futures contracts.

     The International Equity Portfolio may use forward foreign currency exchange contracts in order to protect against uncertainty in the level of future foreign exchange rates. The use of such forward contracts is limited to hedging against movements in the value of foreign currencies relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. The purpose of transaction hedging is to "lock in" the U.S. dollar equivalent price of such specific securities. Position hedging is the sale of foreign currency with respect to portfolio security positions denominated or quoted in that currency. The Portfolio will not speculate in foreign currency exchange transactions. Transaction and position hedging will not be limited to an overall percentage of the Portfolio's assets but will be employed as necessary to correspond to particular transactions or positions. The Portfolio may not hedge its currency positions to an extent greater than the aggregate market value (at the time of entering into the forward contract) of the securities held in its portfolio denominated in, quoted in, or currently convertible into that particular currency. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities decline, but forward foreign currency exchange contracts do allow the Portfolio to establish a rate of exchange for a future point in time.

     FUTURES CONTRACTS AND RELATED OPTIONS. The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth and Income Equity, Small Cap Equity and Balanced Portfolios may invest in futures contracts and options on futures contracts to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the SEC. The International Equity Portfolio may invest in interest rate futures contracts, options on futures contracts and other types of financial futures contracts (such as foreign currency contracts), as well as any index or foreign market futures which are available in recognized exchanges or in other established financial markets to the extent permitted by the CFTC and the SEC. Such transactions, including stock or bond index futures contracts, or options thereon, act as a hedge to protect a Portfolio from fluctuations in the value of its securities caused by anticipated changes in interest rate or market conditions without necessarily buying or selling the securities or, with respect to the Bond Index and Equity Index Portfolios, can be used to simulate full investment in the Lehman Aggregate or S&P 500 while retaining a cash balance for portfolio management purposes. Hedging is a specialized investment technique that entails skills different from other investment management. The Adviser (or Sub-Adviser) may also consider such transactions to be economically appropriate for the reduction of risk inherent in the ongoing management of a Portfolio. A stock or bond index futures contract is an agreement in which one party agrees to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the common stock or bonds included in the index) at the close of the last trading day of the contract and the price at which the agreement is originally made. No physical delivery of the underlying stock or bond in the index is contemplated. Similarly, it may be in the best interest of a Portfolio to purchase or sell interest rate futures contracts, or options thereon, which provide for the future delivery of specified fixed income securities.

     The purchase and sale of futures contracts or related options will not be a primary investment technique of any Portfolio. None of the Portfolios will purchase or sell futures contracts (or related options thereon) for hedging purposes if, immediately after purchase, the aggregate initial margin deposits and premiums paid by a Portfolio on its open futures and options positions exceeds 5% of the liquidation value of the Portfolio, after taking into account any unrealized profits and unrealized losses on any such futures or related options contracts into which it has entered. For a more detailed description of futures contracts and related options, see the Statement of Additional Information and Appendix B thereof.

     ASSET-BACKED SECURITIES. The U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond and Balanced Portfolios may purchase asset-backed securities (i.e., securities backed by mortgages, installment sale contracts, corporate receivables, credit card receivables or other assets) that are issued by entities such as GNMA, FNMA and FHLMC and private issuers such as commercial banks, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks, and investment banks. To the extent that a Portfolio invests in asset-backed securities issued by companies that are investment companies under the 1940 Act, such acquisitions will be subject to the percentage limitations prescribed by the 1940 Act. See "Other Applicable Policies -- Securities of Other Investment Companies" above.

     Presently there are several types of mortgage-backed securities, including guaranteed mortgage pass-through certificates, which provide the holder with a pro rata interest in the underlying mortgages, and CMOs, which provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be subject to greater volatility and interest-rate risk than other types of mortgage-backed securities. The average life of asset-backed securities varies with the underlying instruments or assets and market conditions, which in the case of mortgages have maximum maturities of forty years. The average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgages underlying the securities as the result of unscheduled principal payments and mortgage prepayments. The relationship between mortgage prepayment and interest rates may give some high-yielding mortgage-backed securities less potential for growth in value than conventional bonds with comparable maturities. In addition, in periods of falling interest rates, the rate of mortgage prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds by a Portfolio will generally be at lower rates than the rates that were carried by the obligations that have been prepaid. When interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an assetbacked security with prepayment features may not increase as much as that of other fixed-income securities. Because of these and other reasons, an asset-backed security's total return may be difficult to predict precisely.

     In general, the collateral supporting non-mortgage assetbacked securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Nonmortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities arising primarily from the nature of the underlying assets (i.e., credit card and automobile loan receivables as opposed to real estate mortgages). For example, credit card receivables are generally unsecured and the repossession of automobiles and other personal property upon the default of the debtor may be difficult or impracticable in some cases.

     TYPES OF MUNICIPAL OBLIGATIONS. The two principal classifications of Municipal Obligations that may be held by the Tax-Exempt Portfolios are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenues securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Revenue securities include private activity bonds which are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved. Municipal Obligations may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

     Municipal Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities. Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered Municipal Obligations. Interest on private activity bonds, although free of regular federal income tax, may be an item of tax preference for purposes of the federal alternative minimum tax.

     Each of the Tax-Exempt Portfolios may acquire zero coupon obligations, which may have greater price volatility than coupon obligations and which will not result in payment of interest until maturity. Also included within the general category of Municipal Obligations are participation certificates in leases, installment purchase contracts, or conditional sales contracts ("lease obligations") entered into by state or political subdivisions to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing and may not be as marketable as more conventional securities. To the extent these securities are illiquid, they are subject to each Portfolio's applicable limitation on illiquid securities described below.

     VARIABLE AND FLOATING RATE MUNICIPAL OBLIGATIONS. Municipal Obligations purchased by the Tax-Exempt Portfolios may include rated or unrated variable and floating rate instruments, including variable rate master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Unrated instruments purchased by a Portfolio will be determined by the Adviser to be of comparable quality at the time of purchase to rated instruments that may be purchased. The absence of an active secondary market for a particular variable or floating rate instrument, however, could make it difficult for a Portfolio to dispose of an instrument if the issuer were to default on its payment obligation. A Portfolio could, for these or other reasons, suffer a loss with respect to such instruments.

     STAND-BY COMMITMENTS. Each of the Tax-Exempt Portfolios may acquire "stand-by commitments" with respect to Municipal Obligations held by it. Under a stand-by commitment, a

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

dealer agrees to purchase, at a Portfolio's option, specified Municipal Obligations at a specified price. The Portfolios will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The Portfolios expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield otherwise available for the same securities). Stand-by commitments acquired by a Portfolio will be valued at zero in determining the Portfolio's net asset value.

     TAX-EXEMPT DERIVATIVES. Each of the Tax-Exempt Portfolios may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. The Adviser expects that less than 5% of each Tax-Exempt Portfolio's assets will be invested in such securities during the current year. See the Statement of Additional Information under "Investment Objectives and
Policies -- Tax-Exempt Derivatives."

     DEPOSITORY RECEIPTS. The Bond Index and Equity Index Portfolios may invest in receipts issued by banks or brokerage firms that are created by depositing securities listed in each Portfolio's respective index into a special account at a custodian bank. The custodian holds such securities for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. The Portfolios may invest in index-based depository receipts in lieu of investment in the actual securities that are listed in the respective indexes.

     THE INDEXING APPROACH. The Bond Index and Equity Index Portfolios seek to approximate the investment performance of their respective market segments, as represented by their respective indexes, i.e. the Lehman Aggregate in the case of the Bond Index Portfolio and the S&P 500 in the case of the Equity Index Portfolio. While there can be no guarantee that a Portfolio's investment results will precisely match the results of its corresponding index, the Adviser believes that, before deduction of operating expenses, there will be a very high correlation between the returns generated by the Portfolios and their respective indexes. Each Portfolio will attempt to achieve a correlation between its performance and its respective index of at least 0.95 before deduction of operating expenses. A correlation of 1.00 would indicate a perfect correlation, which would be achieved when a Portfolio's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in its respective index. Each Portfolio's ability to correlate its performance with its respective index, however, may be affected by, among other things, transaction costs, changes in securities markets, the manner in which S&P or Lehman Brothers, Inc. ("Lehman") calculate their respective indexes, and the timing of purchases and redemptions. The Adviser monitors the correlation of the performance of the Portfolios in relation to their indexes under the supervision of the Board of Directors. In the unlikely event that a high correlation is not achieved, the Board of Directors will take appropriate steps to correct the reason for the lower correlation.

     THE INCLUSION OF A SECURITY IN EITHER OF THE PORTFOLIOS' INDEXES IN NO WAY IMPLIES AN OPINION BY S&P OR LEHMAN AS TO ITS ATTRACTIVENESS AS AN INVESTMENT. S&P AND LEHMAN ARE NOT SPONSORS OF, OR IN ANY WAY AFFILIATED WITH, THE PORTFOLIOS.

     The Adviser believes that the indexing approach should involve less portfolio turnover, and thus lower brokerage costs, transfer taxes and operating expenses, than in more traditionally managed funds, although there is no assurance that this will be the case. Ordinarily, a Portfolio will buy or sell securities only to reflect changes in an index (including mergers or changes in the composition of an index) or to accommodate cash flows into and out of the Portfolio. The costs and other expenses incurred in securities transactions, apart from any difference between the investment results of a Portfolio and that of its respective index, may cause the return of a Portfolio to be lower than the return of its respective index. The Portfolios may invest in less than all of the securities included in their respective indexes, which may result in a return that does not correspond with that of the indexes, after taking expenses into account.

     ILLIQUID SECURITIES. A Portfolio will not invest more than 15% (10% for each of the Money Market Portfolios) of the value of its net assets in illiquid securities. Repurchase agreements that do not provide for settlement within seven days, time deposits maturing in more than seven days, and securities that are not registered under the Securities Act of 1933, as amended (the "1933 Act") but that may be purchased by institutional buyers pursuant to SEC Rule 144A are subject to the applicable limit (unless the Adviser or Sub-Adviser, pursuant to guidelines established by the Board of Directors, determines that a liquid market exists). The purchase of securities which can be sold under Rule 144A could have the effect of increasing the level of illiquidity in the Portfolios to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these restricted securities.

     PORTFOLIO TURNOVER AND TRANSACTIONS. Although the Equity and Bond Portfolios will not normally engage in short-term trading, each Portfolio (except the Bond Index and Equity Index Portfolios) reserves the right to do so if the Adviser (or Sub-Adviser) believes that selling a particular security is appropriate in light of the Portfolio's investment objective. Investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by the Portfolio involved and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains; distributions derived from such gains may be treated as ordinary income for federal income tax purposes. See "Taxes" in this Prospectus and the Statement of Additional Information.

     Although the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios cannot accurately predict their respective annual portfolio turnover rates, such rates are not expected to exceed 100%.

     All orders for transactions in securities or options on behalf of the Portfolios are placed by the Adviser (or Sub-Adviser) with broker-dealers that it selects. To the extent permitted by the 1940 Act and guidelines adopted by the Fund's Board of Directors, a Portfolio may utilize the Distributor or one or more of its affiliates as a broker in connection with the purchase or sale of securities when the Adviser believes the charge for the transaction does not exceed the usual and customary broker's commission.

INVESTMENT LIMITATIONS

     Except as otherwise noted, each Portfolio's investment policies discussed above are not fundamental and may be changed by the Fund's Board of Directors without shareholder approval. However, each Portfolio also has in place certain fundamental investment limitations, some of which are set forth below, which may be changed only by a vote of a majority of the outstanding Shares of a Portfolio. Other investment limitations that also cannot be changed without a vote of shareholders are contained in the Statement of Additional Information under "Investment Objectives and Policies."

THE TREASURY MONEY MARKET AND MONEY MARKET PORTFOLIOS

     A Portfolio may not:

          1. Make loans, except that a Portfolio may purchase or hold debt instruments in accordance with its investment objective and policies and may enter into repurchase agreements with respect to securities (together with any cash collateral) that are consistent with the Portfolio's permitted investments and that equal at all times at least 100% of the value of the repurchase price.

          2. Borrow money or issue senior securities, except that a Portfolio may borrow from banks and the Money Markert Portfolio may enter into reverse repurchase agreements, for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of a Portfolio's total assets at the time of such borrowing. A Portfolio will not purchase securities while its borrowings (including reverse repurchase agreements) are outstanding.

          3. With respect to the Treasury Money Market Portfolio, purchase securities other than obligations of the U.S. Government, its agencies and instrumentalities, some of which may be subject to repurchase agreements, except that the Portfolio may purchase securities of other investment companies that seek to maintain a constant net asset value per Share and that are permitted themselves only to invest in securities which may be acquired by the Portfolio.

          4. With respect to the Money Market Portfolio, purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, domestic bank certificates of deposit, bankers' acceptances and repurchase agreements secured by domestic bank instruments or obligations of the U.S. Government, its agencies or instrumentalities;
     (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

     In accordance with current regulations of the SEC, the Money Market Portfolio intends to limit investments in the securities of any single issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) to not more than 5% of the Portfolio's total assets at the time of purchase, provided that the Portfolio may invest up to 25% of its total assets in the securities of any one issuer for a period of up to three business days. This intention is not, however, a fundamental policy of the Money Market Portfolio. The Portfolio would have the ability to invest more than five percent of its assets in any one issuer in accordance with its fundamental policy only in the event that Rule 2a-7 of the 1940 Act is amended in the future.

THE U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, NATIONAL MUNICIPAL BOND, EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY, SMALL CAP EQUITY, INTERNATIONAL EQUITY AND BALANCED PORTFOLIOS

     A Portfolio may not:

          1. Purchase securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, immediately after and as a result of such investments, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the Portfolio's total assets may be invested without regard to such limitations.

          2. Purchase any securities which would cause 25% or more of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided however, that (a) with respect to each Portfolio except the Short-Intermediate Municipal and National Municipal Bond Portfolios, (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry); and (b) with respect to the Short-Intermediate Municipal and National Municipal Bond Portfolios, there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions.

          3. Borrow money or issue senior securities, except that each Portfolio may borrow from banks and each Portfolio other than the National Municipal Bond Portfolio may enter into reverse repurchase agreements for temporary defensive purposes in amounts not in excess of 10% of the Portfolio's total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the Portfolio's total assets at the time of such borrowing; or purchase securities while its borrowings exceed 5% of its total assets. A Portfolio's transactions in futures and related options (including the margin posted by a Portfolio in connection with such transactions), and securities held in escrow or separate accounts in connection with a Portfolio's investment practices described in this Prospectus or the Statement of Additional Information are not subject to this limitation.

          4. Make loans, except that (a) each Portfolio may purchase or hold debt instruments, lend portfolio securities and make other investments in accordance with its investment objective and policies, and (b) each Portfolio except the National Municipal Bond Portfolio may enter into repurchase agreements.

          5. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Portfolio's transactions in options, and futures contracts and related options, and (b) a Portfolio may obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities.

THE TAX-EXEMPT MONEY MARKET AND MISSOURI TAX-EXEMPT BOND PORTFOLIOS

     A Portfolio may not:

          1. Purchase securities of any one issuer if, immediately after and as a result of such purchase, more than 5% of the Portfolio's total assets would be invested in the securities of such issuer, except that (a) up to 50% of the Portfolio's total assets may be invested without regard to this 5% limitation provided that no more than 25% of the Portfolio's total assets are invested in the securities of any one issuer and (b) this 5% limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of this limitation, a security is considered to be issued by the governmental entity (or entities) whose assets and revenues back the security, or, with respect to an industrial development bond (in the case of the Tax-Exempt Money Market Portfolio) or a private activity bond (in the case of the Missouri Tax-Exempt Bond Portfolio) that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. In certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee, except that a guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the Portfolio's total assets.

          2. Borrow money or issue senior securities, except that each Portfolio may borrow from banks, and the Missouri Tax-Exempt Bond Portfolio may enter into reverse repurchase agreements, for temporary defensive purposes in amounts not in excess of 10% of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of its total assets at the time of such borrowing (including any reverse repurchase agreements); or purchase securities while borrowings exceed 5% of Tax-Exempt Money Market Portfolio's net assets or 5% of the Missouri Tax-Exempt Bond Portfolio's total assets. Securities held in escrow or separate accounts in connection with the Portfolios' investment practices described in this Prospectus or the Statement of Additional Information are not subject to this limitation.

THE MISSOURI TAX-EXEMPT BOND PORTFOLIO

     The Portfolio may not:

          1. Purchase any securities, except securities issued (as defined in Investment Limitation No. 1 above with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, which would cause 25% or more of the Portfolio's net assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry.

          2. Make loans except that the Portfolio may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies.

     In addition, under normal market conditions or when the Adviser deems that suitable tax-exempt obligations are available, at least 80% of the Tax-Exempt Money Market Portfolio's assets must be invested in obligations the interest on which is exempt from federal income tax and stand-by commitments with respect to such obligations.

     Notwithstanding the Investment Limitation in the preceding paragraph, the Tax-Exempt Money Market Portfolio may invest in securities of other investment companies that (a) invest in securities that are substantially similar to those the Portfolio may acquire, and (b) distribute income that is exempt from regular federal income tax.

     The following additional investment policies with respect to the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolio are not fundamental and may be changed by the Board of Directors without shareholder approval:

          The Portfolios may not purchase securities which are not readily marketable, enter into repurchase agreements providing for settlement in more than seven days after notice, or purchase other illiquid securities if, as a result of such purchase, illiquid securities would exceed 15% (10% with respect to the Tax-Exempt Money Market Portfolio) of the Portfolios' respective net assets.

     The Tax-Exempt Money Market Portfolio has an operating policy to comply with the requirements of Rule 2a-7 of the 1940 Act. To the extent that Rule 2a-7 is more restrictive than the Portfolio's fundamental limitations, the Portfolio will operate in accordance with Rule 2a-7.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the Portfolio's securities will not constitute a violation of such limitation.

                               PRICING OF SHARES

THE MONEY MARKET PORTFOLIOS

     The Money Market Portfolios' respective net asset values per Share are determined by the Administrator as of 12:00 noon (Eastern time) and as of the close of regular trading hours on the New York Stock Exchange (the "Exchange") (currently, 4:00 p.m. Eastern time) on each weekday, with the exception of those holidays on which the Exchange or the Federal Reserve Bank of St. Louis are closed (a "Business Day"). Currently one or both of these institutions are closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day (observed).

     Each Portfolio's assets are valued based upon the amortized cost method. Although each Portfolio seeks to maintain its net asset value per Share at $1.00, there can be no assurance that the net asset value per Share will not vary. See the Statement of Additional Information under "Net Asset Value" for further information.

THE EQUITY AND BOND PORTFOLIOS

     The Equity and Bond Portfolios' respective net asset values per Share are determined by the Administrator as of the close of regular trading hours on the Exchange on each Business Day (currently 4:00 p.m. Eastern time).

     Securities which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities traded on only over-the-counter markets are valued on the basis of market values when available. Securities for which there are no transactions are valued at the average of the current bid and asked prices. Other securities, including restricted and other securities for which market quotations are not readily available, and other assets are valued at fair value by the Adviser (or Sub-Adviser) under the supervision of the Board of Directors. Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method. For further information about valuation of investments, see "Net Asset Value" in the Statement of Additional Information.

OTHER INFORMATION

     The public offering price for each class of Shares of a Portfolio is based upon net asset value per Share plus, in the case of Investor A Shares of each Portfolio except the Money Market Portfolios, a front-end sales charge. A class will calculate its net asset value per Share by adding the value of a Portfolio's investments, cash and other assets attributable to the class, subtracting the Portfolio's liabilities attributable to that class, and then dividing the result by the total number of Shares in the class that are outstanding. Because the operating expenses of Investor B Shares are higher than those associated with the other classes of Shares, the net asset value per Share of Investor B Shares of a Portfolio which declares its net investment income quarterly will generally be lower than the net asset value per Share of Trust, Institutional or Investor A Shares of the same Portfolio.

                       HOW TO PURCHASE AND REDEEM SHARES

PURCHASE OF SHARES

     Trust Shares are sold to financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions (collectively "financial institutions"), acting on their own behalf or on behalf of their qualified fiduciary accounts, employee benefit, retirement plan, or other such qualified accounts. Trust Shares are sold to qualified purchasers without a sales charge imposed by the Fund or the Distributor. Generally, investors purchase Trust Shares through a financial institution, which is responsible for transmitting purchase orders directly to the Fund.

     Purchases may be effected on Business Days when the Adviser, Distributor and Mercantile (the Custodian) are open for business. The Fund reserves the right to reject any purchase order, including purchases made with foreign and third party drafts or checks.

     Financial institutions placing orders directly or on behalf of their customers should contact the Fund at 1-800-452-4015. Investors may also call the Fund for information on how to purchase Shares.

     All shareholders of record will receive confirmations of Share purchases, exchanges, and redemptions in the mail. If Shares are held in the name of banks or other financial institutions, such institution is responsible for transmitting purchase, exchange, and redemption orders to the Fund on a timely basis, recording all purchase, exchange, and redemption transactions, and providing regular account statements which confirm such transactions to beneficial owners. Payment for orders which are not received or accepted will be returned after prompt inquiry to the transmitting financial institution.

PURCHASE OF SHARES -- THE MONEY MARKET PORTFOLIOS

     A purchase order received and accepted by the Fund by 12:00 noon (Eastern time) on a Business Day is effected at the net asset value per Share next determined after receipt of the order in good form if the Fund's Custodian has received payment in federal funds by 4:00 p.m. (Eastern time) that day. If such funds are not available for investment by 4:00 p.m. (Eastern time), the order will be cancelled. Purchase orders received after 12:00 noon (Eastern time) will be placed the following business day.

PURCHASE OF SHARES -- THE EQUITY AND BOND PORTFOLIOS

     If purchase orders are received in good form and accepted by the Fund prior to 4:00 p.m. (Eastern time) on any Business Day, Trust Shares will be priced according to the net asset value per Share next determined on that day after receipt of the order. Immediately available funds must be received by the Custodian prior to 4:00 p.m. on the next Business Day following receipt of such order. If funds are not received by such date, the order will be cancelled, and notice thereof will be given to the financial institution placing the order.

EXCHANGES

     The exchange privilege enables shareholders to exchange Trust Shares of a Portfolio for Trust Shares of another Portfolio offered by the Fund. Exchanges for Trust Shares in another Portfolio are effected without payment of any exchange or sales charges. In addition, Trust Shares of a Portfolio may also be exchanged for Investor A Shares of the same Portfolio in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks. Such exchanges will also be effected without payment of any exchange or sales charges. The exchange privilege may be exercised only in those states where the class of shares of such other Portfolios may be legally sold.

     The Fund reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time upon 60 days' written notice to shareholders. An investor may telephone an exchange request by calling his or her financial institution, which is responsible for transmitting such request to the Distributor. See "Other Exchange or Redemption Information" below. An investor should consult the financial institution or the Distributor for further information regarding procedures for exchanging Shares.

REDEMPTION OF SHARES

     Redemption orders should be placed with or through the same financial institution that placed the original purchase order. Redemption orders are effected at a Portfolio's net asset value per Share next determined after receipt of the order by the Fund. The financial institution is responsible for transmitting redemption orders to the Fund on a timely basis. No charge for sending redemption payments electronically is currently imposed by the Fund, although a charge may be imposed in the future. The Fund reserves the right to send redemption proceeds electronically within seven days after receiving a redemption order if, in the judgment of the Adviser, an earlier payment could adversely affect a Portfolio.

     A written redemption request must be accompanied by any Share certificates which are properly endorsed for transfer. The Transfer Agent may require a signature guarantee by an eligible guarantor institution. For purposes of this policy, the term "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption check is payable to the shareholder(s) of record and (2) the redemption check is mailed to the shareholder(s) at the address of record or the proceeds are either mailed or sent electronically to a commercial bank account previously designated on the account application. An investor with questions or needing assistance should contact the financial institution servicing his or her account or the Distributor. Additional documentation may be required if the redemption is requested by a corporation, partnership, trust, fiduciary, executor, or administrator. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, investors are encouraged to follow the procedures described in "Other Exchange or Redemption Information" below.

     Neither the Fund nor its service providers will be liable for any loss, damage, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurance that instructions by telephone are genuine; if these procedures are not followed, the Fund or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. If Share certificates are outstanding with respect to an account, the telephone redemption and exchange privilege is not available.

     Proceeds from redemptions of Shares of the MONEY MARKET PORTFOLIOS with respect to redemption orders received by the Fund before 12:00 noon (Eastern time) on a Business Day normally are sent electronically the same day to the financial institution that placed the redemption order in good form. Proceeds for redemption orders that are received after 12:00 noon (Eastern time) or on a non-Business Day normally are wired to the financial institution on the next Business Day.

     Proceeds from redemptions of Shares of the EQUITY AND BOND PORTFOLIOS with respect to redemption orders received by the Fund before 4:00 p.m. (Eastern time) on a Business Day normally are sent electronically to the financial institution that placed the redemption order the next Business Day after the Distributor's receipt of the order in good form.

OTHER EXCHANGE OR REDEMPTION INFORMATION

     During periods of substantial economic or market change or activity, telephone redemptions or exchanges may be difficult to complete. In such event, Shares may be redeemed or exchanged by mailing the request directly to the financial institution through which the original Shares were purchased or directly to the Fund at P.O. Box 78069, St. Louis, Missouri 63178.

     At various times, the Fund may be requested to redeem Shares for which it has not yet received good payment. In such circumstances, the Fund may delay the forwarding of proceeds until payment has been collected for the purchase of such Shares which may take up to 15 days or more. To avoid delay in payment upon redemption shortly after purchasing Shares, investors should purchase Shares by certified or bank check or by electronic transfer. The Fund intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, the Fund may make payment wholly or partly in portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

     A shareholder may be required to redeem Shares in a Portfolio upon 60 days' written notice if the balance in the shareholder's account drops below $500. The Fund will not require a shareholder to redeem Portfolio Shares if the value of the shareholder's account drops below $500 due to fluctuations in net asset value. Share balances may also be redeemed pursuant to arrangements between financial institutions and their investors.

                            YIELDS AND TOTAL RETURNS

     Yield and total return quotations are computed separately for Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares of a Portfolio. TOTAL RETURN AND YIELD FIGURES WILL FLUCTUATE, ARE BASED ON HISTORICAL EARNINGS, AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The methods used to compute each Portfolio's yields and total returns are described below and in the Statement of Additional Information.

THE MONEY MARKET PORTFOLIOS

     From time to time, performance information such as total return, "yield" and "effective yield" for the Money Market Portfolios' Trust Shares may be quoted in advertisements or in communications to shareholders. The "yield" quoted in advertisements refers to the income generated by an investment in such Shares of a Portfolio over a specified period (such as a seven-day period) identified in connection with the particular yield quotation. This income is then "annualized." That is, the amount of income generated by the investment during that period is assumed to be generated for each such period over a 52-week or one-year period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in such Shares of a Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

     In addition, the Treasury Money Market Portfolio's "state tax-equivalent yield" may also be quoted. The "state tax-equivalent yield" shows the level of taxable yield needed to produce an after-tax yield that is equivalent to a particular state's tax-exempt yield achieved by the Portfolio. The "state tax-equivalent yield" refers to the portion of income that is derived from interest income on direct obligations of the U.S. Government, its agencies or instrumentalities that qualifies for exemption from state income tax. The yield calculation assumes that 100% of the interest income is exempt from state income tax. The "state tax-equivalent yield" is computed by dividing the tax-exempt portion of the Portfolio's yield by a denominator consisting of one minus a stated income tax rate.

     The Tax-Exempt Money Market Portfolio may also quote its "tax-equivalent yield" and "tax-equivalent effective yield", which demonstrate the level of taxable yield needed to produce an after-tax yield that is equivalent to the Portfolio's yield and effective yield. Each are calculated by increasing the Portfolio's yield and effective yield by the amount necessary to reflect the payment of federal (and/or state) tax at a stated tax rate. The "tax equivalent yield" and "tax-equivalent effective yield" will always be higher than the Portfolio's yield and effective yield, respectively. The Tax-Exempt Money Market Portfolio may also compute its "tax-equivalent yield" and "taxequivalent effective yield" with respect to certain states, which shows the level of taxable yield and effective yield, respectively, needed to produce an after-tax equivalent to the federal and state tax-exempt yield of the Portfolio's particular class of Shares, assuming payment of federal income tax and state personal income tax each at a stated rate and based upon a specified percentage of the Portfolio's income which is exempt from state income tax as well as federal income tax.

THE EQUITY AND BOND PORTFOLIOS

     From time to time, performance information such as total return and yield data for the Equity and Bond Portfolios' Trust Shares may be quoted in advertisements or in communications to shareholders. The yield is computed based on the net income of such Shares in the particular Portfolio during a 30-day (or one-month) period identified in connection with the particular yield quotation. More specifically, the yield is computed by dividing the Portfolio's net income per Share during a 30-day (or one-month) period by the net asset value per Share on the last day of the period and annualizing the result. The Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios' "tax equivalent" yields, which show the level of taxable yield needed to produce an after-tax equivalent to each Portfolio's tax-free yield may also be quoted from time to time. This is done by increasing a Portfolio's yield (calculated as above) by the amount necessary to reflect the payment of federal income tax at a stated tax rate. The Missouri Tax-Exempt Bond Portfolio may also compute its "Missouri tax-equivalent" yield which shows the level of taxable yield needed to produce an after-tax equivalent to the federal and Missouri tax-exempt yield of the Portfolio's Shares, assuming payment of federal income tax and Missouri income tax each at a stated rate.

     The Portfolios' total returns may be calculated on an average annual total return basis, and may also be calculated on an aggregate total return basis, for various periods. Average annual total returns with respect to Trust Shares reflect the average annual percentage change in value of an investment in such Shares of the particular Portfolio over the particular measuring period. Aggregate total returns reflect the cumulative percentage change in value over the measuring period. Both methods of calculating total returns assume that dividends and capital gain distributions made by a Portfolio during the period are reinvested in the Portfolio's Trust Shares. When considering average annual total return figures for periods longer than one year, it is important to note that a Portfolio's annual total return for any one year in the period might have been more or less than the average for the entire period.

INFORMATION APPLICABLE TO ALL PORTFOLIOS

     Performance data of the Portfolios' Trust Shares may be compared to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices and data such as that provided by Lehman Brothers, Inc., or any of its affiliates, Ibbotson Associates, Inc., Lipper Analytical Services, Inc., Mutual Fund Forecaster and IBC/Donoghue's MONEY FUND REPORT(R) published by IBC/Donoghue. References may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Institutional Investor, Pensions and Investments, U.S.A. Today, Fortune, CDA/Weisenberger, Morningstar, Inc. and publications of a local or regional nature. In addition to performance information, general information about the Portfolios that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

     Performance quotations of a class of Shares in a Portfolio represent that Portfolio's past performance and should not be considered as representative of future results. Any account fees charged by a bank or other financial institution (as described in "Management of The Fund -- Service Organizations" below) or other institutions will not be included in the calculations of a Portfolio's yields and total returns. Such fees, if any, will reduce the investor's net return on an investment in a Portfolio. Investors may call 1-800-452-4015 to obtain current yield and total return information.

                          DIVIDENDS AND DISTRIBUTIONS

THE TREASURY MONEY MARKET, MONEY MARKET, TAX-EXEMPT MONEY MARKET, U.S. GOVERNMENT SECURITIES, INTERMEDIATE CORPORATE BOND, BOND INDEX, GOVERNMENT & CORPORATE BOND, SHORT-INTERMEDIATE MUNICIPAL, MISSOURI TAX-EXEMPT BOND AND NATIONAL MUNICIPAL BOND PORTFOLIOS

     Dividends from net investment income of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios are declared daily and paid monthly not later than five Business Days after the end of each month. Trust Shares of the Treasury Money Market, Money Market and Tax-Exempt Money Market Portfolios earn dividends from the day the purchase order is received by the Transfer Agent through the day before the redemption order for such Shares is received. Trust Shares of the U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond and National Municipal Bond Portfolios earn dividends from the day after the purchase order is received by the Transfer Agent through the day the redemption order for such Shares is received. Dividends on each Share of such Portfolios are determined in the same manner and are paid in the same amounts irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares (other than the Tax-Exempt Portfolios which do not offer Institutional Shares) bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares (other than the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index and Short-Intermediate Municipal Portfolios which do not offer Investor B Shares) bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund -- Administrative Services Plan" and "Other Information Concerning the Fund and Its Shares" below.

THE EQUITY INCOME, EQUITY INDEX, GROWTH & INCOME EQUITY AND BALANCED PORTFOLIOS

     Net investment income for the Equity Income, Equity Index, Growth & Income Equity and Balanced Portfolios is declared and paid monthly as a dividend to shareholders of record. Dividends on each Share of each of these Portfolios are determined in the same manner and are paid in the same amount, irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares (other than the Equity Index Portfolio which does not offer Investor B Shares) bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain sub-transfer agency fees. See "Management of the Fund -- Administrative Services Plan" and "Other Information Concerning the Fund and Its Shares" below.

THE SMALL CAP EQUITY AND INTERNATIONAL EQUITY PORTFOLIOS

     Net investment income for the Small Cap Equity and International Equity Portfolios is declared and paid quarterly as a dividend to shareholders of record. Dividends on each Share of each of these Portfolios are determined in the same manner and are paid in the same amount, irrespective of class, except that a Portfolio's Trust Shares and Institutional Shares bear all expenses of the respective Administrative Services Plans adopted for such Shares and a Portfolio's Investor A Shares and Investor B Shares bear all expenses of the respective Distribution and Services Plans adopted for such Shares. In addition, a Portfolio's Institutional Shares bear the expense of certain subtransfer agency fees. See "Management of the Fund -Administrative Services Plan" and "Other Information Concerning the Fund and Its Shares" below.

OTHER DIVIDEND AND DISTRIBUTION INFORMATION

     The Money Market Portfolios do not expect to realize capital gains. Net realized capital gains of a Portfolio, if any, are distributed at least annually. All dividends and distributions paid on a Portfolio's Shares are automatically reinvested in additional Shares of the same class unless the investor has (i) otherwise indicated in the account application, or (ii) redeemed all the Shares held in a Portfolio, in which case a distribution will be paid in cash. Reinvested dividends and distributions will be taxed in the same manner as those paid in cash.

                                     TAXES

FEDERAL TAXES

     Each Portfolio of the Fund intends to qualify as a "regulated investment company" for the current taxable year. It is intended that each Portfolio will continue to so qualify as long as such qualification is in the best interests of shareholders. A regulated investment company is generally exempt from federal income tax on amounts distributed to shareholders.

     Qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), for a taxable year requires, among other things, that each Portfolio distribute to its shareholders an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its net exempt-interest income (if any). In general, a Portfolio's investment company taxable income will be its taxable income, including dividends, interest and short-term capital gains (the excess of net short-term capital gain over net long-term capital loss), subject to certain adjustments and excluding the excess of any net long-term capital gain over net short-term capital loss, if any, for such taxable year. The Treasury Money Market, Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios intend to distribute as dividends substantially all of their respective investment company taxable income and any net tax-exempt interest income each year. Such dividends will be taxable as ordinary income to a Portfolio's shareholders who are not currently exempt from federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to an IRA are deferred under the Code.) In the case of the Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, such dividends will qualify for the dividends received deduction for corporations to the extent of the total qualifying dividends received by the Portfolios from domestic corporations for the taxable year. Because all of the Treasury Money Market, Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index and Government & Corporate Bond Portfolios' net investment income is expected to be derived from earned interest, it is not expected that any distributions from such Portfolios will be eligible for the dividends received deduction.

     It is the policy of each Tax-Exempt Portfolio to distribute as dividends substantially all of its net tax-exempt interest income and any investment company taxable income each year. Dividends derived from interest on Municipal Obligations (known as exempt-interest dividends) may be treated by shareholders as items of interest excludable from their gross income under Section 103(a) of the Code, unless under the circumstances applicable to the particular shareholder the exclusion would be disallowed. See the Statement of Additional Information under "Additional Information Concerning Taxes." Distributions of net income may be taxable to investors under state or local law as dividend income even though a substantial portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income tax.

     If a Tax-Exempt Portfolio should hold certain private activity bonds issued after August 7, 1986, shareholders must include, as an item of tax preference, the portion of dividends paid by the

Portfolio that is attributable to interest on such bonds in their federal alternative minimum taxable income for purposes of determining liability (if any) for the 26-28% alternative minimum tax applicable to individuals and the 20% alternative minimum tax and the environmental tax applicable to corporations. Corporate shareholders also must take all exempt-interest dividends into account in determining certain adjustments for federal alternative minimum and environmental tax purposes. The environmental tax applicable to corporations is imposed at the rate of .12% on the excess of the corporation's modified federal alternative minimum taxable income over $2,000,000.

     Substantially all of each Portfolio's net realized long-term capital gains, if any, will be distributed at least annually to its shareholders. A Portfolio will generally have no tax liability with respect to such gains and the distributions will be taxable to shareholders who are not currently exempt from federal income taxes as long-term capital gains, regardless of how long the shareholders have held the Shares and whether such gains are received in cash or reinvested in additional Shares.

     To the extent dividends paid to shareholders of a Tax-Exempt Portfolio are derived from taxable income or from long-term or short-term capital gains, such dividends will be subject to federal income tax, whether such dividends are paid in the form of cash or additional Shares.

     An investor considering purchasing Shares of a Money Market Portfolio on or just before the record date of any capital gains distribution (or in the case of the Equity and Bond Portfolios, the record date of any dividend or capital gains distribution) should be aware that the amount of the forthcoming distribution, although in effect a return of capital, will be taxable.

     Dividends declared by a Portfolio in October, November, or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by the Fund on December 31 of such year, if such dividends are actually paid during January of the following year.

     Each Portfolio may be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or gross sale proceeds paid to shareholders who have failed to provide a correct tax identification number in the manner required, who are subject to withholding by the Internal Revenue Service for failure properly to include on their return payments of taxable interest or dividends, or who have failed to certify to the Portfolio that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

     A taxable gain or loss may be realized by an investor upon redemption, transfer or exchange of Shares of the Equity and Bond Portfolios, depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange. If an investor holds Shares for six months or less and during that time receives an exempt-interest dividend on those Shares, any loss realized on the sale or exchange of those Shares will be disallowed to the extent of the exempt-interest dividend.

     Certain interest income and dividends earned by the International Equity Portfolio from foreign securities is expected to be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of the Portfolio's total assets at the close of any taxable year consists of stock or securities of foreign corporations, the Portfolio may elect, for U.S. federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding taxes and other foreign income taxes, as paid by its shareholders. The Portfolio may make this election. As a consequence, the amount of these foreign taxes paid by the Portfolio will be included in its shareholders' taxable income pro rata (in addition to taxable distributions actually received by them), and each shareholder may elect either (a) to credit his proportionate amount of such taxes against his U.S. federal income tax liabilities (subject to certain limitations), or (b) if he itemizes his deductions, to deduct such proportionate amounts from his U.S. taxable income.

     MISSOURI TAX CONSIDERATIONS. For each year in which a Portfolio qualifies as a regulated investment company for federal income tax purposes, shareholders of such Portfolio who are Missouri resident individuals, trusts or estates resident in Missouri, or corporations subject to

Missouri taxing jurisdiction (collectively, "Missouri Taxpayers") will not be subject to Missouri income taxation on dividends distributed to them to the extent that such dividends (a) qualify as exempt-interest dividends of a regulated investment company under Code section 852(b)(5), (b) are the subject of the written notice to shareholders required by 12 C.S.R. section 10-2.155(2),
(c) are attributable to interest on (1) obligations issued by the State of Missouri or any of its political subdivisions or authorities, or (2) certain obligations of the United States, any territory or possession of the United States, or any authority, commission, or instrumentality of the United Sates, to the extent exempted from Missouri income tax under Federal Law, and (d) are properly reported on the Missouri income tax returns of the shareholder in the respective Portfolio. In connection with these exclusions from Missouri taxable income, the State also denies any deduction for interest on debt incurred to carry the obligations or securities and any expenses incurred in the production of the excluded interest or dividend income.

     To the extent possible, the Missouri Tax-Exempt Bond Portfolio intends to invest in obligations which will permit distributions attributable to interest to be excludable by Missouri Taxpayers. Despite this intention, Missouri Taxpayers generally will be subject to Missouri income tax on other types of distributions received from the Missouri Tax-Exempt Bond Portfolio, including distributions of interest on obligations of other issuers and all long-term and short-term capital gains.

     Except as noted above with respect to Missouri income taxation, distributions from a Portfolio may be taxable to shareholders under other state and local laws imposing taxes on or measured by net income, even though such distribution were derived, in whole or in part, from interest on obligations which, if realized directly by the shareholder, or by a shareholder of another type, would be nontaxable.

     The foregoing discussion of Missouri law does not apply to shareholders that are subject to the Missouri bank tax or other comparable forms of specialized Missouri taxation.

     All shareholders of the Portfolios should consult with their tax advisors with respect to the state and local tax consequences of the purchase, ownership, and disposition of Shares in the Portfolios, the receipt of distributions from the Portfolios, and the proper method in which to report Portfolio-related items on a shareholder's Missouri tax returns.

STATE AND LOCAL TAXES

     Shareholders should note that dividends paid by a Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations that, if realized directly, would be exempt from such income taxes.

     The Treasury Money Market Portfolio is structured to provide investors, to the extent permissible by federal and state law, with income that is exempt or excluded from taxation at the state and local level. Shareholders should note that many, but not all, states permit all or a portion of a regulated investment company's dividends which are derived from interest on U.S. Treasury obligations (and obligations of certain U.S. Government agencies)("Treasury Obligations") to be exempt or excluded from state and local taxation. In addition, only certain states allow dividends of a regulated investment company that are derived from dividends of other regulated investment companies investing directly in Treasury Obligations to be exempt or excluded from state and local taxation. Some states reduce a shareholder's allowable deductions by interest on debt incurred to carry obligations producing state tax-exempt interest and by other expenses related to such obligations. Income earned by the Portfolio from repurchase agreements generally is not exempt from state or local income tax. Shareholders should consult their own tax advisors about the status of distributions from the Treasury Money Market Portfolio under state and local law.

MISCELLANEOUS

     The foregoing summarizes some of the important federal and state tax considerations generally affecting the Portfolios and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Portfolios should consult their tax advisers with specific reference to their own tax situation. Shareholders will be advised at least annually as to the federal and, for the Treasury Money Market Portfolio, the state income tax consequences, and for the Missouri Tax-Exempt Bond Portfolio, the Missouri state income tax consequences, of distributions made each year.

                             MANAGEMENT OF THE FUND

     The Fund is managed under the direction of its Board of Directors. The Statement of Additional Information contains the names of and general background information concerning each director.

INVESTMENT ADVISER AND SUB-ADVISER

     Mississippi Valley Advisors Inc. ("MVA") serves as the investment adviser to each Portfolio. MVA's principal office is located at One Mercantile Center, Seventh & Washington Streets, St. Louis, Missouri 63101. MVA is a wholly-owned subsidiary of Mercantile. As of December 31, 1996, MVA had approximately $7.9 billion in assets under investment management, including the Funds' assets, which were approximately $2.5 billion.

     Subject to the general supervision of the Fund's Board of Directors and in accordance with the Fund's investment policies, MVA manages the Portfolios, makes investment decisions with respect to and places orders for all purchases and sales of the Portfolios' securities and other investments, and directs the maintenance of each Portfolio's records relating to such purchases and sales.

     For the services provided and expenses assumed pursuant to the investment advisory agreement, MVA is entitled to receive fees, computed daily and payable monthly, with respect to the Treasury Money Market and Money Market Portfolios, at the annual rates of .40% of the first $1.5 billion of each such Portfolio's average daily net assets, .35% of the next $1.0 billion of net assets and .25% of net assets in excess of $2.5 billion, and with respect to the Tax-Exempt
Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Equity Income, Equity Index, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios, at the annual rates of .40%, .45%, .55%, .30%, .45%, .55%, .45%, .55%, .75%,
 .30%, .55%, .75%, 1.00% and .75%, respectively, of the average daily net assets of each Portfolio, respectively. For the fiscal year ended November 30, 1996, MVA received advisory fees (net of waivers) at the effective annual rates of
 .35%, .35%, .35%, .45%, .45%, .00%, .45%, .00%, .55%, .75%, .75%, 1.00% and .75%
of the respective average daily net assets of the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Growth & Income Equity, Small Cap Equity, International Equity and Balanced Portfolios. The Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios had not commenced operations as of November 30, 1996.

     MVA may from time to time voluntarily reduce all or a portion of its advisory fee to increase the net income of one or more Portfolios available for distributions as dividends. The voluntary fee reduction will cause the return of any such Portfolio to be higher than it would otherwise be in the absence of such reduction.

     David A. Bethke, CFA, is the person primarily responsible for the day-to-day management of the U.S. Government Securities, Intermediate Corporate Bond and Government & Corporate Bond Portfolios and has managed each of these Portfolios since inception. Mr. Bethke, Senior Associate, joined MVA in 1987 and has seven years of prior investment experience.

     Peter Merzian, is the person primarily responsible for the day-to-day management of the Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond and Balanced Portfolios. Mr. Merzian, a Senior Associate of MVA, has been with MVA since 1993 and prior thereto was employed as a portfolio manager of another financial institution. Mr. Merzian has served as portfolio manager of the Short-Intermediate Municipal and National Municipal Bond Portfolios since their respective dates of inception and of the Balanced Portfolio since May 1996. Mr. Merzian has served as portfolio manager of the Missouri Tax-Exempt Bond Portfolio (including the Predecessor Missouri Tax-Exempt Bond Portfolio) since 1993.

     Gregory A. Glidden is the person primarily responsible for the day-to-day management of the Equity Income Portfolio. Mr. Glidden, Senior Associate, has been with MVA since 1983. For the past 13 years, he has served as a stock analyst and has managed several of Mercantile's common funds. Mr. Glidden has managed the Equity Income Portfolio since its inception.

     Timothy S. Engelbrecht, is the person primarily responsible for the day-to-day management of the Growth & Income Equity Portfolio. Mr. Engelbrecht, a Senior Associate, has been employed by MVA for the past sixteen years and has had portfolio management and other responsibilities for MVA for the past fifteen years. Mr. Engelbrecht has managed the Growth & Income Equity Portfolio since May 1996.

     Robert J. Anthony is the person primarily responsible for the day-to-day management of the Small Cap Equity Portfolio. Mr. Anthony, Senior Associate, has been with MVA for 21 years and has managed the Small Cap Equity Portfolio since its inception.

     MVA has entered into a sub-advisory agreement with Clay Finlay Inc. Pursuant to the terms of such sub-investment advisory agreement, Clay Finlay has been retained by MVA to manage the investment and reinvestment of the assets of the International Equity Portfolio and to provide analytical and investment research services to it, subject to the supervision of MVA and to the direction and control of the Fund's Board of Directors.

     Under this arrangement, Clay Finlay is responsible for the day-to-day management of the International Equity Portfolio's assets. MVA reviews investment performance policies and guidelines, maintains certain books and records, is responsible for selecting and monitoring the performance of Clay Finlay, and for reporting the activities of Clay Finlay in managing the Portfolio to the Fund's Board of Directors.

     Clay Finlay is registered as an investment adviser with the SEC and is a wholly-owned subsidiary of United Asset Management Corporation, a financial services holding company. Clay Finlay's principal office is located at 200 Park Avenue, 56th Floor, New York, New York 10166. Clay Finlay, founded in 1982, has extensive experience in international investments and as of December 31, 1996 had approximately $6.5 billion in assets under management.

     Frances Dakers is the person primarily responsible for the day-to-day management of the International Equity Portfolio's investments. Ms. Dakers, a Principal and Senior Portfolio Manager of Clay Finlay, has been associated with Clay Finlay since January, 1982 and has managed the International Equity Portfolio since its inception.

     For the services provided and expenses assumed pursuant to its sub-advisory agreement with MVA, Clay Finlay receives from MVA a fee, computed daily and payable monthly, at the annual rate of .75% of the first $50 million of the International Equity Portfolio's average daily net assets, plus .50% of the next $50 million of average daily net assets, plus .25% of average daily net assets in excess of $100 million. Prior to August 29, 1996, Clay Finlay received from MVA a fee, computed daily and paid monthly, at the annual rate of .75% of the International Equity Portfolio's average daily net assets. For the fiscal year ended November 30, 1996, Clay Finlay received sub-advisory fees at the effective annual rate of .75% of the International Equity Portfolio's average daily net assets. Clay Finlay bears all expenses incurred by it in connection with its services under the sub-advisory agreement.

ADMINISTRATOR

     BISYS Fund Services Ohio, Inc. located at 3435 Stelzer Road, Columbus, Ohio 43219, acts as the Portfolios' Administrator.

     The Administrator generally assists in all aspects of each Portfolio's administration and operation and also monitors and performs other services pertaining to the Fund's arrangements under the Administrative Services Plan described below. For its services, the Administrator is entitled to receive a fee, computed daily and payable monthly, at the annual rate of .20% (.10% for the Tax-Exempt Money Market Portfolio) of each Portfolio's average daily net assets. For the fiscal year ended November 30, 1996, the Administrator received administration fees (net of waivers) at the effective annual rate of .10% (.05% with respect to the National Municipal Bond Portfolio) of the average daily net assets of each Portfolio other than the Intermediate Corporate Bond, Bond Index, Equity Income and Equity Index Portfolios which had not commenced operations as of November 30, 1996. From time to time, the Administrator may voluntarily waive all or a portion of the administration fees otherwise payable by a Portfolio in order to increase the net income available for distribution to shareholders.

DISTRIBUTOR

     Trust Shares in each Portfolio are sold continuously by the Distributor, BISYS Fund Services, an affiliate of the Administrator. The Distributor is a registered broker-dealer with principal offices at 3435 Stelzer Road, Columbus, Ohio 43219.

ADMINISTRATIVE SERVICES PLAN

     The Fund has adopted an Administrative Services Plan with respect to the Trust Shares of the Portfolios. Pursuant to the Administrative Services Plan, Trust Shares are sold to banks and other financial institutions (which may include Mercantile or its affiliated or correspondent banks) acting on behalf of their qualified accounts (such financial institutions collectively, the "Service Organizations") which agree to provide certain shareholder administrative services for their clients or account holders (collectively, the "customers") who are the beneficial owners of such Shares. The holders of Trust Shares bear their pro rata portion of the fees which may be paid to Service Organizations for such services at an annual rate of up to .25%, for the Money Market Portfolios, and up to .30%, for the Equity and Bond Portfolios, respectively, of the average daily net assets of a Portfolio's Trust Shares owned beneficially by a Service Organization's customers.

SERVICE ORGANIZATIONS

     The servicing agreements adopted under the Administrative Services Plan (the "Servicing Agreements") require the Service Organizations receiving such compensation (which may include Mercantile and its affiliates) to perform certain services, including providing administrative services with respect to the beneficial owners of Trust Shares of a Portfolio, such as establishing and maintaining accounts and records for their customers who invest in such Shares, assisting customers in processing purchase, exchange and redemption requests, and responding to customer inquiries concerning their investments.

     Under the Servicing Agreements and upon notice to the Fund, a Service Organization may subcontract with one or more entities for the performance of certain services provided under its Servicing Agreements with the Fund. Such Service Organization shall be as fully responsible to the Fund for the acts or omissions of any sub-contractor as it would be for its own acts or omissions. The fees payable to any sub-contractor are paid by the Service Organization out of the fees it receives from the Fund.

     The Fund understands that Service Organizations providing such administrative services may also charge fees to their customers beneficially owning such Shares. These fees would be in addition to any amounts which may be received by such Service Organization under its Servicing Agreement with the Fund. The Fund's Servicing Agreements require a Service Organization to disclose to its customers any compensation payable to the Service Organization by a Portfolio and any other compensation payable by its customers in connection with their investment in such Shares. Customers of such Service Organizations receiving servicing fees should read this Prospectus in light of the terms governing their accounts with their Service Organization.

CUSTODIAN, SUB-CUSTODIAN AND TRANSFER AGENT

     Mercantile Bank National Association, an affiliate of the Fund and a wholly-owned subsidiary of Mercantile Bancorporation, Inc., with principal offices located at One Mercantile Center, 8th and Locust Streets, St. Louis, Missouri 63101, serves as Custodian of each Portfolio's assets. In addition, Bankers Trust Company of New York, with principal offices at 16 Wall Street, New York, New York 10005, serves as Sub-Custodian for the International Equity Portfolio. BISYS Fund Services Ohio, Inc. also serves as the Fund's transfer agent and dividend disbursing agent. Its address is 3435 Stelzer Road, Columbus, Ohio 43219.

REGULATORY MATTERS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, or controlling the Shares of a registered, open-end investment company continuously engaged in the issuance of its Shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as Shares of the Portfolios. Such banking laws and regulations do not prohibit such a holding company or affiliate, or banks, from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing Shares of such a company as agent for and upon the order of customers. Mercantile, MVA, Service Organizations that are banks or bank affiliates, and broker-dealers that are bank affiliates are subject to such laws and regulations, but believe they may perform the services for the Portfolios contemplated by their respective agreements, this Prospectus and the Statement of Additional Information without violating applicable banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretation of federal laws expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial, or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Portfolios and the shareholders, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is not expected that investors would suffer any adverse financial consequences as a result of any of these occurrences.

     If current restrictions preventing a bank from legally sponsoring, organizing, controlling, or distributing Shares of an investment company were relaxed, Mercantile, or an affiliate of Mercantile, would consider the possibility of offering to perform additional services for the Portfolios. It is not possible, of course, to predict whether or in what form such legislation might be enacted or the terms upon which Mercantile, or such an affiliate, might offer to provide such services.

     Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Servicing Agreement by the Portfolios to a financial intermediary in connection with the investment of fiduciary funds in a Portfolio's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Servicing Agreements.

EXPENSES

     Except as noted above and in the Statement of Additional Information under "Investment Advisory and Administrative Contracts" and "Custodian and Transfer Agent," the Fund's service contractors bear all expenses in connection with the performance of their services, except that the Distributor is compensated pursuant to the Distribution and Services Plans (as described below under "Other Information Concerning the Fund and Its Shares"). Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to the Adviser and Administrator, transfer agency fees, fees and expenses of officers and directors who are not affiliated with the Adviser or the Distributor, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying a Portfolio and its Shares for distribution under federal and state securities laws, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and directors and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by the Adviser, Distributor or Administrator under their respective agreements with the Fund. The Fund also pays for brokerage fees, commissions and other transaction charges, if any, in connection with the purchase and sale of portfolio securities. Any general expenses of the Fund that are not readily identifiable as belonging to a particular Portfolio will be allocated among all Portfolios by or under the direction of the Board of Directors in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of Shares within a Portfolio will be borne solely by such class. See "Certain Financial Information" and "Management of the Fund" above for additional information regarding expenses of each Portfolio.

                          OTHER INFORMATION CONCERNING
                            THE FUND AND ITS SHARES

DESCRIPTION OF SHARES

     The Fund was organized as a Maryland corporation on September 9, 1982 and is a mutual fund of the type known as an "open-end management investment company". The Fund's principal office is located at 3435 Stelzer Road, Columbus, Ohio 43219.

     The Fund's Charter authorizes the Board of Directors to issue up to seven billion full and fractional shares of common stock, and to classify and reclassify any unauthorized and unissued shares into one or more classes of shares. The Board of Directors may similarly classify or reclassify any class of shares into one or more series.

     Pursuant to such authority, the Board of Directors has authorized the issuance of the following series of shares representing interests in the Portfolios, each of which (except the Tax-Exempt Money Market and Missouri Tax-Exempt Bond Portfolios) is classified as a diversified company under the 1940 Act: 1 billion Trust Shares, 300 million Institutional Shares and 100 million Investor A Shares, representing interests in the Treasury Money Market Portfolio; 1.8 billion Trust Shares, 300 million Institutional Shares, 550 million Investor A Shares and 50 million Investor B Shares, representing interests in the Money Market Portfolio; 300 million Trust Shares and 50 million Investor A Shares, representing interests in the Tax-Exempt Money Market Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the U.S. Government Securities Portfolio; 50 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares, representing interests in the Intermediate Corporate Bond Portfolio; 25 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Bond Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Government & Corporate Bond Portfolio; 25 million Trust Shares and 25 million Investor A Shares, representing interests in the Short-Intermediate Municipal Portfolio; 25 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares, representing interests in the Missouri Tax-Exempt Bond Portfolio; 50 million Trust Shares, 25 million Investor A Shares and 25 million Investor B Shares representing interests in the National Municipal Bond Portfolio; 50 million Trust Shares, 25 million Institutional Shares, 25 million Investor A Shares and 25 million Investor B Shares representing interests in the Equity Income Portfolio; 25 million Trust Shares, 25 million Institutional Shares and 25 million Investor A Shares representing interests in the Equity Index Portfolio; 50 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Growth & Income Equity Portfolio; 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares and 50 million Investor B Shares, representing interests in the Small Cap Equity Portfolio; 10 million Trust Shares, 10 million Institutional Shares, 10 million Investor A Shares and 50 million Investor B Shares, representing interests in the International Equity Portfolio; and 15 million Trust Shares, 20 million Institutional Shares, 5 million Investor A Shares and 50 million Investor B Shares, representing interests in the Balanced Portfolio. Institutional, Investor A and/or Investor B Shares of the Portfolios are described in separate prospectuses which are available from the Distributor at the telephone number on the cover of this Prospectus. Shares in the Fund's Portfolios will be issued without Share certificates.

     The Trust Shares of the Portfolios are described in this Prospectus. The Portfolios also offer Investor A Shares and, in addition, each Portfolio except the Tax-Exempt Portfolios offers Institutional Shares and each Portfolio except the Treasury Money Market, Tax-Exempt Money Market, Intermediate Corporate Bond, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios offers Investor B Shares. Institutional Shares, which are offered to financial institutions acting on behalf of accounts for which they do not exercise investment discretion, are sold without a sales charge. Investor A Shares (other than Investor A Shares of the Money Market Portfolios which are sold without a sales charge) are sold with a maximum 4.5% (2.5% with respect to the U.S. Government Securities, Bond Index, Short-Intermediate Municipal and Equity Index Portfolios) front-end sales charge, and Investor B Shares are sold with a maximum 5.0% contingent deferred sales charge. Investor A Shares and Investor B Shares are sold through selected broker/dealers and other financial intermediaries to individual or institutional customers. Trust Shares, Institutional Shares, Investor A Shares and/or Investor B Shares bear their pro rata portion of all operating expenses paid by a Portfolio, except that Trust Shares and Institutional Shares bear all payments under the Portfolio's respective Administrative Services Plans adopted for such Shares and Investor A Shares and Investor B Shares bear all payments under the Portfolio's respective Distribution and Services Plans adopted for such Shares. In addition, Institutional Shares of a Portfolio bear the expense of certain sub-transfer agency fees.

     Payments under the Administrative Services Plans for Institutional Shares are made to Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Institutional Shares. Payments under the Administrative Services Plans may not exceed .25% (on an annual basis) of the average daily net asset value of outstanding Institutional Shares of the Money Market Portfolios or .30% (on an annual basis) of the average daily net asset value of outstanding Institutional Shares of the Equity and Bond Portfolios.

     Payments under the Distribution and Services Plans for Investor A Shares and Investor B Shares are made to (i) the Distributor or another person for providing distribution assistance and assuming certain related expenses, and
(ii) Service Organizations for administrative services provided to the Service Organizations' clients or account holders who are the beneficial owners of Investor A Shares or Investor B Shares. Payments under the Distribution and Services Plan for Investor A Shares may not exceed .25% (on an annual basis) of the average daily net asset value of outstanding Investor A Shares of the Money Market Portfolios or .30% (on an annual basis) of the average daily net asset value of Investor A Shares of the Equity and Bond Portfolios. Payments under the Distribution and Services Plan for Investor B Shares may not exceed 1.00% (on an annual basis) of the average daily net asset value of outstanding Investor B Shares of a Portfolio. Distribution payments made under the Distribution and Services Plans are subject to the requirements of Rule 12b-1 under the 1940 Act.

     The Fund offers various services and privileges in connection with Investor A Shares and Investor B Shares of a Portfolio that are not offered in connection with the Portfolio's Trust or Institutional Shares, including an automatic investment program and an automatic withdrawal plan. Each class of shares also offers different exchange privileges. Investor B Shares convert automatically into Investor A Shares eight years after the beginning of the calendar month in which the Shares were purchased.

     Shareholders are entitled to one vote for each full Share held and proportionate fractional votes for fractional Shares held. Shares of all Portfolios will vote together and not by class unless otherwise required by law or permitted by the Board of Directors. All shareholders of a particular Portfolio will vote together as a single class on matters relating to the Portfolio's investment advisory (or sub-advisory) agreement and investment objective and fundamental policies. Only holders of Trust Shares, however, will vote on matters relating to the Administrative Services Plan for Trust Shares and only holders of Institutional Shares will vote on matters pertaining to the Administrative Services Plan for Institutional Shares. Similarly, only holders of Investor A Shares will vote on matters pertaining to the Distribution and Services Plan for Investor A Shares and only holders of Investor B Shares will vote on matters pertaining to the Distribution and Services Plan for Investor B Shares.

     The Fund is not required, and currently does not intend, to hold annual meetings except as required by the 1940 Act or other applicable law. Upon the written request of the holders of 10% or more of the outstanding Shares, the Fund will call a special meeting to vote on the question of removal of a director.

     Shares of the Portfolios have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding Shares (irrespective of Portfolio or class) may elect all of the Directors. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in this Prospectus, Shares will be fully paid and nonassessable.

MISCELLANEOUS

     As used in this Prospectus, a "vote of a majority of the outstanding Shares" of a Portfolio means, with respect to the approval of an investment advisory or sub-advisory agreement or a change in an investment objective or fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of such Portfolio (irrespective of class), or
(b) 67% or more of the Shares of such Portfolio (irrespective of class) present at a meeting if more than 50% of the outstanding Shares of such Portfolio are represented at the meeting in person or by proxy.

     As of January 1, 1997, Mercantile and its affiliates possessed, of record on behalf of their underlying customer accounts, voting or investment power with respect to more than 25% of the Fund's outstanding Shares. Therefore, Mercantile may be deemed to be a controlling person of the Fund within the meaning of the 1940 Act.

     Inquiries regarding the Portfolios may be directed to the Fund at 1-800-452-4015.
             ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE PORTFOLIOS' STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PORTFOLIOS, THE FUND, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE PORTFOLIOS, THE FUND OR THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

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